Prospectus supplement to prospectus dated February 24, 2000



                                  $173,476,000

                      ACCREDITED MORTGAGE LOAN TRUST 2000-1
                        ASSET-BACKED NOTES, SERIES 2000-1

                        $53,047,000 7.94% CLASS A-1 NOTES
                   $120,429,000 VARIABLE-RATE CLASS A-2 NOTES
                        ACCREDITED-Registered Trademark-
                                  HOME LENDERS
                          ACCREDITED HOME LENDERS, INC.
                           SPONSOR AND MASTER SERVICER

                           -------------------------

YOU SHOULD READ THE SECTION ENTITLED "RISK FACTORS" STARTING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT AND ON PAGE 15 OF THE ACCOMPANYING PROSPECTUS AND CONSIDER THESE FACTORS BEFORE MAKING A DECISION TO INVEST IN THE NOTES.

The notes represent non recourse obligations of the trust only and are not interests in or obligations of any other person.

Neither the notes nor the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.


THE TRUST FUND --

- The trust fund consists primarily of two groups of residential mortgage loans. One group contains first or second lien fixed-rate mortgage loans, and the other group contains first lien adjustable-rate mortgage loans.

THE NOTES --

- Each class of notes will be backed primarily by a pledge of one of the two groups of mortgage loans.

CREDIT ENHANCEMENT --

- The notes will be unconditionally and irrevocably guaranteed as to the timely payment of interest and as to specified payments of principal pursuant to the terms of a note insurance policy to be issued by

                              [LOGO] FSA

- Some of the mortgage loans will be covered by a primary mortgage insurance policy.

-        The notes will be cross-collateralized to a limited extent.

- Excess interest will be used to create, increase and maintain a required level of over-collateralization for each class of notes.

===================================================================================================================================
                       ORIGINAL NOTE          INTEREST       PRICE TO THE    UNDERWRITING    PROCEEDS TO THE      FINAL STATED
            CLASS      PRINCIPAL BALANCE      RATE (1)       PUBLIC (2)      DISCOUNT        SPONSOR (3)          MATURITY DAT
-----------------------------------------------------------------------------------------------------------------------------------
     A-1 .............     $53,047,000          7.94%         99.984375%       0.35%          $52,853,047         February 25, 2030
 ----------------------------------------------------------------------------------------------------------------------------------
     A-2 .............    $120,429,000      Libor + 0.32%       100%           0.35%         $120,007,499         February 25, 2030
 ----------------------------------------------------------------------------------------------------------------------------------
    Total ............    $173,476,000                                       $607,166        $172,860,545
 ==================================================================================================================================

 (1) The interest rate on the Class A-2 Notes is subject to an available funds cap. The interest rates on the Class A-1 Notes and the Class A-2 Notes will increase after the clean-up call date for that class of notes.

 (2) Plus in the case of the Class A-1 Notes, interest accrued from February 1, 2000.

 (3) The proceeds to the sponsor were calculated without taking into account the expenses of this offering, which are estimated to be approximately $435,000.00.

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.
                                   ----------
                                 LEHMAN BROTHERS

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS FEBRUARY 24, 2000.

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

         We provide information to you about the notes in two separate documents that provide progressively more detail:

         - the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and

         - this prospectus supplement, which describes the specific terms of your series of notes.

         If the accompanying prospectus contemplates multiple options, you should rely on the information in this prospectus supplement as to the applicable option.

         We cannot sell the notes to you unless you have received both this prospectus supplement and the accompanying prospectus.

         Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

         We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The following table of contents provides the pages on which these captions are located.

                                TABLE OF CONTENTS

Summary.............................................S-1
Risk Factors........................................S-6
Transaction Overview...............................S-10
   Formation of the Trust and Issuance of the
      Trust Certificates...........................S-10
   Sale and Servicing of the Mortgage Loans........S-10
   Issuance of the Notes...........................S-10
   Issuance of the Note Insurance Policy...........S-11
The Mortgage Loans.................................S-11
   General.........................................S-11
   The Primary Mortgage Insurance Policy...........S-12
   The Fixed-Rate Group............................S-13
   The Adjustable-Rate Group.......................S-21
   Conveyance of Subsequent Mortgage Loans.........S-32
The Sponsor and the Master Servicer................S-33
   General.........................................S-33
   Underwriting....................................S-34
   Delinquency and Loan Loss Experience............S-37
The Subservicer and the Backup Servicer............S-37
   The Subservicer.................................S-38
   The Backup Servicer.............................S-38
The Owner Trustee..................................S-39
The Indenture Trustee..............................S-39
Description of the Notes and the Trust
   Certificates....................................S-39
   Book-Entry Notes................................S-40
   Assignment and Pledge of Initial Mortgage
      Loans........................................S-40
   Assignment and Pledge of Subsequent
      Mortgage Loans...............................S-41
   Delivery of Mortgage Loan Documents.............S-41
   Representations and Warranties of the Sponsor...S-43
   Payments on the Mortgage Loans..................S-44
   Capitalized Interest Accounts...................S-46
   Payments of Interest............................S-46
   Calculation of LIBOR............................S-47
   Payments of Principal...........................S-47
   Flow of Funds...................................S-48
   Over-collateralization Provisions...............S-49
   Cross-collateralization Provisions..............S-49
   The Note Insurance Policy.......................S-50
   Events of Default...............................S-50
   Reports to Noteholders..........................S-51
   Mandatory Prepayment on the Notes...............S-52
   Optional Clean-up Call on the Notes.............S-52
   Amendment.......................................S-52
   Termination.....................................S-53
Servicing of the Mortgage Loans....................S-53
   Servicing Fees and Other Compensation and
      Payment of Expenses..........................S-53
   Delinquency Advances, Servicing Advances
      and Compensating Interest....................S-53
   Soldiers' and Sailors' Civil Relief Act of
      1940 Interest Shortfalls.....................S-54
   Optional Purchase of Delinquent Mortgage
      Loans........................................S-55
   Servicer Reports................................S-55
   Collection and Other Servicing Procedures.......S-56
   Removal and Resignation of the Master
      Servicer.....................................S-56
   Controlling Party Rights of the Note Insurer....S-57
The Note Insurance Policy..........................S-58
The Note Insurer...................................S-61
   The Note Insurer................................S-61
   Reinsurance.....................................S-61
   Ratings.........................................S-62
   Capitalization..................................S-62
   Incorporation of Certain Documents by
      Reference....................................S-63
   Insurance Regulation............................S-63
Prepayment and Yield Consequences..................S-64
   Final Payment Dates.............................S-65
   Modeling Assumptions............................S-65
Material Federal Income Tax Consequences...........S-70
   Treatment of the Notes..........................S-70
ERISA Consequences.................................S-72
Legal Investment...................................S-73
Plan of Distribution...............................S-73
Incorporation of Information by Reference..........S-74
Additional Information.............................S-74
Experts............................................S-75
Legal Matters......................................S-75
Ratings............................................S-75
Glossary...........................................S-76
Annex I............................................S-84
Index to Financial Statements.......................A-1
Report of Independent Auditors......................A-2
Balance Sheet.......................................A-3
Notes to Balance Sheet..............................A-4

                                     SUMMARY

         THIS SECTION GIVES A BRIEF SUMMARY OF THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT. THE SUMMARY DOES NOT INCLUDE ALL OF THE IMPORTANT INFORMATION ABOUT THE NOTES. WE ENCOURAGE YOU TO REVIEW CAREFULLY THE MORE DETAILED INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND IN THE ATTACHED PROSPECTUS.

  CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT ARE DEFINED UNDER THE CAPTION "GLOSSARY."

ISSUER.................................Accredited Mortgage Loan Trust  2000-1.

SPONSOR AND MASTER SERVICER............Accredited Home Lenders, Inc.

INDENTURE TRUSTEE......................Norwest Bank Minnesota,  National
                                       Association.

OWNER TRUSTEE..........................Wilmington Trust Company.

SUBSERVICER AND BACKUP SERVICER........Advanta Mortgage Corp. USA.

NOTE INSURER...........................Financial Security Assurance Inc.

PRIMARY MORTGAGE INSURANCE
PROVIDER...............................Mortgage Guaranty Insurance Corporation.

CUT-OFF DATE...........................Close of business on January 31, 2000.

CLOSING DATE...........................On or about February 29, 2000.

PAYMENT DATES..........................The 25th day of each month, or if such day is not a business day, on the next
                                       business day, beginning on March 27,
                                       2000.

RECORD DATES...........................The record date for the Class A-1 Notes will be the last business day of the
                                       month before the applicable payment date
                                       occurs, or, in the case of the March 27,
                                       2000 payment date, the closing date. The
                                       record date for the Class A-2 Notes will
                                       be the business day immediately before
                                       each payment date.

THE NOTES..............................Class A-1 Notes and Class A-2 Notes. The
                                       Class A-1 Notes will be secured by the
                                       mortgage loans in the fixed-rate group.
                                       The Class A-2 Notes will be secured by
                                       the mortgage loans in the
                                       adjustable-rate group. Each group will
                                       constitute a separate sub-trust of the
                                       trust.

TRUST CERTIFICATES.....................The trust will also issue a class of trust certificates representing the
                                       entire beneficial ownership interest in
                                       the trust. The trust certificates are
                                       not offered by this prospectus
                                       supplement.

PAYMENTS OF INTEREST...................On each payment date, each class of notes is entitled to receive:

                                       -    CURRENT INTEREST. The amount of
                                            interest that accrued during the
                                            related accrual period for that
                                            class on the

                                      S-1


                                            outstanding principal  balance of
                                            that class, at  the note rate for
                                            that class, reduced by the amounts
                                            described under "Description of the
                                            Notes and the Trust Certificates"
                                            in this prospectus supplement, and

                                       -    UNPAID INTEREST SHORTFALLS. Any
                                            interest that was due on a prior
                                            payment date that was not paid,
                                            together with interest on that
                                            previously unpaid amount.

                                       ACCRUAL PERIOD. The accrual period for
                                       the Class A-1 Notes is the calendar
                                       month preceding the payment date. The
                                       accrual period for the Class A-2 Notes
                                       is the period from and including the
                                       prior payment date (or, in the case of
                                       the March 27, 2000 payment date, from
                                       the closing date) to but excluding the
                                       current payment date.

                                       Interest will accrue on the Class A-1
                                       Notes on the basis of a 360-day year
                                       consisting of twelve 30-day months.
                                       Interest will accrue on the Class A-2
                                       Notes on the basis of a 360-day year and the actual number of days elapsed in the accrual period.

PAYMENTS OF PRINCIPAL..................On each payment date, each class of notes is entitled to receive
                                       distributions of principal. The amount
                                       of principal payable with respect to
                                       each class of notes will be paid in
                                       accordance with the priority of
                                       distributions described in this
                                       prospectus supplement and will generally
                                       consist of the following amounts:

                                       -   scheduled payments of principal due
                                           from the second day of the prior
                                           month to and including the first day
                                           of the current month, known as the
                                           DUE PERIOD,

                                       -   prepayments in fullreceived from the
                                           sixteenth day of the prior month to
                                           and including the fifteenth day of
                                           the current month, known as the
                                           PREPAYMENT PERIOD,

                                       -   partial prepayments and other
                                           unscheduled payments of principal on
                                           the mortgage loans received during
                                           the prior calendar month,

                                       plus, any accelerated principal
                                       payments, funded from excess interest,
                                       which will be paid to the extent needed
                                       to reach and maintain the required level of over-collateralization.

                                       Shortfalls in collections on the
                                       mortgage loans and failure of the note
                                       insurer to perform its obligations under the note insurance policy may result in your receiving less than what is owed to you.

                                       WE REFER YOU TO "DESCRIPTION OF THE
                                       NOTES AND THE TRUST CERTIFICATES --
                                       PAYMENTS OF PRINCIPAL" IN THIS
                                       PROSPECTUS

                                      S-2

                                       SUPPLEMENT FOR MORE INFORMATION REGARDING
                                       THE AMOUNT OF PRINCIPAL THE NOTES ARE
                                       ENTITLED TO RECEIVE ON EACH PAYMENT DATE.

CREDIT ENHANCEMENT.....................The credit enhancement provided for the benefit of the holders of the notes
                                       consists solely of:

                                       -    over-collateralization,

                                       -    cross-collateralization,

                                       -    a reserve account,

                                       -    the primary mortgage insurance
                                            policy, and

                                       -    the note insurance policy.

                                       The note insurance policy will guaranty
                                       to the holders of the notes:

                                       -    payment of current interest due on
                                            each payment date,

                                       -    payment of an amount equal to the
                                            excess of the principal balance of
                                            all of the notes over the principal
                                            balance of all of the mortgage loans
                                            plus the amounts on deposit in the
                                            pre-funding accounts. This amount
                                            will be paid as principal, pro rata
                                            to each class of notes, based upon
                                            the relative level of
                                            under-collateralization of each
                                            class, and

                                       -    payment of the outstanding principal
                                            balance of the  notes on
                                            February 25, 2030.

                                        The note insurance policy does not cover
                                        Class A-2 Available Funds Cap
                                        Carry-Forward Amounts.

THE MORTGAGE LOANS.....................The mortgage loans will be secured by first or second mortgages or deeds of
                                       trust on residential properties. The
                                       mortgage loans will be segregated into
                                       two sub-trusts, or groups: a group of
                                       fixed-rate mortgage loans and a group of adjustable-rate mortgage loans. The mortgage loans will consist of loans used to purchase a new home, to refinance an existing mortgage loan, to consolidate debt, and/or to obtain cash proceeds by borrowing against the mortgagor's equity in the property. The trust will purchase the initial mortgage loans on the closing date and the subsequent mortgage loans during the pre-funding period.

                                       The group of fixed-rate initial mortgage loans consists of 521 mortgage loans with an aggregate Cut-off Date Principal Balance of $40,197,785.31 and the group of adjustable-rate initial mortgage loans consists of 784 mortgage loans with an aggregate Cut-off Date Principal Balance of
                                       $90,937,472.89.

PRE-FUNDING ACCOUNTS AND THE
CAPITALIZED INTEREST ACCOUNTS..........The aggregate principal balance of the mortgage loans in each group purchased
                                       by the trust on the closing date will be less than the principal balance of the related notes on the closing date. The amount of the difference, plus the amount of any initial over-collateralization, will be taken from the proceeds of the sale of the notes, placed in a pre-funding account for each group and used for the purchase of subsequent mortgage loans by the trust after the closing date.

                                       On the closing date, the sponsor will
                                       deposit cash in a capitalized interest
                                       account for each group which will be
                                       used to cover shortfalls in interest on
                                       the related class of notes attributable
                                       to the pre-funding feature.

MANDATORY PREPAYMENT OF PRINCIPAL
     FROM MONIES IN THE
     PRE-FUNDING ACCOUNTS..............To the extent the trust does not fully use amounts in either pre-funding
                                       account to purchase subsequent
                                       mortgage loans for the related group
                                       by March 31, 2000, the trust will
                                       apply the remaining amounts as a
                                       prepayment of principal on the related
                                       notes on the April 25, 2000 payment
                                       date. Although no assurance is
                                       possible, the trust anticipates that a
                                       substantial amount of the money
                                       initially deposited in the pre-funding
                                       accounts will be used to purchase
                                       subsequent mortgage loans with respect
                                       to the related group, and that there
                                       will be no material amount of
                                       principal prepaid on the notes from
                                       amounts in either pre-funding account.

SERVICING..............................The subservicer will agree to perform certain of the servicing obligations of
                                       the master servicer under the
                                       transaction documents, but this will not relieve the master servicer of its servicing obligations. The master servicer cannot terminate the subservicer without the consent of the note insurer.

ADVANCING..............................The master servicer will be required to advance amounts representing delinquent
                                       payments of scheduled principal and
                                       interest, as well as expenses to
                                       preserve and to protect the value of
                                       collateral, in each case to the extent
                                       considered recoverable. The backup
                                       servicer will be obligated to make these advances in the event that the master servicer does not do so. Reimbursement of these advances is senior to payments to noteholders.

OPTIONAL TERMINATION BY
     THE SPONSOR.......................The sponsor may, at its option, terminate the sub-trust with respect to
                                       the fixed-rate mortgage loans on any
                                       payment date when the outstanding
                                       principal balance of the Class A-1 Notes is equal to or less than 10% of the original principal balance of the Class A-1 Notes. Similarly, the sponsor may, at its option, terminate the sub-trust with respect to the adjustable-rate mortgage loans on any payment date when the outstanding principal balance of the Class A-2 Notes is equal to or less than 10% of the original principal balance of the Class A-2 Notes. In addition, the sponsor has the option to terminate the entire trust on any payment date when the aggregate outstanding principal balance of the notes is equal to or less than 10% of the original aggregate principal balance of the notes.

ERISA CONSEQUENCES.....................Subject to the conditions and considerations described in this
                                       prospectus supplement and in the
                                       accompanying prospectus, the notes may
                                       be purchased by pension, profit-sharing
                                       and other employee benefit plans, as
                                       well as individual retirement accounts
                                       and Keogh plans, and by persons
                                       investing on behalf of or with plan
                                       assets of such plans.

FEDERAL INCOME TAX STATUS..............It is the opinion of Brown & Wood LLP, special federal tax counsel to the trust and counsel to the underwriter, that for federal income tax purposes:

                                       -   the notes will be characterized as
                                           indebtedness, and

                                       -   the trust will not be characterized
                                           as an association, or a publicly
                                           traded partnership, taxable as a
                                           corporation or a taxable mortgage
                                           pool.

                                       Each noteholder, by the acceptance of
                                       a note, will agree to treat the notes
                                       as indebtedness.

LEGAL INVESTMENT.......................The Class A-1 Notes will not be
                                       "mortgage related securities" under the
                                       Secondary Mortgage Market Enhancement
                                       Act of 1984. As of the end of the
                                       pre-funding period, the Class A-2 Notes
                                       will be "mortgage related securities"
                                       under the Secondary Mortgage Market
                                       Enhancement Act of 1984.


RATINGS................................In order to be issued, the notes must be rated "AAA" by Standard & Poor's Rating
                                       Services, a division of The McGraw-Hill
                                       Companies, Inc. and "Aaa" by Moody's
                                       Investors Service taking into account
                                       the note insurance policy issued with
                                       respect to the notes. These ratings may
                                       be lowered, qualified or withdrawn by
                                       the rating agencies.

                                  RISK FACTORS

     AN INVESTMENT IN THE NOTES INVOLVES SIGNIFICANT RISKS. BEFORE YOU DECIDE TO INVEST IN THE NOTES, WE RECOMMEND THAT YOU CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THE RISK FACTORS DISCUSSED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 12 OF THE PROSPECTUS.

CERTAIN FEATURES OF THE MORTGAGE LOANS MAY RESULT IN LOSSES OR CASH FLOW SHORTFALLS

     There are a number of features of the mortgage loans that create additional risk of loss, including the following:

     - THE BORROWERS HAVE LESS THAN PERFECT CREDIT AND MAY BE MORE LIKELY TO DEFAULT. The sponsor's underwriting standards are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower's credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the sponsor from making a loan but may reduce the size and the loan-to-value ratio of the loan the sponsor will make. As a result of these less restrictive standards, the trust may experience higher rates of delinquencies, defaults and, if the note insurer fails to perform its obligations under the note insurance policy, losses than if the mortgage loans were underwritten in a more traditional manner.

     -  NEWLY ORIGINATED MORTGAGE LOANS MAY BE MORE LIKELY TO DEFAULT WHICH
          MAY CAUSE LOSSES. Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans will have been originated within 12 months prior to the sale to the trust. As a result, the trust may experience higher rates of default and, if the note insurer fails to perform its obligations under the note insurance policy, losses than if the mortgage loans had been outstanding for a longer period of time.

     - BALLOON LOANS MAY HAVE HIGHER RATES OF DEFAULT WHICH MAY CAUSE LOSSES. Based on the aggregate Cut-off Date Principal Balance of the initial mortgage loans, approximately 21.71% of the mortgage loans in the fixed-rate group are balloon loans and approximately 0.13% of the mortgage loans in the adjustable-rate group are balloon loans. A balloon loan has monthly payments that will not fully pay off the loan balance by the maturity date. As a result, the borrower usually will have to refinance the balloon loan, in order to pay the amount due. If the borrower is unable to repay the unpaid principal amount of a balloon loan on its maturity date, the master servicer will not be obligated to advance that amount. Instead, the master servicer will be obligated to advance an amount equal to the assumed monthly payment that would have been due on the balloon loans based upon the original amortization schedule for those loans. If the borrower is unable to repay the loan balance by its maturity date or refinance the balloon loan, you will suffer a loss if the collateral for such loan is insufficient, the other forms of credit enhancement are insufficient to cover such loss and the note insurer fails to perform its obligations under the note insurance policy. Neither the master servicer nor the sponsor will be obligated to refinance a balloon loan. SEE "RISK FACTORS-- 'BALLOON' LOANS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES" IN THE PROSPECTUS.

     -  DEFAULTS ON SECOND LIEN MORTGAGE LOANS MAY RESULT IN MORE SEVERE
          LOSSES. Based on the aggregate Cut-off Date Principal Balance of the initial mortgage loans, approximately 6.18% of the initial mortgage loans in the fixed-rate group and none of the mortgage loans in the adjustable-rate group are secured by second liens on the related property. If a borrower on a mortgage loan secured by a second lien defaults, the trust's rights to proceeds on liquidation of the related property are subordinate to the rights of the holder of the first lien on the related property. There may not be enough proceeds to pay both the first lien and the second lien, and, if the note insurer fails to performs its obligations under the note insurance policy, the trust would suffer a loss. SEE "RISK FACTORS -- JUNIOR LIENS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES" IN THE PROSPECTUS.

     - THE CONCENTRATION OF MORTGAGE LOANS IN SPECIFIC GEOGRAPHIC AREAS MAY INCREASE THE RISK OF LOSS. Economic conditions in the states where borrowers reside may affect the delinquency, loss and foreclosure experience of the trust with respect to the mortgage loans. Based on the aggregate Cut-off Date Principal Balance of the mortgage loans, approximately 21.58%, 9.25%, and 7.11% of the mortgage loans in the fixed-rate group are secured by properties in California, Ohio and Florida, respectively, and approximately 32.80%, 9.81%, 5.32% and 5.32% of the mortgage loans in the adjustable-rate group are secured by properties in California, Ohio, Colorado and Indiana, respectively. These states may suffer economic problems or reductions in market values for residential properties that are not experienced in other states. Because of the concentration of mortgage loans in these states, if the note insurer fails to perform its obligations under the note insurance policy, those types of problems may have a greater effect on the notes than if borrowers and properties were more spread out in different geographic areas.

YOUR YIELD TO MATURITY MAY BE REDUCED BY PREPAYMENTS AND DEFAULTS

     The pre-tax yield to maturity on your investment is uncertain and will depend on a number of factors, including the following:

     - PREPAYMENTS ON FIXED-RATE MORTGAGE LOANS. The mortgage loans allow the borrowers to prepay the loans in full or in part at any time. However, substantially all of the mortgage loans have prepayment fee clauses pursuant to which prepayment fees are chargeable on certain prepayments occurring during the first one to five years after origination, generally if the amount prepaid in any twelve-month period exceeds 20% of the original principal balance of the mortgage loan. These fees may discourage borrowers from prepaying their mortgage loans during the prepayment fee period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

          The rate of prepayments on fixed-rate mortgage loans is sensitive to prevailing interest rates. If prevailing interest rates fall significantly below the mortgage interest rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the mortgage interest rates on the mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates on the mortgage loans, the rate of prepayments is likely to decrease. The weighted average lives of the Class A-1 Notes and, if purchased at other than par, the yields realized by owners of the Class A-1 Notes, will be sensitive to rates of payment of principal on the mortgage loans. The yield on a Class A-1 Note that is purchased at a premium from its outstanding principal amount may be adversely affected by higher than anticipated levels of prepayments on the mortgage loans. Conversely, the yield on a Class A-1 Note that is purchased at a discount from its outstanding principal amount may be adversely affected by lower than anticipated levels of prepayments on the mortgage loans.

     - PREPAYMENTS ON ADJUSTABLE-RATE MORTGAGE LOANS. The mortgage loans in the adjustable-rate group are all adjustable-rate mortgage loans which have fixed-rates of interest for the first two years ("2/28 loans") or three years ("3/27 loans") after origination and then convert to adjustable rates. This type of adjustable-rate mortgage loan is commonly referred to as a hybrid mortgage loan. Substantially all of the adjustable-rate mortgage loans also have prepayment fees as described above for the fixed-rate mortgage loans. The prepayment experience on the adjustable-rate loans may differ from the prepayment experience on fixed-rate mortgage loans due to provisions which provide for conversion to an adjustable mortgage interest rate, periodic coupon reset caps and a maximum mortgage interest rate. In particular, hybrid mortgage loans may be subject to higher prepayment rates as they approach the date they are scheduled to convert to an adjustable-rate mortgage loan. As a hybrid mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance that loan to avoid an increase in the loan rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the mortgage interest rate before adjustment.

     - INADEQUATE AMOUNT OF SUBSEQUENT MORTGAGE LOANS WILL AFFECT TIMING AND RATE OF RETURN ON YOUR INVESTMENT. If the amount of subsequent mortgage loans purchased for a group is less than the amount in the related pre-funded account, you will receive a prepayment of principal on the April 25, 2000 payment date if you own notes related to that group. The types of mortgage loans that can be purchased as subsequent mortgage loans for each group are similar to the initial mortgage loans for each group and the designation of any subsequent mortgage loan to a loan group will be made by the sponsor so that the statistical characteristics of each group as shown in this prospectus supplement will not be materially changed by the addition of subsequent mortgage loans.

     - YOU MAY BE UNABLE TO REINVEST DISTRIBUTIONS IN COMPARABLE INVESTMENTS. Asset-backed securities, like the notes, usually produce more returns of principal to investors when market interest rates fall below the mortgage interest rates on the mortgage loans and produce less returns of principal when market interest rates rise above the mortgage interest rates on the mortgage loans. If borrowers refinance their mortgage loans as a result of lower interest rates, you will receive an unanticipated payment of principal. As a result, you are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes, and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. You will bear the risk that the timing and amount of distributions on your notes will prevent you from attaining your desired yield.

     -  LIMITATIONS ON NOTE RATES WILL AFFECT YOUR YIELD TO MATURITY. The
          Class A-2 Notes have a note rate which is based on one-month London interbank offered rates of major banks or "LIBOR" and is subject to a rate cap. The mortgage loans in the adjustable-rate group have mortgage interest rates based on six-month LIBOR, subject to initial fixed-rate periods of two years or three years. Since the base index for the mortgage interest rate on the adjustable-rate mortgage loans differs from the base index for the note rate on the Class A-2 Notes, the weighted average mortgage interest rate on the adjustable-rate mortgage loans could be less than the note rate, in which case the note rate would be capped based on that lower rate. This cap would reduce the amount of interest you, as an investor in this class of notes, will receive. Any shortfall in interest on the Class A-2 Notes due to this cap is not covered by the note insurance policy, but will be paid out of amounts, if any, which otherwise would be paid to the holders of the trust certificates. However, if the full amount of such shortfall is not paid, such unpaid amounts will be carried forward to subsequent payment dates.

THE TRUST ASSETS ARE THE ONLY SOURCE OF PAYMENTS ON THE NOTES

     All distributions on the notes will be made from payments by borrowers under the mortgage loans or payments under the note insurance policy or, in the case of certain mortgage loans, the primary mortgage insurance policy. The trust has no other assets to make distributions on the notes. Certain of the mortgage loans are not insured or guaranteed by any person, and the remainder of the mortgage loans are not insured or guaranteed other than by the primary mortgage insurance policy which covers losses up to specified levels on those mortgage loans. The trust is the only person that is obligated to make distributions on the notes. The notes are not insured by any governmental agency.

BANKRUPTCY OF THE MASTER SERVICER, THE BACKUP SERVICER OR THE SUBSERVICER MAY AFFECT PAYMENTS ON THE NOTES AND SERVICING OF THE MORTGAGE LOANS

     In the event of a bankruptcy or insolvency of Accredited Home Lenders, Inc., as master servicer, or of Advanta Mortgage Corp. USA, as subservicer and backup servicer, the bankruptcy trustee or receiver may have the power to prevent Norwest Bank Minnesota, National Association, as indenture trustee, or the noteholders from appointing a successor master servicer, subservicer or backup servicer. Regardless of whether a successor master servicer, subservicer or backup servicer is appointed, any termination of Accredited Home Lenders, Inc., as master servicer or of Advanta Mortgage Corp. USA as backup servicer or subservicer (whether due to bankruptcy or insolvency or otherwise) could adversely affect the servicing of the mortgage loans, including the delinquency experience of the mortgage loans.

THE NOTES ARE NOT SUITABLE INVESTMENTS FOR ALL INVESTORS

     The notes are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors.

THE NOTE INSURER MAY, UNDER CERTAIN CIRCUMSTANCES, CALL THE NOTES

     The note insurance policy will be issued pursuant to an insurance agreement among the note insurer, the sponsor and the trust. So long as the note insurer is not in default in its obligations under the note insurance policy and no insolvency event has occurred with respect to the note insurer, the note insurer will be the "controlling party." As a controlling party, the note insurer will be entitled to exercise certain rights without the consent of the noteholders, including the right to accelerate the notes upon the occurrence of an event of default. The insurance agreement provides for "events of default" thereunder, which include certain portfolio performance tests as well as breaches of certain covenants or representations or warranties. Events of default under the insurance agreement constitute events of default under the indenture, and accordingly, the note insurer as controlling party has the right to call the notes on any payment date as to which such an insurance agreement event of default has occurred and is continuing. As a result, investors, although they will be paid in full (other than, in the case of the Class A-2 Notes, Class A-2 Available Funds Cap Carry-Forward Amounts) in connection with such a call, may prematurely lose the benefit of their investment in the notes. In addition, if the note insurer exercises this call option, the yield on the notes that are purchased at a premium from their outstanding principal amount may be adversely affected.

                              TRANSACTION OVERVIEW

FORMATION OF THE TRUST AND ISSUANCE OF THE TRUST CERTIFICATES

     The trust will be formed pursuant to the terms of a trust agreement, dated as of February 1, 2000, between the owner trustee and the sponsor and the filing of a certificate of trust with the Secretary of State of the State of Delaware. Under the trust agreement, the trust will also issue a class of trust certificates evidencing the entire beneficial ownership interest in the trust.

     The trust estate will consist of:

     -    the mortgage loans, together with the mortgage files relating thereto,

     - all scheduled collections on the mortgage loans and proceeds thereof due after February 1, 2000 and all unscheduled collections on the mortgage loans and proceeds thereof received on or after February 1, 2000,

     - the underlying mortgaged properties which secure the mortgage loans as from time to time are identified as REO property and collections thereon and proceeds thereof,

     - assets that are deposited in the accounts, including the pre-funding accounts, the capitalized interest accounts and the reserve account,

     - rights under the primary mortgage insurance policy and all other insurance policies required to be maintained pursuant to the sale and servicing agreement and any insurance proceeds thereof,

     -    proceeds upon the liquidation of any mortgage loans, and

     -    released mortgaged property proceeds.

     In addition, the sponsor will cause the note insurer to issue the note insurance policy under which the note insurer will guarantee payments to the holders of the notes as described in this prospectus supplement.

SALE AND SERVICING OF THE MORTGAGE LOANS

     The mortgage loans have been originated or purchased by the sponsor pursuant to its underwriting guidelines, as described under "THE SPONSOR AND THE MASTER SERVICER." The sponsor will sell the mortgage loans to the trust pursuant to a sale and servicing agreement, dated as of February 1, 2000, among the trust, the indenture trustee, the sponsor, the master servicer and the backup servicer. The master servicer will service the mortgage loans pursuant to the terms of the sale and servicing agreement. Pursuant to a subservicing agreement between the master servicer and the subservicer, the subservicer will agree to perform certain servicing obligations of the master servicer under the sale and servicing agreement. This agreement will not relieve the master servicer of its servicing obligations under the sale and servicing agreement.

ISSUANCE OF THE NOTES

     Pursuant to the terms of an indenture, dated as of February 1, 2000, between the trust and the indenture trustee, the trust will pledge the trust estate to the indenture trustee, for the benefit of the holders of the notes and the note insurer, and issue the notes.

ISSUANCE OF THE NOTE INSURANCE POLICY

     The note insurer will issue the note insurance policy pursuant to the terms of an insurance and indemnity agreement, dated as of February 1, 2000, among the note insurer, the trust and the sponsor.

                               THE MORTGAGE LOANS

GENERAL

     Each mortgage loan in the trust will be assigned to either the fixed-rate group or the adjustable-rate group. Each of the mortgage loans in the fixed-rate group has a fixed mortgage interest rate secured by either a first or second lien on the mortgaged property. Each mortgage loan in the adjustable-rate group has an adjustable mortgage interest rate secured by a first lien on the mortgaged property. The Class A-1 Notes will be secured by the mortgage loans contained or to be contained in the fixed-rate group, and the Class A-2 Notes will be secured by the mortgage loans contained or to be contained in the adjustable-rate group.

     The mortgage loans were made for the purpose of purchasing a new home, refinancing an existing mortgage loan, consolidating debt and/or obtaining cash proceeds by borrowing against the borrower's equity in the mortgaged property. Substantially all of the mortgage loans are secured by first or second liens on single family residences, which may be detached, part of a one- to four-family dwelling, a condominium unit or a unit in a planned unit development. The mortgaged properties may be owner-occupied or nonowner-occupied investment properties.

     Subsequent mortgage loans are intended to be purchased by the trust from time to time after the closing date and on or before March 31, 2000 from funds on deposit in the pre-funding accounts. These subsequent mortgage loans to be purchased by the trust, if available, have been or will be originated or purchased by the sponsor and sold by the sponsor to the trust. In addition, mortgage loans may also be added to the trust on the closing date; these loans are not reflected in the statistical information presented in this prospectus supplement. The indenture will provide that the mortgage loans, following the conveyance of the subsequent mortgage loans, must in the aggregate conform to certain specified characteristics described below under "-- CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS."

     The statistical information presented in this prospectus supplement is computed based on the Cut-off Date Principal Balance of the initial mortgage loans. All percentages are calculated based on the aggregate Cut-off Date Principal Balance of the initial mortgage loans in the related group.

     The aggregate Cut-off Date Principal Balance of the fixed-rate group mortgage loans was $40,197,785.31 and the aggregate Cut-off Date Principal Balance of the adjustable-rate group mortgage loans was $90,937,472.89. Additional fixed- and adjustable-rate group mortgage loans are expected to be delivered by March 31, 2000. The sponsor expects that by March 31, 2000, the aggregate principal balance of the mortgage loans to be conveyed to the trust during the pre-funding period will represent approximately $13,384,851.19 in mortgage loans in the fixed-rate group and approximately $30,279,890.61 in mortgage loans in the adjustable-rate group, reduced, in each case, by the principal balance of additional fixed-rate mortgage loans and adjustable-rate mortgage loans conveyed to the trust on the closing date.

     As of the Cut-off Date, with respect to the mortgage loans in the fixed-rate group, no mortgage loan had a remaining term to maturity greater than 30 years, no mortgage loan was 30 or more days delinquent, each of the mortgage loans was an "actuarial" loan, approximately 93.82% of the mortgage loans by aggregate Cut-off Date Principal Balance were secured by first liens on the related mortgaged properties, and approximately 6.18% of the mortgage loans by aggregate Cut-off Date Principal Balance were secured by second liens on the related mortgaged properties. As of the Cut-off Date, with respect to the mortgage loans in the adjustable-rate group, no mortgage loan had a remaining term to maturity of greater than 30 years, no mortgage loan was 30 or more days delinquent, each of the mortgage loans was an "actuarial" loan, and 100% of the mortgage loans were secured by first liens on the related mortgaged properties.

     As of the Cut-off Date, with respect to the mortgage loans in the fixed-rate group, the weighted average combined loan-to-value ratio was 77.49%, the weighted average interest rate of the mortgage loans was 10.708% per annum, the weighted average remaining term to maturity was 306 months, with approximately 1 month of seasoning and 93.82% of the mortgage loans by aggregate Cut-off Date Principal Balance were secured by first priority liens. As of the Cut-off Date, with respect to the mortgage loans in the adjustable-rate group, the weighted average loan-to-value ratio of the mortgage loans was 78.77%, the weighted average interest rate was 10.109% per annum, the weighted average remaining term to maturity was 359 months, with approximately 1 month of seasoning and 100% of the mortgage loans were secured by first priority liens.

     Approximately 99.81% of the mortgage loans by aggregate Cut-off Date Principal Balance in the fixed-rate group and approximately 99.59% of the mortgage loans by aggregate Cut-off Date Principal Balance in the adjustable-rate group impose a prepayment fee for early full or partial prepayments during a period ranging from one to five years from the date of origination. These prepayment fees are generally calculated as a specified percentage of, or a specified number of months of interest, at the related mortgage interest rate, on the original principal balance of the mortgage loan, the outstanding principal balance of the mortgage loan, or a specified percentage of the amount prepaid.

     The CLTVs described in this prospectus supplement were calculated based upon the lesser of (1) the appraised values of the related mortgaged properties at the time of origination and (2) the purchase prices of the related mortgaged properties in the case of any mortgaged property purchased with a mortgage loan (or purchased within the twelve months preceding origination of the mortgage loan.) No assurance can be given that such values have remained or will remain at the levels that existed on the dates of origination of the related mortgage loans. If property values decline such that the outstanding principal balances of the mortgage loans, together with the outstanding principal balances of any first liens, become equal to or greater than the value of the mortgaged properties, investors may experience a loss.

THE PRIMARY MORTGAGE INSURANCE POLICY

     THE POLICY. As of the Cut-off Date, 233 fixed-rate mortgage loans with an aggregate Cut-off Date Principal Balance of $22,076,345.89 (54.92% of the fixed-rate group) and 464 adjustable-rate mortgage loans with an aggregate Cut-off Date Principal Balance of $59,043,369.71 (64.93% of the adjustable-rate group) are insured by Mortgage Guaranty Insurance Corporation pursuant to a primary mortgage insurance policy. In addition, some of the subsequent mortgage loans having a CLTV in excess of 75% may also be covered by the primary mortgage insurance policy. The amount of coverage provided by the primary mortgage insurance policy varies on a loan-by-loan basis based upon the original loan-to-value ratio of the mortgage loan. The primary mortgage insurance policy provides for the payment to Mortgage Guaranty Insurance Corporation of certain initial and renewal premiums with respect to each primary mortgage loan covered by the policy, at rates calculated under the policy. Coverage of each mortgage loan under the primary mortgage insurance policy is conditioned upon timely payment to Mortgage Guaranty Insurance Corporation of such premiums. On each payment date, the indenture trustee will make a payment, from amounts on deposit in the related payment account, to Mortgage Guaranty Insurance Corporation which will cover such premium.

     Unless otherwise agreed by the primary mortgage insurance provider and the note insurer, the primary mortgage insurance policy is required to remain in force with respect to each mortgage loan covered by the primary mortgage insurance policy until the principal balance of such covered mortgage loan (1) is paid in full or (2) has amortized down to a level that results in a specified loan-to-value ratio for such mortgage loan.

     The foregoing description of the primary mortgage insurance policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the primary mortgage insurance policy. For a more complete description of these provisions, terms and conditions, reference is made to the primary mortgage insurance policy, a copy of which is available upon request from the indenture trustee.

     THE PRIMARY MORTGAGE INSURANCE PROVIDER. Mortgage Guaranty Insurance Corporation is the primary mortgage insurance provider. Mortgage Guaranty Insurance Corporation is a wholly-owned subsidiary of MGIC Investment Corporation. As of February 15, 2000, Mortgage Guaranty Insurance Corporation had ratings on its claims-paying ability of "AA+" from Standard and Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and "Aa2" from Moody's Investors Service. The rating agency issuing the claims-paying ability rating can withdraw or change its rating at any time. For further information regarding Mortgage Guaranty Insurance Corporation, investors are directed to MGIC Investment Corporation's periodic reports filed with the Securities and Exchange Commission, which are publicly available.

THE FIXED-RATE GROUP

     The following section describes the statistical characteristics of the initial mortgage loans in the fixed-rate group. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the aggregate Cut-off Date Principal Balance of all of the mortgage loans in the fixed-rate group.

     As of the Cut-off Date, the mortgage loans in the fixed-rate group had the following characteristics:

     -    The aggregate Cut-off Date Principal Balance was $40,197,785.31,

     - there were 521 mortgage loans under which the related mortgaged properties are located in 39 states,

     - the minimum Cut-off Date Principal Balance was $11,898.00, the maximum Cut-off Date Principal Balance was $349,905.28, and the average Cut-off Date Principal Balance was $77,155.06,

     - the mortgage interest rates ranged from 8.500% to 14.990% per annum, and the weighted average mortgage interest rate was approximately 10.708% per annum,

     - the original terms to stated maturity ranged from 120 months to 360 months and the weighted average original term to stated maturity was approximately 307 months,

     - the remaining terms to stated maturity ranged from 119 months to 360 months and the weighted average remaining term to stated maturity was approximately 306 months,

     - approximately 78.29% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, and approximately 21.71% of the mortgage loans are balloon loans,

     - the CLTVs ranged from 10.53% to 90.00% and the weighted average CLTV was approximately 77.49%,

     - the age of the mortgage loans ranged from 0 months to 15 months and the weighted average age was approximately 1 month,

     - approximately 93.82% of mortgage loans are secured by first liens, and approximately 6.18% of mortgage loans are secured by second liens, and

     - approximately 21.58%, 9.25% and 7.11% of the mortgage loans are secured by mortgaged properties located in the States of California, Ohio and Florida, respectively.

     On or prior to March 31, 2000, the trust is expected to purchase, subject to availability, subsequent mortgage loans to be added to the fixed-rate group. The maximum aggregate principal balance of subsequent mortgage loans that may be purchased is $13,384,851.19, reduced by the principal balance of additional fixed-rate mortgage loans conveyed to the trust on the closing date.

     The following tables set forth certain information with respect to the initial mortgage loans in the fixed-rate group based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the aggregate Cut-off Date Principal Balance of the mortgage loans in the fixed-rate group. Due to rounding, the percentages shown may not precisely total 100.00%.

                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
                                FIXED-RATE GROUP

                                              AGGREGATE          % OF AGGREGATE
                         NUMBER OF           CUT-OFF DATE         CUT-OFF DATE
        STATE          MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
        -----          --------------     -----------------     -----------------
Arizona                          1          $    56,780.29             0.14%
Arkansas                         1              297,386.78             0.74
California                      88            8,672,679.09            21.58
Colorado                         5              355,694.92             0.88
Connecticut                     11              838,983.87             2.09
Delaware                         1              120,000.00             0.30
District of Columbia             2              184,109.61             0.46
Florida                         44            2,856,329.08             7.11
Georgia                         16            1,159,599.72             2.88
Hawaii                           9            1,618,441.76             4.03
Idaho                            5              225,881.18             0.56
Illinois                        25            1,404,613.55             3.49
Indiana                         30            1,825,617.19             4.54
Kansas                           6              349,730.27             0.87
Kentucky                         8              379,621.22             0.94
Louisiana                        4              213,122.92             0.53
Maryland                        13            1,208,106.41             3.01
Massachusetts                    2              204,011.19             0.51
Michigan                        28            1,617,064.66             4.02
Minnesota                        2              149,109.71             0.37
Mississippi                      2               89,329.51             0.22
Missouri                        14              742,719.06             1.85
Montana                          1              $50,103.01             0.12
Nebraska                         4              242,540.57             0.60
New Jersey                       5              465,541.80             1.16
New Mexico                       2              106,524.62             0.27
New York                        19            1,948,870.74             4.85
North Carolina                   7              827,295.38             2.06
Ohio                            53            3,718,701.91             9.25
Oklahoma                         5              218,329.88             0.54
Oregon                           8              644,541.90             1.60
Pennsylvania                    17            1,518,010.93             3.78
Rhode Island                     6              404,608.85             1.01
Tennessee                       34            1,978,442.08             4.92
Texas                            9              581,887.46             1.45
Utah                             2              214,164.95             0.53
Virginia                        13            1,190,067.72             2.96
Washington                      14            1,230,193.61             3.06
Wisconsin                        5              289,027.91             0.72
                         ------------       ---------------     --------------
         Total                 521          $40,197,785.31           100.00%
                         ------------       ---------------     --------------
                         ------------     -----------------     --------------

                   DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES
                                  FIXED-RATE GROUP

                                                     AGGREGATE           % OF AGGREGATE
   RANGE OF CUT-OFF DATE        NUMBER OF           CUT-OFF DATE          CUT-OFF DATE
     PRINCIPAL BALANCES       MORTGAGE LOANS     PRINCIPAL BALANCE      PRINCIPAL BALANCE
-------------------------     --------------     -----------------      -----------------
$       0.01 -  25,000.00           48            $   947,156.60              2.36%
   25,000.01 -  50,000.00          151              5,854,435.12             14.56
   50,000.01 -  75,000.00          138              8,648,306.19             21.51
   75,000.01 - 100,000.00           67              5,873,806.60             14.61
  100,000.01 - 150,000.00           66              8,102,000.18             20.16
  150,000.01 - 200,000.00           26              4,439,417.59             11.04
  200,000.01 - 250,000.00           13              2,913,474.86              7.25
  250,000.01 - 300,000.00           10              2,761,434.39              6.87
  300,000.01 - 350,000.00            2                657,753.78              1.64
                              --------------     -----------------      -----------------
               Total               521            $40,197,785.31           100.00%
                              --------------     -----------------      -----------------
                              --------------     -----------------      -----------------



                           DISTRIBUTION OF CLTV RATIOS
                                FIXED-RATE GROUP

                                             AGGREGATE          % OF AGGREGATE
                       NUMBER OF           CUT-OFF DATE          CUT-OFF DATE
     CLTV RANGE     MORTGAGE LOANS       PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------   --------------       -----------------     -----------------
10.01  -   15.00%           1              $    29,963.53             0.07%
15.01  -   20.00            2                   45,000.00             0.11
20.01  -   25.00            2                   42,918.53             0.11
25.01  -   30.00            3                  105,466.93             0.26
30.01  -   35.00            4                   77,396.20             0.19
35.01  -   40.00            5                  222,233.20             0.55
40.01  -   45.00            8                  316,142.41             0.79
45.01  -   50.00            8                  462,181.45             1.15
50.01  -   55.00           12                  558,391.14             1.39
55.01  -   60.00           19                  944,227.45             2.35
60.01  -   65.00           35                1,756,845.88             4.37
65.01  -   70.00           52                3,677,559.45             9.15
70.01  -   75.00           70                5,035,323.18            12.53
75.01  -   80.00          192               15,193,359.22            37.80
80.01  -   85.00           47                4,474,069.04            11.13
85.01  -   90.00           61                7,256,707.70            18.05
                    --------------       -----------------     -----------------
        Total             521              $40,197,785.31           100.00%
                    --------------       -----------------     -----------------
                    --------------       -----------------     -----------------

                      DISTRIBUTION OF GROSS INTEREST RATES
                                FIXED-RATE GROUP

                                              AGGREGATE         % OF AGGREGATE
 RANGE OF GROSS           NUMBER OF         CUT-OFF DATE         CUT-OFF DATE
 INTEREST RATES        MORTGAGE LOANS     PRINCIPAL BALANCE    PRINCIPAL BALANCE
------------------     ----------------   -----------------    -----------------
 8.001 -    8.500%              4           $    508,717.49            1.27%
 8.501 -    9.000               17             2,090,130.60            5.20
 9.001 -    9.500               29             3,487,050.67            8.67
 9.501 -   10.000               89             8,740,172.07           21.74
10.001 -   10.500               66             5,129,794.17           12.76
10.501 -   11.000               91             7,201,810.07           17.92
11.001 -   11.500               52             3,731,159.26            9.28
11.501 -   12.000               60             4,016,387.61            9.99
12.001 -   12.500               33             1,897,223.31            4.72
12.501 -   13.000               33             1,617,255.20            4.02
13.001 -   13.500               23               802,453.41            2.00
13.501 -   14.000               15               631,676.89            1.57
14.001 -   14.500                5               170,260.86            0.42
14.501 -   15.000                4               173,693.70            0.43
                       ----------------     ---------------    -----------------
           Total               521           $40,197,785.31          100.00%
                       ----------------     ---------------    -----------------
                       ----------------     ---------------    -----------------


                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
                                FIXED-RATE GROUP

                                                   AGGREGATE           % OF AGGREGATE
RANGE OF ORIGINAL TERMS        NUMBER OF         CUT-OFF DATE           CUT-OFF DATE
      (IN MONTHS)           MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
------------------------   ----------------    -----------------     ------------------
   115 - 120                       5            $    77,520.08              0.19%
   175 - 180                     181             10,903,896.14             27.13
   235 - 240                      14              1,212,724.46              3.02
   355 - 360                     321             28,003,644.63             69.66
                           ----------------    -----------------     ------------------
       Total                     521            $40,197,785.31            100.00%
                           ----------------    -----------------     ------------------
                           ----------------    -----------------     ------------------


                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
                                FIXED-RATE GROUP

                                                    AGGREGATE          % OF AGGREGATE
RANGE OF REMAINING TERMS        NUMBER OF          CUT-OFF DATE         CUT-OFF DATE
      (IN MONTHS)            MORTGAGE LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
------------------------     --------------      -----------------     -----------------
   115 - 120                        5               $    77,520.08            0.19%
   169 - 174                        2                    77,783.48            0.19
   175 - 180                      179                10,826,112.66           26.93
   235 - 240                       14                 1,212,724.46            3.02
   343 - 348                        1                   142,817.75            0.36
   355 - 360                      320                27,860,826.88           69.31
                             --------------      -----------------     -----------------
       Total                      521               $40,197,785.31          100.00%
                             --------------      -----------------     -----------------
                             --------------      -----------------     -----------------


                           DISTRIBUTION BY LIEN STATUS
                                FIXED-RATE GROUP

                                                     AGGREGATE          % OF AGGREGATE
                                 NUMBER OF          CUT-OFF DATE         CUT-OFF DATE
       LIEN STATUS            MORTGAGE LOANS     PRINCIPAL BALANCE     PRINCIPAL BALANCE
------------------------     ----------------    ------------------    ------------------
First Lien                         460              $37,713,626.12           93.82%
Second Lien                         61                2,484,159.19            6.18
                             ----------------    ------------------    ------------------
         Total                     521              $40,197,785.31          100.00%
                             ----------------    ------------------    ------------------
                             ----------------    ------------------    ------------------


                        DISTRIBUTION BY AMORTIZATION TYPE
                                FIXED-RATE GROUP

                                                     AGGREGATE          % OF AGGREGATE
                               NUMBER OF           CUT-OFF DATE          CUT-OFF DATE
    AMORTIZATION TYPE        MORTGAGE LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
-------------------------    --------------      -----------------     -----------------
Fully Amortizing                    382            $31,472,648.55            78.29%
Partially Amortizing/
Balloon Loans                       139              8,725,136.76            21.71
                             --------------      -----------------     -----------------
         Total                      521            $40,197,785.31           100.00%
                             --------------      -----------------     -----------------
                             --------------      -----------------     -----------------

                        DISTRIBUTION BY OCCUPANCY STATUS
                                FIXED-RATE GROUP

                                                     AGGREGATE           % OF AGGREGATE
                                NUMBER OF          CUT-OFF DATE           CUT-OFF DATE
  OCCUPANCY STATUS           MORTGAGE LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
--------------------         --------------      -----------------     ------------------
Owner-Occupied                      454            $36,608,956.88             91.07%
Nonowner-Occupied                    67              3,588,828.43              8.93
                             --------------      -----------------     ------------------
         Total                      521            $40,197,785.31            100.00%
                             --------------      -----------------     ------------------
                             --------------      -----------------     ------------------


                          DISTRIBUTION BY PROPERTY TYPE
                                FIXED-RATE GROUP

                                                     AGGREGATE          % OF AGGREGATE
                                NUMBER OF           CUT-OFF DATE         CUT-OFF DATE
    PROPERTY TYPE            MORTGAGE LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
----------------------       --------------      -----------------     -----------------
Single-Family Detached              437            $33,357,870.49             82.98%
2-4 Family                           35              2,417,206.39              6.01
PUD                                  21              2,451,413.74              6.10
Condo                                21              1,420,772.06              3.53
Single-Family Attached                6                495,697.65              1.23
Multifamily                           1                 54,824.98              0.14
                             --------------      -----------------     -----------------
         Total                      521            $40,197,785.31            100.00%
                             --------------      -----------------     -----------------
                             --------------      -----------------     -----------------


                            DISTRIBUTION OF SEASONING
                                FIXED-RATE GROUP

                                                     AGGREGATE           % OF AGGREGATE
       MONTHS ELAPSED           NUMBER OF           CUT-OFF DATE          CUT-OFF DATE
     SINCE ORIGINATION       MORTGAGE LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
   ---------------------     --------------      -----------------     ------------------

         0                          221             $15,293,655.17          38.05%
         1  - 3                     294              24,447,549.87          60.82
         4  - 6                       4                 258,937.54           0.64
         7  - 9                       1                  54,824.98           0.14
        13  - 15                      1                 142,817.75           0.36
                             --------------      -----------------     ------------------
           Total                    521             $40,197,785.31         100.00%
                             --------------      -----------------     ------------------
                             --------------      -----------------     ------------------

                               PREPAYMENT FEE TERM
                                FIXED-RATE GROUP

                                             AGGREGATE            % OF AGGREGATE
    PREPAYMENT FEE      NUMBER OF          CUT-OFF DATE            CUT-OFF DATE
     TERM (MONTHS)    MORTGAGE LOANS     PRINCIPAL BALANCE       PRINCIPAL BALANCE
     -------------    --------------     -----------------       -----------------
            0               1               $    77,740.74               0.19%
           12              27                 2,436,295.67               6.06
           18               1                    24,994.90               0.06
           24              14                   948,445.58               2.36
           36             109                 8,218,748.20              20.45
           42               1                    40,393.52               0.10
           48               1                   136,520.61               0.34
           60             367                28,314,646.09              70.44
                      --------------       ---------------       -----------------
          Total           521               $40,197,785.31             100.00%
                      --------------       ---------------       -----------------
                      --------------       ---------------       -----------------

THE ADJUSTABLE-RATE GROUP

     The following section describes the statistical characteristics of the initial mortgage loans in the adjustable-rate group. Unless otherwise noted, all statistical percentages in this section are approximate and are measured by the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the aggregate Cut-off Date Principal Balance of all of the mortgage loans in the adjustable-rate group.

     As of the Cut-off Date, the mortgage loans in the adjustable-rate group had the following characteristics:

     -    the aggregate Cut-off Date Principal Balance was $90,937,472.89,

     - there were 784 mortgage loans under which the related mortgaged properties are located in 41 states,

     - the minimum Cut-off Date Principal Balance was $13,125.00, the maximum Cut-off Date Principal Balance was $571,768.99 and the average Cut-off Date Principal Balance was $115,991.67,

     - the mortgage interest rates ranged from 8.000% to 13.250% per annum, and the weighted average mortgage interest rate was approximately 10.109% per annum,

     - the gross margins ranged from 4.990% to 10.125% and the weighted average gross margin was approximately 6.542%,

     - the weighted average periodic cap for the first adjustment date was approximately 1.502% and the weighted average periodic cap for subsequent adjustment dates was approximately 1.499%,

     - the maximum rates ranged from 15.000% to 20.250% per annum and the weighted average maximum rate was approximately 17.106% per annum,

     - the minimum rates ranged from 6.000% to 13.250% per annum and the weighted average minimum rate was approximately 10.099% per annum,

     - the original terms to stated maturity ranged from 180 months to 360 months and the weighted average original term to stated maturity was approximately 360 months,

     - the remaining terms to stated maturity ranged from 177 months to 360 months and the weighted average remaining term to stated maturity was approximately 359 months,

     - the age of the mortgage loans ranged from 0 months to 9 months and the weighted average age of the mortgage loans was approximately 1 month,

     - approximately 58.49% of the mortgage loans were 2/28 loans and approximately 41.51% of the mortgage loans were 3/27 loans,

     - approximately 99.87% of the mortgage loans require monthly payments of principal that will fully amortize these mortgage loans by their respective maturity dates, and approximately 0.13% of the mortgage loans of the mortgage loans are balloon loans,

     - the LTVs ranged from 19.28% to 90.00% and the weighted average LTV was approximately 78.77%,

     -    all of the mortgage loans are secured by first liens, and

     - approximately 32.80%, 9.81%, 5.32% and 5.32% of the mortgage loans are secured by mortgaged properties located in the States of California, Ohio, Colorado and Indiana, respectively.

     On or prior to March 31, 2000, the trust is expected to purchase, subject to availability, subsequent mortgage loans to be added to the adjustable-rate group. The maximum aggregate principal balance of subsequent mortgage loans that may be purchased is approximately $30,279,890.61, reduced by the principal balance of additional adjustable-rate mortgage loans conveyed to the trust on the closing date.

     The following tables set forth certain information with respect to the initial mortgage loans in the adjustable-rate group based on the aggregate Cut-off Date Principal Balance of the applicable mortgage loans in relation to the aggregate Cut-off Date Principal Balance of the mortgage loans in the adjustable-rate group. Due to rounding, the percentages shown may not precisely total 100.00%.

                GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
                              ADJUSTABLE-RATE GROUP

                                                AGGREGATE         % OF AGGREGATE
                            NUMBER OF         CUT-OFF DATE         CUT-OFF DATE
        STATE             MORTGAGE LOANS   PRINCIPAL BALANCE     PRINCIPAL BALANCE
        -----             --------------   -----------------     -----------------
Arizona                         8          $    1,052,397.21            1.16%
California                    186              29,822,956.38           32.80
Colorado                       35               4,842,115.49            5.32
Connecticut                    17               2,672,373.72            2.94
Delaware                        2                 184,785.06            0.20
District of Columbia            5                 466,085.10            0.51
Florida                        11               1,005,258.77            1.11
Georgia                        21               2,220,921.26            2.44
Idaho                           2                 120,726.06            0.13
Illinois                       31               3,167,024.13            3.48
Indiana                        59               4,841,102.00            5.32
Iowa                            1                  71,963.68            0.08
Kentucky                       12               1,177,771.72            1.30
Louisiana                       2                 183,450.00            0.20
Maryland                       11               1,466,349.90            1.61
Massachusetts                  10               1,452,137.67            1.60
Michigan                       44               3,490,755.06            3.84
Minnesota                      11               1,035,093.51            1.14
Missouri                       21               1,501,057.51            1.65
Montana                         2                 151,490.72            0.17
Nebraska                        2                 170,927.40            0.19
Nevada                          4                 395,400.33            0.43
New Hampshire                   2                 173,949.57            0.19
New Jersey                      7               1,051,301.29            1.16
New Mexico                     11               1,022,466.36            1.12
New York                        1                 299,874.20            0.33
North Carolina                 17               1,395,332.49            1.53
North Dakota                    1                  89,910.00            0.10
Ohio                           94               8,919,749.70            9.81
Oklahoma                        3                 136,539.73            0.15
Oregon                         27               3,216,495.52            3.54
Pennsylvania                   18               1,900,524.87            2.09
Rhode Island                    4                 417,292.35            0.46
South Carolina                  1                 112,500.00            0.12
Tennessee                      24               2,510,239.04            2.76
Texas                          20               1,842,400.04            2.03
Utah                            3                 499,908.32            0.55
Virginia                        3                 337,489.30            0.37
Washington                     37               4,484,068.59            4.93
Wisconsin                      12                 882,847.46            0.97
Wyoming                         2                 152,441.38            0.17
                          --------------   -----------------     -----------------
         Total                784          $   90,937,472.89          100.00%
                          --------------   -----------------     -----------------
                          --------------   -----------------     -----------------

                              DISTRIBUTION OF LOAN-TO-VALUE RATIOS
                                     ADJUSTABLE-RATE GROUP

                                                                     AGGREGATE                     % OF AGGREGATE
                                             NUMBER OF              CUT-OFF DATE                    CUT-OFF DATE
         LOAN-TO-VALUE RANGE               MORTGAGE LOANS        PRINCIPAL BALANCE               PRINCIPAL BALANCE
------------------------------------   ---------------------  ------------------------      -------------------------
        15.01    -   20.00%                       2           $            97,972.08                      0.11%
        20.01    -   25.00                        1                        15,000.00                      0.02
        25.01    -   30.00                        2                        94,971.42                      0.10
        30.01    -   35.00                        3                       144,926.64                      0.16
        35.01    -   40.00                        3                       171,921.17                      0.19
        40.01    -   45.00                        6                       351,299.86                      0.39
        45.01    -   50.00                        3                       213,392.30                      0.23
        50.01    -   55.00                        7                       507,126.97                      0.56
        55.01    -   60.00                       22                     1,910,383.29                      2.10
        60.01    -   65.00                       38                     3,962,398.37                      4.36
        65.01    -   70.00                       61                     6,316,114.30                      6.95
        70.01    -   75.00                      112                    12,491,698.62                     13.74
        75.01    -   80.00                      352                    40,392,563.72                     44.42
        80.01    -   85.00                       48                     6,565,384.24                      7.22
        85.01    -   90.00                      124                    17,702,319.91                     19.47
                                       ---------------------  ------------------------       ------------------------
                   Total                        784           $        90,937,472.89                    100.00%
                                       ---------------------  ------------------------       ------------------------
                                       ---------------------  ------------------------       ------------------------


                                 MORTGAGE INTEREST RATES
                                  ADJUSTABLE-RATE GROUP

                                                                  AGGREGATE                      % OF AGGREGATE
  RANGE OF MORTGAGE                    NUMBER OF                CUT-OFF DATE                      CUT-OFF DATE
    INTEREST RATES                  MORTGAGE LOANS            PRINCIPAL BALANCE                PRINCIPAL BALANCE
------------------------------   ---------------------  ------------------------------    --------------------------
     7.501   -    8.000%                   1               $         84,942.97                           0.09%
     8.001   -    8.500                    5                      1,038,693.44                           1.14
     8.501   -    9.000                   66                      9,194,190.73                          10.11
     9.001   -    9.500                  101                     13,321,161.80                          14.65
     9.501   -   10.000                  217                     26,638,571.86                          29.29
    10.001   -   10.500                  116                     15,031,948.66                          16.53
    10.501   -   11.000                  137                     14,832,322.85                          16.31
    11.001   -   11.500                   75                      6,277,055.57                           6.90
    11.501   -   12.000                   43                      2,963,636.12                           3.26
    12.001   -   12.500                   13                        715,606.31                           0.79
    12.501   -   13.000                    8                        604,042.58                           0.66
    13.001   -   13.500                    2                        235,300.00                           0.26
                                 ---------------------  ------------------------------    --------------------------
             Total                       784               $     90,937,472.89                         100.00%
                                 ---------------------  ------------------------------    --------------------------
                                 ---------------------  ------------------------------    --------------------------

                         RANGE OF MAXIMUM MORTGAGE INTEREST RATES
                                  ADJUSTABLE-RATE GROUP


                                                                  AGGREGATE                     % OF AGGREGATE
  RANGE OF MAXIMUM MORTGAGE                 NUMBER OF            CUT-OFF DATE                     CUT-OFF DATE
        INTEREST RATES                   MORTGAGE LOANS        PRINCIPAL BALANCE                PRINCIPAL BALANCE
----------------------------------    ---------------------   ---------------------         ---------------------------
     14.751    -    15.000%                        1              $     84,942.97                         0.09%
     15.001    -    15.250                         1                   395,162.86                         0.43
     15.251    -    15.500                         4                   643,530.58                         0.71
     15.501    -    15.750                        15                 2,015,849.35                         2.22
     15.751    -    16.000                        51                 7,178,341.38                         7.89
     16.001    -    16.250                        32                 4,658,422.34                         5.12
     16.251    -    16.500                        70                 8,708,106.36                         9.58
     16.501    -    16.750                        91                11,156,521.96                        12.27
     16.751    -    17.000                       126                15,482,049.90                        17.02
     17.001    -    17.250                        49                 6,078,347.36                         6.68
     17.251    -    17.500                        67                 9,076,117.26                         9.98
     17.501    -    17.750                        64                 6,760,265.71                         7.43
     17.751    -    18.000                        73                 8,072,057.14                         8.88
     18.001    -    18.250                        40                 3,210,676.35                         3.53
     18.251    -    18.500                        34                 2,898,496.36                         3.19
     18.501    -    18.750                        23                 1,650,745.09                         1.82
     18.751    -    19.000                        20                 1,312,891.03                         1.44
     19.001    -    19.250                         7                   410,663.25                         0.45
     19.251    -    19.500                         6                   304,943.06                         0.34
     19.501    -    19.750                         5                   491,374.52                         0.54
     19.751    -    20.000                         3                   112,668.06                         0.12
     20.001    -    20.250                         2                   235,300.00                         0.26
                                      ---------------------   ---------------------         ---------------------------
               Total                             784              $ 90,937,472.89                       100.00%
                                      ---------------------   ---------------------         ---------------------------
                                      ---------------------   ---------------------         ---------------------------

                              RANGE OF MINIMUM MORTGAGE INTEREST RATES
                                       ADJUSTABLE-RATE GROUP


                                                                              AGGREGATE                 % OF AGGREGATE
                                                    NUMBER OF                CUT-OFF DATE                CUT-OFF DATE
    RANGE OF MINIMUM MORTGAGE INTEREST RATES      MORTGAGE LOANS          PRINCIPAL BALANCE           PRINCIPAL BALANCE
----------------------------------------------  -------------------    -----------------------     ----------------------
                5.751    -     6.000%                     1               $    167,882.86                        0.18%
                7.751    -     8.000                      1                     84,942.97                        0.09
                8.001    -     8.250                      1                    395,162.86                        0.43
                8.251    -     8.500                      4                    643,530.58                        0.71
                8.501    -     8.750                     15                  2,015,849.35                        2.22
                8.751    -     9.000                     51                  7,178,341.38                        7.89
                9.001    -     9.250                     32                  4,658,422.34                        5.12
                9.251    -     9.500                     69                  8,662,739.46                        9.53
                9.501    -     9.750                     91                 11,156,521.96                       12.27
                9.751    -    10.000                    126                 15,482,049.90                       17.02
               10.001    -    10.250                     48                  5,910,464.50                        6.50
               10.251    -    10.500                     68                  9,121,484.16                       10.03
               10.501    -    10.750                     64                  6,760,265.71                        7.43
               10.751    -    11.000                     73                  8,072,057.14                        8.88
               11.001    -    11.250                     40                  3,210,676.35                        3.53
               11.251    -    11.500                     34                  2,898,496.36                        3.19
               11.501    -    11.750                     23                  1,650,745.09                        1.82
               11.751    -    12.000                     20                  1,312,891.03                        1.44
               12.001    -    12.250                      7                    410,663.25                        0.45
               12.251    -    12.500                      6                    304,943.06                        0.34
               12.501    -    12.750                      5                    491,374.52                        0.54
               12.751    -    13.000                      3                    112,668.06                        0.12
               13.001    -    13.250                      2                    235,300.00                        0.26
                                               -------------------     ----------------------     ----------------------
                                   Total                784               $ 90,937,472.89                      100.00%
                                               -------------------     ----------------------     ----------------------
                                               -------------------     ----------------------     ----------------------

                                     RANGE OF GROSS MARGINS
                                     ADJUSTABLE-RATE GROUP


                                                                  AGGREGATE                     % OF AGGREGATE
                                       NUMBER OF                CUT-OFF DATE                    CUT-OFF DATE
    RANGE OF GROSS MARGINS             MORTGAGE LOANS          PRINCIPAL BALANCE               PRINCIPAL BALANCE
--------------------------------    ---------------------   -------------------------      -------------------------
    4.751  -   5.000%                         2            $            140,260.95                         0.15%
    5.001  -   5.250                         14                       1,746,065.05                         1.92
    5.251  -   5.500                         50                       6,553,747.34                         7.21
    5.501  -   5.750                         39                       4,686,613.23                         5.15
    5.751  -   6.000                        105                      14,971,509.64                        16.46
    6.001  -   6.250                         68                       8,669,328.38                         9.53
    6.251  -   6.500                         82                       9,973,600.02                        10.97
    6.501  -   6.750                         75                       8,782,337.84                         9.66
    6.751  -   7.000                        110                      13,098,178.94                        14.40
    7.001  -   7.250                         59                       6,467,599.72                         7.11
    7.251  -   7.500                        110                      10,704,281.89                        11.77
    7.501  -   7.750                         19                       1,347,369.25                         1.48
    7.751  -   8.000                         21                       1,728,068.70                         1.90
    8.001  -   8.250                         12                         870,835.92                         0.96
    8.251  -   8.500                          1                         116,216.74                         0.13
    8.501  -   8.750                          9                         465,845.22                         0.51
    8.751  -   9.000                          5                         350,067.87                         0.38
    9.751  -  10.000                          2                         217,546.19                         0.24
   10.001  -  10.250                          1                          48,000.00                         0.05
                                   ---------------------   -------------------------      -------------------------
         Total                              784            $         90,937,472.89                       100.00%
                                   ---------------------   -------------------------      -------------------------
                                   ---------------------   -------------------------      -------------------------

                     MONTH AND YEAR OF NEXT RATE CHANGE DATE
                              ADJUSTABLE-RATE GROUP


  MONTH AND YEAR                                               AGGREGATE                   % OF AGGREGATE
   OF NEXT RATE                     NUMBER OF                CUT-OFF DATE                  CUT-OFF DATE
   CHANGE DATE                   MORTGAGE LOANS            PRINCIPAL BALANCE             PRINCIPAL BALANCE
--------------------------    --------------------     -------------------------     ----------------------
   May 2001                           1                  $         45,366.90                       0.05%
   July 2001                          1                            50,312.46                       0.06
   September 2001                     1                           170,425.92                       0.19
   October 2001                       1                            99,863.04                       0.11
   November 2001                      2                           113,159.44                       0.12
   December 2001                     47                         4,373,851.17                       4.81
   January 2002                     220                        25,407,676.60                      27.94
   February 2002                    213                        21,912,204.00                      24.10
   March 2002                        12                         1,015,050.00                       1.12
   August 2002                        1                            74,198.15                       0.08
   November 2002                      6                           453,560.60                       0.50
   December 2002                     41                         5,693,567.60                       6.26
   January 2003                     131                        18,174,115.61                      19.99
   February 2003                     99                        12,564,609.40                      13.82
   March 2003                         8                           789,512.00                       0.87
                              --------------------     -------------------------     ----------------------
          Total                     784                  $     90,937,472.89                     100.00%
                              --------------------     -------------------------     ----------------------
                              --------------------     -------------------------     ----------------------

                   DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
                              ADJUSTABLE-RATE GROUP

                                                                AGGREGATE               % OF AGGREGATE
     RANGE OF ORIGINAL TERMS            NUMBER OF              CUT-OFF DATE              CUT-OFF DATE
           (IN MONTHS)                MORTGAGE LOANS        PRINCIPAL BALANCE          PRINCIPAL BALANCE
---------------------------------  --------------------   ----------------------     --------------------
          175  -   180                        2             $      160,164.84                0.18%
          355  -   360                      782                  90,777,308.05              99.82
                                   --------------------   ----------------------     --------------------
                 Total                      784              $   90,937,472.89             100.00%
                                   --------------------   ----------------------     --------------------
                                   --------------------   ----------------------     --------------------

                   DISTRIBUTION OF REMAINING TERMS TO MATURITY
                              ADJUSTABLE-RATE GROUP

                                                                   AGGREGATE             % OF AGGREGATE
      RANGE OF REMAINING TERMS              NUMBER OF             CUT-OFF DATE            CUT-OFF DATE
            (IN MONTHS)                  MORTGAGE LOANS        PRINCIPAL BALANCE        PRINCIPAL BALANCE
------------------------------------- ---------------------- ----------------------- ------------------------
           175  - 180                            2           $        160,164.84              0.18%
           349  - 354                            3                    169,877.51              0.19
           355  - 360                          779                 90,607,430.54             99.64
                                      ---------------------- ----------------------- ------------------------
                  Total                        784           $     90,937,472.89            100.00%
                                      ---------------------- ----------------------- ------------------------
                                      ---------------------- ----------------------- ------------------------

                                        DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCES
                                                     ADJUSTABLE-RATE GROUP

                                                                     AGGREGATE                     % OF AGGREGATE
             RANGE OF                        NUMBER OF             CUT-OFF DATE                    CUT-OFF DATE
          PRINCIPAL BALANCES                MORTGAGE LOANS       PRINCIPAL BALANCE               PRINCIPAL BALANCE
--------------------------------------   --------------------  ------------------------     ----------------------------
  $        0.01 -  25,000.00                       11          $         213,146.67                       0.23%
      25,000.01 -  50,000.00                       86                  3,421,501.30                       3.76
      50,000.01 -  75,000.00                      171                 10,810,201.48                      11.89
      75,000.01 -  100,000.00                     143                 12,655,705.93                      13.92
     100,000.01 -  150,000.00                     196                 23,969,753.22                      26.36
     150,000.01 -  200,000.00                      83                 14,428,370.49                      15.87
     200,000.01 -  250,000.00                      46                 10,262,180.18                      11.28
     250,000.01 -  300,000.00                      23                  6,355,990.93                       6.99
     300,000.01 -  350,000.00                      17                  5,507,432.27                       6.06
     350,000.01 -  400,000.00                       6                  2,281,659.91                       2.51
     450,000.01 -  500,000.00                       1                    459,761.52                       0.51
     550,000.01 -  600,000.00                       1                    571,768.99                       0.63
                                         --------------------  ------------------------     ----------------------------
                 Total                            784          $      90,937,472.89                     100.00%
                                         --------------------  ------------------------     ----------------------------
                                         --------------------  ------------------------     ----------------------------

                        DISTRIBUTION BY AMORTIZATION TYPE
                              ADJUSTABLE-RATE GROUP

                                                                 AGGREGATE                       % OF AGGREGATE
                                         NUMBER OF             CUT-OFF DATE                       CUT-OFF DATE
        AMORTIZATION TYPE              MORTGAGE LOANS        PRINCIPAL BALANCE                 PRINCIPAL BALANCE
-----------------------------------  --------------------  ------------------------        ------------------------
Fully Amortizing                             783             $   90,817,038.62                      99.87%
Partially Amortizing/
Balloon Loans                                  1                    120,434.27                       0.13
                                    --------------------  ------------------------     ----------------------------
         Total                               784             $   90,937,472.89                     100.00%
                                    --------------------  ------------------------     ----------------------------
                                    --------------------  ------------------------     ----------------------------

                        DISTRIBUTION BY OCCUPANCY STATUS
                              ADJUSTABLE-RATE GROUP

                                                                 AGGREGATE                     % OF AGGREGATE
                                         NUMBER OF             CUT-OFF DATE                     CUT-OFF DATE
         OCCUPANCY STATUS              MORTGAGE LOANS        PRINCIPAL BALANCE                PRINCIPAL BALANCE
-----------------------------------  --------------------  ------------------------        ------------------------
Owner-Occupied                               692             $   84,710,696.21                      93.15%
Nonowner-Occupied                             92                  6,226,776.68                       6.85
                                     --------------------  ------------------------        ------------------------
         Total                               784             $   90,937,472.89                     100.00%
                                     --------------------  ------------------------        ------------------------
                                     --------------------  ------------------------        ------------------------

                          DISTRIBUTION BY PROPERTY TYPE
                              ADJUSTABLE-RATE GROUP

                                                               AGGREGATE                % OF AGGREGATE
                                         NUMBER OF            CUT-OFF DATE               CUT-OFF DATE
          PROPERTY TYPE               MORTGAGE LOANS       PRINCIPAL BALANCE          PRINCIPAL BALANCE
---------------------------------   ------------------  ------------------------   -----------------------
Single-Family Detached                        635             $ 72,946,176.80                80.22%
PUD                                            52                7,646,296.74                 8.41
2-4 Family                                     57                6,091,210.98                 6.70
Condo                                          36                3,788,124.79                 4.17
Single-Family Attached                          3                  415,351.12                 0.46
Multifamily                                     1                   50,312.46                 0.06
                                    ------------------  ------------------------   -----------------------
         Total                                784        $ 90,937,472.89                   100.00%
                                    ------------------  ------------------------   -----------------------
                                    ------------------  ------------------------   -----------------------


                            DISTRIBUTION OF SEASONING
                              ADJUSTABLE-RATE GROUP

                                                                AGGREGATE                 % OF AGGREGATE
       MONTHS ELAPSED SINCE              NUMBER OF              CUT-OFF DATE                 CUT-OFF DATE
           ORIGINATION                 MORTGAGE LOANS         PRINCIPAL BALANCE           PRINCIPAL BALANCE
----------------------------------  ---------------------  -----------------------    ------------------------
     0                                       333          $     36,313,867.97                39.93%
     1 - 6                                   449                54,527,925.56                59.96
     7 - 12                                    2                    95,679.36                 0.11
                                   ---------------------  ------------------------    ------------------------
                Total                        784          $     90,937,472.89               100.00%
                                   ---------------------  ------------------------    ------------------------
                                   ---------------------  ------------------------    ------------------------


                               MORTGAGE LOAN TYPES
                              ADJUSTABLE-RATE GROUP

                                                                AGGREGATE               % OF AGGREGATE
                                  NUMBER OF                    CUT-OFF DATE              CUT-OFF DATE
       LOAN TYPE                MORTGAGE LOANS              PRINCIPAL BALANCE          PRINCIPAL BALANCE
-------------------------    -------------------    ---------------------------     -------------------------
       2/28 Loans                  498                $        53,187,909.53                58.49%
       3/27 Loans                  286                         37,749,563.36                41.51
                             -------------------    ---------------------------     -------------------------
         Total                     784                $        90,937,472.89               100.00%
                             -------------------    ---------------------------     -------------------------
                             -------------------    ---------------------------     -------------------------

                               PREPAYMENT FEE TERM
                              ADJUSTABLE-RATE GROUP

         PREPAYMENT                                                AGGREGATE               % OF AGGREGATE
        FEE PENALTY TERM                  NUMBER OF               CUT-OFF DATE              CUT-OFF DATE
           (MONTHS)                    MORTGAGE LOANS          PRINCIPAL BALANCE          PRINCIPAL BALANCE
---------------------------------   ---------------------   ------------------------  ----------------------------
                0                             2              $           371,837.88            0.41%
               12                            13                        2,060,306.75            2.27
               18                             2                          483,922.81            0.53
               24                           165                       21,141,971.42           23.25
               30                             2                          374,914.68            0.41
               36                           459                       52,842,277.10           58.11
               60                           141                       13,662,242.25           15.02
                                    ---------------------   ------------------------  ----------------------------
                 Total                      784              $        90,937,472.89          100.00%
                                    ---------------------   ------------------------  ----------------------------
                                    ---------------------   ------------------------  ----------------------------

CONVEYANCE OF SUBSEQUENT MORTGAGE LOANS

         In addition to the initial mortgage loans, the sponsor expects to deliver subsequent mortgage loans that will have been originated on or after January 1, 2000 but before March 31, 2000. It is expected that the principal amount of such subsequent mortgage loans will be approximately $13,384,851.19 for the fixed-rate group and $30,279,890.61 for the adjustable-rate group, reduced, in each case, by the principal balance of additional fixed-rate mortgage loans and adjustable-rate mortgage loans to be conveyed to the trust on the closing date. The mortgage loans to be added to the trust on the closing date are not reflected in the statistical information presented in this prospectus supplement. Accordingly, the statistical characteristics of the mortgage loans in the fixed-rate group and the adjustable-rate group will vary upon the acquisition of the subsequent mortgage loans and the inclusion of additional mortgage loans, however, such characteristics will not vary by more than 5%.

         The obligation of the trust to purchase the subsequent mortgage loans on any subsequent transfer date during the pre-funding period are subject to the following requirements, among others:

         - no subsequent mortgage loan may be more than 30 days contractually delinquent;

         - the original term to stated maturity of each subsequent mortgage loan may not exceed 30 years for fully amortizing loans and 15 years for "balloon loans";

         - each subsequent mortgage loan will have an initial interest rate of not less than 8.50% per annum for fixed-rate mortgage loans and an initial interest rate of not less than 8.00% per annum for adjustable-rate mortgage loans;

         - the subsequent mortgage loans in the fixed-rate group will have a weighted average interest rate of at least 10.74% per annum and the subsequent mortgage loans in the adjustable-rate group will have a weighted average interest rate of at least 10.11% per annum;

         - each subsequent mortgage loan will have a CLTV less than or equal to 90.00% and the weighted average CLTV after addition of subsequent mortgage loans will be less than or equal to 78.00%;

         - no more than 6.70% of the subsequent mortgage loans in the adjustable-rate group and 17.80% of the subsequent mortgage loans in the fixed-rate group will be categorized as nonowner-occupied properties;

         - subsequent mortgage loans will have a weighted average debt-to-income ratio no greater than 39.20% for fixed-rate mortgage loans and no greater than 41.70% for adjustable-rate mortgage loans;

         - subsequent mortgage loans will have a weighted average credit score of not less than 595 for fixed-rate mortgage loans and a weighted average credit score of not less than 600 for adjustable-rate mortgage loans;

         - no less than 85.00% of the subsequent mortgage loans in the fixed-rate group with an LTV greater than 75.00% and which conform to the primary mortgage insurance provider's eligibility criteria will be covered by the primary mortgage insurance policy;

         - no less than 91.00% of the subsequent mortgage loans in the adjustable-rate group with an LTV greater than 75.00% and which conform to the primary mortgage insurance provider's eligibility criteria will be covered by the primary mortgage insurance policy;

         - at least 76.00% of the subsequent mortgage loans in the adjustable-rate mortgage loans and 80.00% in the fixed-rate mortgage group must be underwritten pursuant to the sponsor's "full documentation" guidelines;

         - each subsequent mortgage loan in the adjustable-rate mortgage group will use six-month LIBOR as the required index;

         - none of the subsequent mortgage loans in the adjustable rate group will be balloon loans;

         - no subsequent mortgage loans in the adjustable-rate mortgage group will have a next rate adjustment date more than 36 months after the related cut-off date or be a second lien mortgage loan; and

         - the weighted average margin of the mortgage loans in the adjustable-rate group, after taking into account the subsequent mortgage loans transferred to that group, should be equal to or greater than 6.54% and none of the subsequent mortgage loans will have a margin less than 5.75%.

         In addition to the individual mortgage loan groups, the characteristics of the aggregate subsequent mortgage loan portfolio will conform to the following guidelines after each delivery:

         - at least 81.70% of the subsequent mortgage loans will be single-family properties and not more than 6.70% of such mortgage loans will be two- to four-family properties;

         - none of the subsequent mortgage loans will have a principal balance in excess of $450,000; and

         - the subsequent mortgage loans must be underwritten or re-underwritten as applicable, in accordance with the sponsor's origination guidelines described in this prospectus supplement.

         In addition, the transfer of subsequent mortgage loans to the trust on the closing date are subject to the approval of the note insurer, who may also, in its discretion, approve subsequent mortgage loans not meeting the foregoing requirements.

                       THE SPONSOR AND THE MASTER SERVICER

GENERAL

         Accredited Home Lenders, Inc. is a privately held California corporation engaged in the business of originating, acquiring, servicing and selling first and subordinate lien mortgage loans secured primarily by one-to four-family residential properties.

         Accredited's principal business strategy is to originate mortgage loans to individuals whose credit histories do not conform to credit criteria established by Fannie Mae or Freddie Mac. Such loans are commonly referred to as "subprime" or "B and C" mortgage loans and typically have higher rates of interest and/or are subject to higher origination fees or "points" than "conforming" mortgage loans which are eligible for Freddie Mac and Fannie Mae programs.

         Accredited originates mortgage loans primarily through the "wholesale" method of mortgage loan origination. Under the "wholesale" method, Accredited funds mortgage loans to borrowers who are the clients of mortgage brokers or other mortgage lending institutions which do not offer all of the loan programs offered by Accredited. Accredited currently employs over 175 account representatives who are located in more than 30 states and the District of Columbia and are responsible for establishing and maintaining relationships with, and promoting Accredited's products and services to, such brokers and lenders. Loan applications are processed and underwritten by teams of loan specialists which are assigned to specific geographic regions and work closely with the account representatives located in their respective region. Teams are located at Accredited's San Diego headquarters or at one of its regional processing centers in Cincinnati, Ohio; Atlanta, Georgia; Warwick, Rhode Island; Bethesda, Maryland; and Anaheim, California. Accredited's regional processing centers enable superior service by providing region-specific expertise and working hours that match those of their brokers. The majority of Accredited's account representatives make their sales calls in person at their brokers' offices, but Accredited has also developed a successful wholesale telemarketing operation under which account representatives located at the San Diego headquarters establish and maintain telephone relationships with mortgage brokers across the nation.

         On a smaller scale, Accredited makes "retail" originations directly to borrowers through direct mail solicitations and telemarketing, and is experimenting with retail branch offices and other retail origination techniques. Accredited also purchases closed loans on a loan-by-loan or "flow" basis from smaller mortgage lenders, and makes "bulk" purchase pools of loans when appropriate opportunities are presented.

         Accredited's total annual mortgage loan production has increased steadily from $190 million in 1996 to $300 million in 1997, $600 million in 1998, and $1.1 billion in 1999.

         Accredited was incorporated on May 14, 1990, and commenced operations in September of that year. As of January 31, 2000, Accredited had over 500 employees, over 200 of which were located at Accredited's San Diego headquarters, which presently occupies approximately 31,000 square feet of leased space in a 116,000 square foot building. Accredited's headquarters are located at 15030 Avenue of Science, Suite 100, San Diego, California 92128, and its telephone number is (858) 676-2100.

         The notes will not represent an interest in or obligation of, nor are the mortgage loans guaranteed by the sponsor or the master servicer, nor will the mortgage loans be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

UNDERWRITING

         Each mortgage loan originated or acquired by Accredited is underwritten prior to loan closing, or re-underwritten after loan closing but prior to purchase by Accredited, in accordance with Accredited's underwriting guidelines. Accredited's underwriting process is intended to assess a loan applicant's credit standing and repayment ability and the value and adequacy of the real property security as collateral for the proposed loan. All underwriting and re-underwriting is performed by Accredited's underwriting personnel, and Accredited does not delegate underwriting authority to any broker, correspondent or other mortgage loan provider.

         All of Accredited's prospective mortgage brokers and correspondents are subjected to a pre-approval process, including verification that all required licenses are current, and are required to sign agreements pursuant to which they represent and warrant compliance with Accredited's underwriting guidelines and all applicable laws and regulations. Accredited periodically reviews each of its mortgage broker's and correspondent's performance relative to issues disclosed by Accredited's quality control review, and discontinues relationships with unacceptable performers.

         Each prospective mortgagor completes a mortgage loan application that includes information with respect to the applicant's liabilities, income, credit history, employment history and personal information. At least one credit report on each applicant from an independent, nationally recognized credit reporting company is required. The credit report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. All derogatory credit items occurring within the preceding two years and all credit inquiries within the preceding 90 days must be addressed by the applicant to the satisfaction of Accredited.

         A full appraisal of the property proposed to be pledged as collateral is required in connection with the origination of each loan. Appraisals are performed by licensed, third-party, fee-based appraisers and include, among other things, an inspection of the exterior and interior of the subject property. Appraisals are also required to address neighborhood conditions, site and zoning status and the condition and value of improvements. Following each appraisal, the appraiser prepares a report which includes a reproduction costs analysis (when appropriate) based on the current cost of constructing a similar home and market value analysis based on recent sales of comparable homes in the area. Appraisals generally conform to the Uniform Standards of Professional Appraisal Practice and must be on forms acceptable to Freddie Mac and Fannie Mae. Every appraisal is reviewed by a non-affiliated appraisal review firm or by Accredited's Appraisal Review Department or a qualified underwriter before the mortgage loan is closed.

         Accredited's mortgage loans are underwritten pursuant to "Full Documentation," "Lite Documentation," or "1003 Stated" programs. Under each of the programs, Accredited reviews the loan applicant's source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates debt service-to-income ratios to determine the applicant's ability to repay the loan, reviews the type and use of the property being financed and reviews the property for compliance with Accredited's standards. Accredited's underwriting standards are applied in a standardized manner which complies with applicable federal and state laws and regulations.

         Accredited's guidelines require verification of the income of each applicant and the source of funds (if any) required to be deposited by the applicant into escrow under Accredited's various programs as follows. Under the Full Documentation program, applicants are generally required to submit the last two pay stubs and written verification of income signed by the employer, Forms W-2 or 1040 and, in the case of self-employed applicants, Forms 1120 and profit and loss statements, in each case covering the preceding two years. Under the Lite Documentation program, applicants are generally required to submit a year-to-date pay stub or personal bank statements and, in the case of self-employed applicants, profit and loss statements, in each case covering at least the preceding six months. Under the 1003 Stated program, applicants are evaluated based upon income as stated in the mortgage loan application. Under all programs, Accredited may verify by telephone employment, business or income, and self-employed applicants may be required to submit a business license. Verification of the source of funds (if any) required to be paid by the applicant at closing is generally required under all documentation programs in the form of a standard verification of deposit, two months' consecutive bank statements or other acceptable documentation. Twelve months' mortgage payment or rental history must be verified by the related lender or landlord. If appropriate compensating factors exist, Accredited may waive certain documentation requirements or standards for individual applicants.

         The loan-to-value and debt service-to-income ratios which Accredited will allow are based upon applicants' respective credit histories in accordance with the categories and general criteria set forth in the following table ("1003" refers to Accredited's 1003 Stated program; "PT" means property type; "O/O" means owner-occupied; "N/O/O" means nonowner-occupied; "SFR" means single-family residence; "PUD" means planned unit development; "2-4" and "3-4" refer to two- to four- and three-to four-unit residential dwellings, respectively; and "Lite" refers to Accredited's Lite Documentation program):


                 MAXIMUM MORTGAGE                                                               MAXIMUM
CREDIT      DELINQUENCIES DURING LAST            CONSUMER               MAXIMUM               DEBT SERVICE TO
  LEVEL                YEAR                CREDIT/BANKRUPTCIES       LOAN-TO-VALUE RATIOS     INCOME RATIOS
---------  ----------------------------   ---------------------     -----------------------  ------------------
                                                                     PT       O/O      N/O/O
                                                                    ----      ----     -----
    A      One 30-day (none allowed for   Excellent credit for      SFR       90%*      80%        45%** - 55%
           1003 or N/O/O with a           last two yrs. w/only      PUD/
           loan-to-value ratio over 70%)  minor derogatory         Condo      85%       80%
                                          items.                   2 Unit     85%       80%
                                          Three yrs.                3-4       85%       75%
                                          reestablished             Lite      80%       75%
                                          excellent credit          1003      80%       70%
                                          since bankruptcy
                                          w/satisfactory
                                          explanation.

   A-      Two 30-day (rolling 30-day     Good credit for last      SFR       90%       80%        45%** - 55%
           delinquencies counted as one)  yr. Two yrs.              PUD/
                                          reestablished            Condo      85%       75%
                                          excellent credit         2 Unit     85%       75%
                                          since bankruptcy.         3-4       80%       75%
                                                                    Lite      80%       75%
                                                                    1003      80%       70%

    B      Four 30-day or one 60-day      Satisfactory credit       SFR       80%       70%        50%** - 55%
           and two 30-day (rolling        for last yr.  Two         PUD/
           delinquencies counted as one)  yrs. reestablished       Condo      80%       70%
                                          good credit since         2-4       80%       70%
                                          bankruptcy.               Lite      75%       70%
                                                                    1003      75%       65%

    C      Twelve 30-day or three         Fair credit for last      SFR       80%       65%           55%**
           30-day and one 60-day or two   yr.  One yr.              PUD/
           60-day and one 90-day          reestablished            Condo      75%       65%
                                          satisfactory credit       2-4       70%       65%
                                          since bankruptcy.         Lite      70%       60%
                                                                    1003      70%       60%

   C-      Current foreclosures and       Poor credit.  Any         SFR       65%       60%           55%**
           bankruptcies considered        bankruptcy must be        PUD/
                                          discharged with loan.    Condo      65%       60%
                                                                    2-4       65%       60%
                                                                    Lite      70%       60%
                                                                    1003      N/A       N/A

** The ratio may be increased by 5% (up to the indicated maximum) for each 10% that the loan-to-value ratio is below its indicated maximum.

         Accredited performs a post-funding quality control review to monitor and evaluate Accredited's loan origination policies and procedures. The quality control department is separate from the corporate underwriting department, and reports directly to a member of senior management.

         At least 10% of all loan originations and purchases are subjected to a full quality control re-underwriting and review, the results of which are reported to senior management on a monthly basis. Discrepancies noted by the audit are analyzed and corrective actions are instituted. A typical quality control review currently includes: (a) obtaining a new drive-by appraisal for each property; (b) running a new credit report from a different credit report agency; (c) reviewing loan applications for completeness, signatures, and for consistency with other processing documents; (d) obtaining new written verification of income and employment; (e) obtaining new written verification of mortgage to re-verify any outstanding mortgages; and (f) analyzing the underwriting and program selection decisions. The quality control process is updated from time to time as Accredited's policies and procedures change.

DELINQUENCY AND LOAN LOSS EXPERIENCE

         Historically, Accredited has sold substantially all of its mortgage loan production in the secondary mortgage market on a "servicing released" basis. In late 1998, Accredited began performing the delinquency collection and default resolution functions on its warehouse inventory of loans held for sale and on a pool of loans securitized by Accredited in 1996. In addition, in mid-1999, Accredited began retaining such servicing functions on loans sold into a facility under which Accredited also retains a residual interest in future payments on the loans. However, Accredited's delinquency, bankruptcy, foreclosure and default experience from these activities is insufficient for purposes of estimating the future delinquency and loss experience of the mortgage loans being sold to the trust, and there could be no assurance that such delinquency and loss experience would correspond to the delinquency and loss experience of mortgage loans being sold to the trust.
Accordingly, no such information is presented in this prospectus supplement.

                     THE SUBSERVICER AND THE BACKUP SERVICER

         The information below concerning the subservicer has been provided to the sponsor by the subservicer. Neither the sponsor, the indenture trustee, the owner trustee, the underwriter nor any of their respective affiliates has made any independent investigation of such information.

         Advanta Mortgage Corp. USA ("Advanta") will act as the subservicer and backup servicer of the mortgage loans pursuant to the subservicing agreement and the sale and servicing agreement, respectively. Advanta is an indirect subsidiary of Advanta Corp., a Delaware corporation ("Advanta Corp."), a publicly traded company based in Springhouse, Pennsylvania with assets as of September 30, 1999 in excess of $3.5 billion.

         Advanta Corp., through its subsidiaries (including Advanta), had managed assets (including mortgage loans) in excess of $12.2 billion as of September 30, 1999.

         As of September 30, 1999, Advanta and its subsidiaries were servicing approximately 110,471 closed-end fixed-rate and adjustable-rate mortgage loans that were originated or purchased and re-underwritten by Advanta or its affiliates representing an aggregate outstanding principal balance of approximately $7.5 billion, and approximately 157,164 mortgage loans which were not originated or purchased by Advanta or its affiliates but are being serviced for third parties on a contract servicing basis representing an aggregate outstanding principal balance of approximately $10.5 billion.

         On January 22, 1999, Fleet Financial Group, Inc. and some of its affiliates ("Fleet") filed a complaint (the "Complaint") against Advanta Corp. and some of its subsidiaries (but not including Advanta) in Delaware Chancery Court bringing a lawsuit relating to the transaction between Advanta Corp. and some of its affiliates and Fleet, which closed on February 20, 1998. Pursuant to the transaction, Advanta Corp. contributed substantially all of its consumer credit card business to a limited liability company controlled by Fleet (the "Fleet Transaction"). The lawsuit centers around post-closing adjustments and other matters relating to the Fleet Transaction. Fleet seeks damages of approximately $141 million.

         On February 16, 1999, Advanta Corp. filed an answer to the Complaint denying the material allegations of the Complaint. Advanta Corp. also filed counterclaims against Fleet seeking damages of approximately $101 million from Fleet. Although the outcome of this litigation cannot be determined, Advanta Corp. does not expect this litigation to have a material adverse effect on the financial position or future operating results of Advanta Corp. or Advanta.

         This prospectus supplement contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Additional risks that may affect Advanta Corp.'s performance are detailed in Advanta Corp.'s filings with the Securities and Exchange Commission, including in its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

         The ability of Advanta Corp.'s subsidiaries to honor their financial and other obligations is to some extent influenced by the financial condition of Advanta Corp. Such obligations of Advanta, insofar as they relate to the trust with respect to the mortgage loans, primarily consist of Advanta's limited advancing obligation and its obligation to perform certain servicing functions relating to the mortgage loans. To the extent that Advanta's ability to perform such obligations is adversely affected, the mortgage loans may experience an increased level of delinquencies and losses.

         The notes will not represent an interest in or obligation of, nor are the mortgage loans guaranteed by, Advanta or Advanta Corp. Additional information with respect to Advanta and Advanta Corp. is available in the various reports filed by Advanta and Advanta Corp. with the Securities and Exchange Commission. The mortgage loans will also not be insured or guaranteed by the FDIC or any other governmental agency or instrumentality.

THE SUBSERVICER

         Pursuant to a subservicing agreement between the master servicer and the subservicer, the subservicer will perform certain loan administration functions relating to the mortgage loans, including but not limited to loan boarding, payment processing, investor accounting, administering loan payoffs and reconveyances, maintenance of hazard insurance on the mortgaged properties, tax monitoring, and customer service. In addition, the subservicer will be responsible for investor reporting and for aggregating data generated by it and data provided to the subservicer by the master servicer for purposes of reporting to the indenture trustee. Unless it becomes the successor master servicer, the subservicer will not be responsible for servicing functions to be performed directly by the master servicer, including without limitation, the collection of delinquent accounts and the resolution of defaulted loans, including forbearance, modification, foreclosures and REO management and liquidation, and administration of the primary mortgage insurance policy. The terms and conditions of the subservicing agreement are consistent with and do not violate the provisions of the sale and servicing agreement. Such subservicing agreement does not relieve the master servicer from any of its obligations to service the mortgage loans in accordance with the terms and conditions of the sale and servicing agreement.

         The master servicer, with the consent of the note insurer, or the note insurer, if an "event of default" has occurred under the subservicing agreement, may remove the subservicer. If the subservicer is removed or resigns, the successor to the subservicer, which may be the master servicer or another subservicer, will be designated by the master servicer with the consent of the note insurer. The note insurer has the right to appoint a successor subservicer if the master servicer fails to do so or the note insurer and the master servicer cannot agree on a successor subservicer. In addition, the subservicer may be removed in connection with a transfer of the master servicing obligation other than to the backup servicer.

THE BACKUP SERVICER

         Upon the removal or resignation of the master servicer, the backup servicer has agreed to become the successor master servicer, subject to the note insurer's consent. The backup servicer is obligated to maintain certain servicing records to permit it to assume the role of master servicer in an efficient manner should the need arise. The backup servicer, if it becomes successor master servicer, will be subject to all the responsibilities and duties of the master servicer, including making Delinquency Advances and Servicing Advances unless it determines reasonably and in good faith that such advances would not be recoverable. The backup servicer, as successor master servicer will not be liable for any actions of any master servicer prior to it. Advanta may resign or be removed by the note insurer as backup servicer in the event it is removed or resigns as subservicer. If the backup servicer is removed or resigns, the successor backup servicer, if any, will be designated by the master servicer with the consent of the note insurer and with the consent of the rating agencies rating the transaction. The note insurer has the right to appoint a successor backup servicer if the master servicer fails to do so or the note insurer and the master servicer cannot agree on a successor backup servicer.

         If a backup servicer is not in place at the time the master servicer is removed or resigns and the note insurer fails to select a successor master servicer, the indenture trustee may solicit bids for a successor master servicer and, pending the appointment of a successor master servicer as a result of soliciting such bids, will be required to serve as master servicer. If the indenture trustee is unable to obtain a qualifying bid and the note insurer fails to select another successor master servicer, the indenture trustee will be required to appoint, or petition a court of competent jurisdiction to appoint, an eligible successor. Any successor master servicer is required to be a housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved seller-servicer by Fannie Mae or Freddie Mac, having equity of not less than $5,000,000 as determined in accordance with generally accepted accounting principles, which is acceptable to the note insurer and which shall assume all of the responsibilities, duties or liabilities of the master servicer.

         The backup servicer will receive a fee equal to 0.03% per annum with respect to each mortgage loan on each payment date as compensation for standing by to act as successor master servicer. If the backup servicer becomes the successor master servicer, the backup servicer will be entitled to the same servicing compensation as the master servicer plus the backup servicing fee. SEE "SERVICING OF THE MORTGAGE LOANS -- SERVICING FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES" HEREIN.

                                THE OWNER TRUSTEE

         Wilmington Trust Company, a Delaware banking corporation, has its corporate trust offices located at Rodney Square North, 1100 North Market Street, Ninth Floor, Wilmington, Delaware 19890. The owner trustee will perform limited administrative functions on behalf of the trust pursuant to the trust agreement. The owner trustee's duties are limited solely to its express obligations under the trust agreement.

                              THE INDENTURE TRUSTEE

         Norwest Bank Minnesota, National Association, has offices at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479 and 11000 Broken Land Parkway, Columbia, Maryland 21044. The indenture trustee will act as initial authenticating agent, paying agent and note registrar pursuant to the terms of the indenture.

               DESCRIPTION OF THE NOTES AND THE TRUST CERTIFICATES

         Capitalized terms used in this prospectus supplement are defined under the caption "Glossary."

         On the closing date, the trust will issue the Class A-1 Notes and the Class A-2 Notes pursuant to the indenture. Each Class A-1 Note represents a debt obligation of the trust secured by a pledge of the portion of the trust estate consisting of the fixed-rate group mortgage loans. Each Class A-2 Note represents a debt obligation of the trust secured by a pledge of the portion of the trust estate consisting of the adjustable-rate group mortgage loans.

         Pursuant to the trust agreement, the trust will also issue a class of trust certificates, representing the entire beneficial ownership interest in the trust. The trust certificates will represent the entire beneficial ownership interest in both groups of mortgage loans and will be held by the sponsor. The trust certificates may not be transferred without the consent of the note insurer and compliance with the transfer provisions of the trust agreement.

         The notes will be issued only in book-entry form, in denominations of $25,000 initial principal balance and integral multiples of $1,000 in excess thereof, except that one note of each class may be issued in a different amount. The notes are available in book-entry form only, through the facilities of The Depository Trust Company or "DTC".

BOOK-ENTRY NOTES

         The notes are sometimes referred to in this prospectus supplement as "book-entry notes." The book-entry notes will be issued in one or more notes which equal the aggregate principal balance of the notes and will initially be registered in the name of Cede & Co., which will be the "holder" of the notes, as the nominee of DTC. Persons acquiring beneficial ownership interests in the notes will hold their notes through DTC in the United States or Clearstream, Luxembourg (formerly known as Cedel) or the Euroclear System in Europe, if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear System will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear System's names on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear System.

         Investors may hold such beneficial interests in the book-entry notes in minimum denominations representing principal amounts of $25,000 and in integral multiples of $1,000 in excess thereof. Except as described in the prospectus under "DESCRIPTION OF THE SECURITIES -- DEFINITIVE SECURITIES," no beneficial owner will be entitled to receive a physical or definitive note representing such note. Unless and until definitive notes are issued, it is anticipated that the only "holder" of such notes will be Cede & Co., as nominee of DTC. Beneficial owners will not be "holders" or "noteholders" as those terms are used in the indenture and the sale and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC. FOR INFORMATION WITH RESPECT TO TAX DOCUMENTATION PROCEDURES RELATING TO THE NOTES, SEE "ANNEX I - GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES" ATTACHED TO THIS PROSPECTUS SUPPLEMENT.

         None of the trust, the owner trustee, the sponsor, the master servicer, the backup servicer, the subservicer, the note insurer or the indenture trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

ASSIGNMENT AND PLEDGE OF INITIAL MORTGAGE LOANS

         Pursuant to the sale and servicing agreement, the sponsor will sell, transfer, assign, set over and otherwise convey without recourse to the trust, all right, title and interest in and to each initial mortgage loan, including all scheduled payments of principal and interest due after, the close of business on

February 1, 2000. The sponsor will not convey, and the sponsor reserves and retains all its right, title and interest in and to, (x) scheduled payments of principal and interest due on each mortgage loan on or prior to February 1, 2000 and (y) principal prepayments in full, curtailments (i.e., partial prepayments) and unscheduled recoveries of principal received on each such mortgage loan prior to February 1, 2000.

         Pursuant to the indenture, the trust will pledge to the indenture trustee in trust for the benefit of the holders of the notes and the note insurer, all right, title and interest in and to the mortgage loans, as collateral security for the notes.

ASSIGNMENT AND PLEDGE OF SUBSEQUENT MORTGAGE LOANS

         On the closing date, approximately $13,384,851.19 will be deposited in the pre-funding account with respect to the Class A-1 Notes and approximately $30,279,890.61 will be deposited in the pre-funding account with respect to the Class A-2 Notes from the proceeds of the sale of the Class A-1 Notes and the Class A-2 Notes, respectively, and will be used to acquire subsequent mortgage loans for inclusion in the related sub-trust. The pre-funding accounts will be in the name of and maintained by the indenture trustee and will be part of the assets of the related sub-trust. The trust may acquire subsequent mortgage loans with the funds on deposit in the related pre-funding account at any time during the period from the closing date until the earliest of:

         - the date on which the amount on deposit in the related pre-funding account is less than $100,000,

         - the date on which an event of default occurs under the terms of the sale and servicing agreement, the indenture or the insurance agreement, and

         -        the close of business on March 31, 2000.

         The sponsor expects that the amounts originally deposited in each pre-funding account will be reduced to less than $100,000 by March 31, 2000. To the extent funds in the pre-funding accounts are not used to purchase subsequent mortgage loans by March 31, 2000 or the occurrence of one of the other events specified above, such funds will be used to prepay the principal of the related class of notes on the following payment date.

DELIVERY OF MORTGAGE LOAN DOCUMENTS

         In connection with the sale, transfer, assignment or pledge of the mortgage loans to the trust, the sponsor will deliver or cause to be delivered to the indenture trustee, on or prior to the closing date, and with respect to the subsequent mortgage loans, on the applicable subsequent transfer date, the following documents with respect to each mortgage loan which constitute the mortgage file:

         (a) the original mortgage note, endorsed without recourse in blank by the sponsor, including all intervening endorsements showing a complete chain of endorsement;

         (b) the related original mortgage with evidence of recording indicated thereon or, in certain limited circumstances, a copy thereof certified by the applicable recording office, the sponsor or the sponsor's closing agent in connection with the closing of the mortgage loan;

         (c) the recorded intervening mortgage assignment(s), if any, or copies thereof certified by the applicable recording office, the sponsor or the sponsor's closing agent in connection with the closing of the mortgage loan, showing a complete chain of assignment from the originator of the related mortgage loan to the sponsor -- which assignment may, at the sponsor's option, be combined with the assignment referred to in clause (d) below;

         (d) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the sponsor to the indenture trustee;

         (e) originals of all assumption, modification and substitution agreements in those instances where the terms or provisions of a mortgage or mortgage note have been modified or such mortgage or mortgage note has been assumed; and

         (f) an original title insurance policy or a copy of the preliminary title report, binder or commitment therefor, together with a certificate from the sponsor that the original mortgage has been delivered for recordation to the title insurance company that issued such preliminary title report, binder or commitment.

         Pursuant to the indenture, the indenture trustee agrees to execute and deliver on or prior to the closing date, or, with respect to subsequent mortgage loans, on or prior to the related subsequent transfer date, an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans, with any exceptions noted. The indenture trustee agrees, for the benefit of the holders of the notes and the note insurer, to review, or cause to be reviewed, each mortgage file within sixty days after the closing date or the subsequent transfer date, as applicable -- or, with respect to any Qualified Substitute Mortgage Loan, within sixty days after the receipt by the indenture trustee thereof -- and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans:

         - all documents required to be delivered to it pursuant to the indenture are in its possession,

         - each such document has been reviewed by it and has not been mutilated, damaged, torn or otherwise physically altered, appears regular on its face and relates to such mortgage loan, and

         - based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date.

         If the indenture trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file to be defective in any material respect, the indenture trustee shall promptly so notify the master servicer, the backup servicer, the subservicer, the sponsor and the note insurer in writing with details thereof. The sponsor agrees to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the indenture trustee. If, however, within sixty days after the indenture trustee's notice of such defect, the sponsor has not caused the defect to be remedied and the defect materially and adversely affects the value of the related mortgage loan or the interest of the holders of the notes or the interests of the note insurer in the related mortgage loan, the sponsor will either (a) substitute in lieu of such mortgage loan a Qualified Substitute Mortgage Loan and, if the then outstanding principal balance of such Qualified Substitute Mortgage Loan is less than the principal balance of such mortgage loan as of the date of such substitution plus accrued and unpaid interest thereon, deliver to the master servicer a substitution adjustment equal to the amount of any such shortfall or (b) purchase such mortgage loan at a purchase price equal to the outstanding principal balance of such mortgage loan as of the date of purchase, plus the greater of (x) all accrued and unpaid interest thereon and (y) thirty days' interest thereon, computed at the related mortgage interest rate, net of the master servicing fee if the master servicer is effecting the repurchase, plus the amount of any unreimbursed Delinquency Advances and Servicing Advances. The purchase price will be deposited in the collection account after deducting therefrom any amounts received in respect of such repurchased mortgage loan or loans and being held in the collection account for future payment to the extent such amounts have not yet been applied to principal or interest on such mortgage loan. In the event a defective mortgage loan is liquidated before it is repurchased by the sponsor, the sponsor is obligated to pay any realized losses with respect to such defective mortgage loan. The obligation of the sponsor to repurchase or substitute for a defective mortgage loan is the sole remedy regarding any defects in the mortgage file available to the indenture trustee or the noteholders.

REPRESENTATIONS AND WARRANTIES OF THE SPONSOR

         The sponsor will represent, among other things, with respect to each mortgage loan, as of the closing date or the subsequent transfer date, as applicable, the following:

         1. the information set forth in the schedule of mortgage loans with respect to each mortgage loan is true and correct;

         2. all of the original or certified documentation constituting the mortgage files, including all material documents related thereto, has been or will be delivered to the indenture trustee, on the closing date or the subsequent transfer date, as applicable;

         3. the mortgaged property consists of a single parcel of real property upon which is erected a detached one- to four-family dwelling, an individual condominium unit in a low-rise condominium, or an individual unit in a planned unit development;

         4. each mortgage loan at the time it was made complied with, and each mortgage loan at all times was serviced in compliance with, in each case, in all material respects, applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending and disclosure laws;

         5. each mortgage is a valid first or second lien on a fee simple, or its equivalent under applicable state law, or leasehold estate in the real property securing the amount owed by the mortgagor under the mortgage note subject only to,

         - the lien of current real property taxes and assessments which are not delinquent,

         -        any related first mortgage loan,

         - covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related mortgage loan obtained by the sponsor or related originator, and

         - other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage;

         6. immediately prior to the transfer and assignment by the sponsor to the trust, the sponsor had good title to, and was the sole owner of each mortgage loan, free of any interest of any other person, and the sponsor has transferred all right, title and interest in each mortgage loan to the trust;

         7. each mortgage loan conforms, and all such mortgage loans in the aggregate conform, to the description thereof set forth in this prospectus supplement; and

         8. all of the mortgage loans were originated in accordance with the underwriting criteria set forth in this prospectus supplement.

         Pursuant to the sale and servicing agreement, upon the discovery by any holder of the notes, the sponsor, the master servicer, the backup servicer, the subservicer, the note insurer, or the indenture trustee of a breach of any of the representations and warranties contained in the sale and servicing agreement which materially and adversely affects the value of the related mortgage loan or the interests of the holders of the notes or the interests of the note insurer in the related mortgage loan, the sponsor will have a period of sixty days to effect a cure. If the breach is not cured within the sixty-day period, the sponsor will either (a) substitute for such mortgage loan a Qualified Substitute Mortgage Loan or (b) purchase such mortgage loan from the trust. The same procedures and limitations that are set forth above for the substitution or purchase of a defective mortgage loan as a result of deficient documentation will apply to the substitution or purchase of a mortgage loan as a result of a breach of a representation or warranty in the sale and servicing agreement that materially and adversely affects the interests of the noteholders or the note insurer. In the event a mortgage loan with respect to which a representation or warranty has been breached is liquidated before it is repurchased by the sponsor, the sponsor must pay any realized losses with respect to such mortgage loan.

         In addition, the sponsor will be obligated to indemnify the trust, the master servicer, the subservicer, the backup servicer, the owner trustee, the indenture trustee, the holders of the notes and the note insurer for any third-party claims arising out of a breach by the sponsor of representations or warranties regarding the mortgage loans. The obligation of the sponsor to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the notes, the trust, the indenture trustee, the subservicer, the backup servicer, and the note insurer.

PAYMENTS ON THE MORTGAGE LOANS

         The master servicer is obligated to establish and maintain a separate collection account, which will generally be (a) an account maintained with a depository institution or trust company whose long-term unsecured debt obligations are rated by each rating agency rating this offering in the highest rating at the time of any deposit therein or (b) trust accounts maintained with a depository institution acceptable to each rating agency rating this offering and the note insurer. The master servicer may direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the date on which the master servicer is required to transfer the servicer remittance amount from the collection account into the payment account, as described below.

         The master servicer is obligated to deposit or cause to be deposited in the collection account in accordance with the time frame set forth in the sale and servicing agreement, amounts representing the following payments received and collections made by it after the Cut-off Date, other than in respect of scheduled monthly payments on the initial mortgage loans due on a due date occurring on or prior to February 1, 2000:

         - all payments on account of principal of the mortgage loans, including scheduled principal payments, full and partial principal prepayments and prepayment penalties collected in connection therewith;

         -        all payments on account of interest on the mortgage loans;

         -        all Liquidation Proceeds;

         - all Insurance Proceeds and claims payments received in respect of the primary mortgage insurance policy;

         -        all Net REO Proceeds;

         - all other amounts required to be deposited in the collection account pursuant to the sale and servicing agreement; and

         - any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

         The indenture trustee will be obligated to set up a payment account with respect to each class of notes into which the master servicer will deposit or cause to be deposited the servicer remittance amount on the third business day preceding the payment date, the "servicer remittance date."

         The servicer remittance amount for a servicer remittance date is equal to the sum, without duplication, of:

         - all scheduled collections of principal of and interest on the mortgage loans collected by the master servicer during the related Due Period,

         - all partial prepayments of principal and other amounts collected on account of principal, including Net REO Proceeds, Net Liquidation Proceeds and Insurance Proceeds, if any, collected by the master servicer during the previous calendar month,

         - all principal prepayments in full, including prepayment penalties, collected by the master servicer during the related Prepayment Period,

         - all Delinquency Advances made by the master servicer or subservicer with respect to payments due to be received on the mortgage loans during the related Due Period, and

         - any other amounts required to be placed in the collection account by the master servicer pursuant to the sale and servicing agreement,

but excluding the following:

         (a) amounts received on a mortgage loan, other than timely scheduled payments of principal and interest, and including late payments, Liquidation Proceeds, and Insurance Proceeds, to the extent the master servicer has previously made an unreimbursed Delinquency Advance or a Servicing Advance with regard to such mortgage loan;

         (b) for such servicer remittance date, the aggregate servicing fees, including the backup servicing fee;

         (c) all net income from eligible investments that is held in the collection account for the account of the master servicer;

         (d) all amounts actually recovered by the master servicer in respect of late fees, assumption fees and similar fees;

         (e)      Net Foreclosure Profits;

         (f) all amounts previously advanced by the master servicer or subservicer as Delinquency Advances or Servicing Advances that are determined in good faith by the master servicer to be unrecoverable from the proceeds of the particular mortgage loan to which they relate; and

         (g) certain other amounts which are reimbursable to the master servicer, as provided in the sale and servicing agreement.

         The amounts described above may be withdrawn by the master servicer or the subservicer from the collection account on or prior to each servicer remittance date.

CAPITALIZED INTEREST ACCOUNTS

         On the closing date, the sponsor will deposit approximately $62,531.13 in the capitalized interest account with respect to the Class A-1 Notes and approximately $98,528.87 in the capitalized interest account with respect to the Class A-2 Notes. These amounts will be used, as necessary, by the indenture trustee during the pre-funding period to make up for interest shortfalls that may arise in the event that interest collected on the related group of mortgage loans, together with investment earnings on the related pre-funding account, are insufficient to pay all of the interest due on the related class of notes and expenses during that period. Any amounts remaining in the capitalized interest account which are not used to make up this shortfall will be paid directly to the sponsor on the payment date immediately following the end of the pre-funding period.

         Amounts on deposit in the capitalized interest accounts will be invested in permitted investments as described in the indenture. All such permitted investments are required to mature no later than the business day prior to the March 2000 payment date.

PAYMENTS OF INTEREST

         On each payment date, each class of notes is entitled to receive:

         - CURRENT INTEREST. The amount of interest that accrued during the related accrual period for that class on the outstanding principal balance of that class at the note rate for that class, reduced by the sum of (a) the Civil Relief Act Interest Shortfalls for that class and (b) Net Prepayment Interest Shortfalls for that class.

         - UNPAID INTEREST SHORTFALLS. Any interest that was due on a prior payment date that was not paid, together with interest on that previously unpaid amount.

         With respect to the Class A-2 Notes, interest payable to the holders of the Class A-2 Notes on any payment date may be capped by the application of the Class A-2 Available Funds Cap Rate. In such event, the excess of any interest calculated at the Class A-2 Formula Note Rate over the interest calculated at the Class A-2 Available Funds Cap Rate will not be covered by the note insurance policy.

         The accrual period for the Class A-1 Notes is the calendar month preceding the payment date. The accrual period for the Class A-2 Notes is the period from and including the prior payment date (or, in the case of the March 27, 2000 payment date, from the closing date) to but excluding the current payment date. Interest will accrue on the Class A-1 Notes on the basis of a 360-day year consisting of twelve 30-day months. Interest will accrue on the Class A-2 Notes on the basis of a 360-day year and the actual number of days elapsed in the accrual period.

CALCULATION OF LIBOR

         The London interbank offered rate ("LIBOR") with respect to any payment date will be determined by the indenture trustee and will equal the posted rate for United States dollar deposits for one month that appears on Telerate Page 3750 as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding payment date (or, in the case of the first payment date, February 25, 2000). If no such posted rate appears, LIBOR will be determined on the basis of the offered quotation of the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market) identified in the indenture for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If fewer than two reference banks provide such offered quotations on that date, LIBOR will be calculated as the offered rate that one or more leading banks in The City of New York selected by the indenture trustee (after consultation with the master servicer) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month; provided, however, that if such banks are not quoting as described above, LIBOR will be equal to the value calculated for the immediately preceding payment date. In any event, LIBOR is calculated as the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with 5/1,000th of a percent (0.000005) rounded upwards) of all such quotations, and "LIBOR Business Day" is a day on which banking institutions in the City of London, England, are not required or authorized by law to be closed.

PAYMENTS OF PRINCIPAL

         On each payment date, the holders of each class of notes will receive a payment of principal in the aggregate amount, (such aggregate amount, the "Principal Payment Amount" for that class) equal to the sum of :

                  (i) the Base Principal Payment Amount for that class and payment date;

                  (ii) the Over-collateralization Deficit allocable to that class, but only to the extent that it can be funded on such payment date from Excess Interest available from both groups, as described below in "-- FLOW Of FUNDS", or amounts, if any available from the reserve account;

                  (iii) such class' pro rata portion of any Remaining Over-collateralization Deficit on such payment date, to the extent funded by the note insurer as an Insured Payment; and

                  (iv) the Over-collateralization Increase Amount for that class, but only to the extent it can be funded on that payment date from Excess Interest available from the related group.

         An amount equal to the Principal Payment Amount with respect to each class of notes will be paid to the holders of that class of notes until the note principal balance of that class has been reduced to zero.

FLOW OF FUNDS

         On each payment date, the indenture trustee, based solely on the loan level information received from the master servicer in the servicer remittance report prior to that payment date, will make payments in respect of each group of mortgage loans to the holders of the related class of notes and reimbursement to the note insurer under the insurance agreement, to the extent of funds, including any Insured Payments, on deposit in the related payment account, as follows:

         (a) to the indenture trustee, the indenture trustee fee for that payment date and any payments with respect to indemnification due to the indenture trustee, to the owner trustee, the owner trustee fee for that payment date; to the note insurer, the note insurer premium for that payment date; and to the primary mortgage insurance provider, the premium due, if any, in each case, with respect to the related class of notes;

         (b) from amounts then on deposit in the related payment account, the Interest Payment Amount for the related class of notes;

         (c) from amounts then on deposit in the related payment account, the Base Principal Payment Amount for the related class of notes;

         (d) from amounts then on deposit in the related payment account, the allocable portion of the Over-collateralization Deficit, if any, for the related class of notes;

         (e) from amounts then on deposit in the related payment account, to the holders of the other class of notes, the Shortfall Amount for such other class;

         (f) from amounts then on deposit in the related payment account, to the note insurer the Reimbursement Amount with respect to the related class of notes as of such payment date;

         (g) from amounts then on deposit in the related payment account, to the note insurer, the Reimbursement Amount for the other class of notes as of such payment date;

         (h) from amounts then on deposit in the related payment account, the Over-collateralization Increase Amount for the related class of notes;

         (i) from amounts then on deposit in the related payment account, to the reserve account, the amount necessary for the balance of that account to equal the applicable Specified Reserve Amount;

         (j) with respect to the Class A-2 Notes only, from amounts then on deposit in the related payment account, to the holders of the Class A-2 Notes, the Class A-2 Available Funds Cap Carry-Forward Amount;

         (k) from amounts then on deposit in the related payment account to the master servicer, any amount due to it with respect to the related group; and

         (l) following the making by the indenture trustee of all allocations, transfers and disbursements described above, to the holders of the trust certificates, the amount remaining on such payment date in the each payment account, if any.

OVER-COLLATERALIZATION PROVISIONS

         OVER-COLLATERALIZATION RESULTING FROM CASH FLOW STRUCTURE. Any Excess Interest with respect to a group of mortgage loans, remaining after payment of items (a) through (g) in "-- FLOW OF FUNDS" above will be applied on each payment date as an accelerated payment of principal on the related class of notes but only to a limited extent. The application of this amount as a payment of principal will accelerate the amortization of a class of notes relative to the amortization of the related group of mortgage loans, thus creating or increasing over-collateralization.

         Under certain circumstances, the required level of the Specified Over-collateralization Amount with respect to the mortgage loans is permitted to decrease or "step down" on a payment date in the future. If, on any payment date, as a result of such a step down or otherwise, the Over-collateralization Amount with respect to a group of mortgage loans is higher than is required, then the amount of principal equal to the excess which would otherwise be paid to the holders of the related class of notes on such payment date will not be paid through as principal on that class of notes. This has the effect of decelerating the amortization of the related class of notes relative to the amortization of such group of mortgage loans, and of reducing the Over-collateralization Reduction Amount. The amounts of principal not paid through as principal are the Over-collateralization Reduction Amount.

         Under certain circumstances, the required over-collateralization amount may be increased, which will result in additional distributions of Excess Interest and acceleration of the related class of notes.

         The sale and servicing agreement does not require that the amount of any Liquidated Loan Loss be paid to the holders of the related class of notes on the payment date which immediately follows the event of loss; i.e., the sale and servicing agreement does not require the current recovery of losses. However, the occurrence of a Liquidated Loan Loss will reduce the Over-collateralization Amount with respect to that group of mortgage loans, which, to the extent that such reduction causes the Over-collateralization Amount to be less than the Specified Over-collateralization Amount applicable to the related payment date, will require the payment of an Over-collateralization Increase Amount on such payment date, or, if insufficient funds are available on such payment date, on subsequent payment dates, until the Over-collateralization Amount equals the related Specified Over-collateralization Amount. The effect of the foregoing is to allocate losses to the holders of the trust certificates by reducing, or eliminating entirely, payments of Excess Interest and Over-collateralization Reduction Amounts which such holder would otherwise receive.

CROSS-COLLATERALIZATION PROVISIONS

         The cross-collateralization provisions of the transaction are limited to the payment, from the funds available from one group of mortgage loans, of certain fees and premiums, credit losses, interest shortfalls and amounts due the note insurer with respect to the other group, but only after meeting the minimum funding needs of the first group. Excess Interest will not be used to build the over-collateralization level of the other class to its respective required level.

         CROSS-COLLATERALIZATION PAYMENTS. On each payment date, available Excess Interest from one group of mortgage loans, if any, will be paid to the holders of the class of notes relating to the other group of mortgage loans to the extent of the Shortfall Amount for that other group.

         RESERVE ACCOUNT. The notes will also have the benefit of a reserve account. On each payment date, available Excess Interest from a group of mortgage loans after payment of the Over-collateralization Increase Amount for that group and payment date, if any, will be paid into the reserve account until the funds on deposit in the reserve account equal the Specified Reserve Amount.

         Funds on deposit in the reserve account on a payment date will be used to fund Shortfall Amounts, to the extent that there is insufficient Excess Interest available on that payment date to fund those shortfalls.

         In the event the sub-trust for a group of mortgage loans is terminated pursuant to the optional clean-up call, while the other sub-trust remains outstanding, no additional amounts of Excess Interest from the terminated sub-trust will be available to fund Shortfall Amounts or to fund the reserve account, in either case for the benefit of the class of notes relating to the other sub-trust.

THE NOTE INSURANCE POLICY

         The indenture requires the indenture trustee to make a claim for an Insured Payment under the note insurance policy not later than the second business day prior to any payment date as to which the indenture trustee has determined that a Remaining Over-collateralization Deficit will exist for the purpose of applying the proceeds of such Insured Payment as a payment of principal to the holders of the notes on such payment date. Remaining Over-collateralization Deficits are calculated on an aggregate basis for both mortgage loan groups considered together. The note insurer has the option on any payment date to make a payment of principal, including in respect of Liquidated Loan Losses, up to the amount that would have been payable to the holders of the notes if sufficient funds were available therefor. Additionally, under the terms of the indenture, the note insurer will have the option to cause Excess Interest to be applied without regard to any limitation upon the occurrence of certain trigger events, or in the event of an "event of default" under the insurance agreement. However, investors in the notes should realize that, under extreme loss or delinquency scenarios, they may temporarily receive no payments of principal. Moreover, with respect to any payment date occurring on a date when an event of default under the insurance agreement has occurred and is continuing or a date on or after the first date on which a claim is made under the note insurance policy, the note insurer at its sole option, may pay any or all of the outstanding principal balance of the notes.

EVENTS OF DEFAULT

         Upon the occurrence of an event of default, the indenture trustee may, with the consent of the note insurer, or shall at the direction of the note insurer or upon the direction of noteholders representing at least 51% of the aggregate principal balance of the notes, together with the prior written consent of the note insurer, declare the aggregate outstanding principal balance of all the notes to be due and payable together with all accrued and unpaid interest thereon without presentment, demand, protest or other notice of any kind, all of which are waived by the trust. Such declaration may be rescinded by the note insurer or noteholders representing at least 51% of the aggregate principal balance of the notes, together with the prior written consent of the note insurer. An event of default, wherever used herein, means any one of the following events:

         1. the trust fails to pay or causes to be paid to the indenture trustee, for the benefit of the holders of the notes, on any payment date, all or part of any Interest Payment Amount due on the notes on such payment date; or

         2. the trust fails to pay or cause to be paid to the indenture trustee, for the benefit of the holders of the notes, (x) on any payment date an amount equal to the Base Principal Payment Amount due on the outstanding notes on such payment date, to the extent that sufficient funds are on deposit in the collection account or (y) on the final stated maturity date for any class of notes, the aggregate outstanding principal balance of the related class of notes; or

         3. the trust is in breach or default in the due observance of any one or more of the negative covenants under the indenture, and the breach or default continues beyond any applicable grace period; or

         4. the trust consents to the appointment of a custodian, receiver, trustee or liquidator, or other similar official, of itself, or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they come due, or a court of competent jurisdiction shall determine that the trust is generally not paying its debts as they come due, or the trust shall make a general assignment for the benefit of creditors; or

         5. the trust files a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws, as now or hereafter in effect, or an answer admitting the material allegation of a petition filed against the trust in any such proceeding, or the trust, by voluntary petition, answer or consent, seeks relief under the provisions of any now existing or future bankruptcy or other similar law providing for the reorganization or winding-up of debtors, or providing for an agreement, composition, extension or adjustment with its creditors; or

         6. an order, judgment or decree is entered in any proceeding by any court of competent jurisdiction appointing, without the consent, express or legally implied, of the trust, a custodian, receiver, trustee or liquidator, or other similar official, of the trust or any substantial part of its property, or sequestering any substantial part of its respective property, and any such order, judgment or decree or appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of ninety days after the date of entry thereof; or

         7. a petition against the trust in a proceeding under applicable bankruptcy laws or other insolvency laws, as now or hereafter in effect, is filed and is not stayed, withdrawn or dismissed within ninety days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of debtors which may apply to the trust, any court of competent jurisdiction assumes jurisdiction, custody or control of the trust or any substantial part of its property, and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of ninety days; or

         8. The occurrence of an event of default under the insurance agreement.

REPORTS TO NOTEHOLDERS

         Pursuant to the indenture, on each payment date the indenture trustee will make available to the master servicer, the note insurer, the backup servicer, the subservicer and each holder of a note or a trust certificate a written remittance report containing information including, without limitation, the amount of the payment on such payment date, the amount of such payment allocable to principal and allocable to interest, the aggregate outstanding principal balance of the notes as of such payment date, the amount of any Insured Payment included in such payment on such payment date and such other information as required by the indenture.

         The indenture trustee will make the monthly report (and, at its option, any additional files containing the same information in an alternative format) available each month to noteholders and other parties via the indenture trustee's internet website and its fax-on-demand service. The indenture trustee's fax-on-demand service may be accessed by calling (301) 815-6610. The indenture trustee's internet website shall initially be located at "WWW.CTSLINK.COM". Assistance in using the website or the fax-on-demand service can be obtained by calling the indenture trustee's customer service desk at
(301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The indenture trustee shall have the right to change the way payment date statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the indenture trustee will provide timely and adequate notification to all above parties regarding any such changes.

MANDATORY PREPAYMENT ON THE NOTES

         Each class of notes will be partially prepaid on the payment date immediately following the end of the pre-funding period to the extent that any amount remains on deposit in the related pre-funding account on that payment date. Although no assurance can be given, it is anticipated that the principal amount of subsequent mortgage loans sold to the trust with respect to each group will require the application of substantially all of the amount in the related pre-funding account and that there should be no material amount of principal prepaid on the notes from the related pre-funding account. However, it is unlikely that the sponsor will be able to deliver subsequent mortgage loans for each group with an aggregate principal balance identical to the original pre-funded amount for that group.

OPTIONAL CLEAN-UP CALL ON THE NOTES

         The sponsor may, at its option, terminate the sub-trust with respect to the fixed-rate mortgage loans on any payment date when the outstanding principal balance of the Class A-1 Notes is equal to or less than 10% of the original principal balance of the Class A-1 Notes or terminate the sub-trust with respect to the adjustable-rate mortgage loans on any payment date when the outstanding principal balance of the Class A-2 Notes is equal to or less than 10% of the original principal balance of the Class A-2 Notes. The sponsor also has the option to terminate the entire trust on any payment date when the aggregate outstanding principal balance of the notes is equal to or less than 10% of the original aggregate principal balance of the notes. If the sponsor calls any class of notes, the sponsor must deposit into the related payment account an amount equal to the aggregate outstanding principal balance of the related class of notes, plus all accrued and unpaid interest thereon including shortfalls of interest carry-forward amounts (including, with respect to a call of the Class A-2 Notes, any Class A-2 Available Funds Cap Carry-Forward Amount) at the related note rate through the end of the accrual period preceding the final payment date, together with all amounts due and owing the note insurer.

AMENDMENT

         The indenture may be amended from time to time by the trust and the indenture trustee by written agreement, upon the prior written consent of the note insurer, without notice to, or consent of, the holder of the notes, to cure any ambiguity, to correct or supplement any provisions in the indenture that may be defective or inconsistent with any other provision thereto, to comply with any changes in the Internal Revenue Code, or to make any other provisions with respect to matters or questions arising under the indenture which shall not be inconsistent with the provisions of the indenture. However, any such action shall not, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the indenture trustee or (ii) a letter from each rating agency rating this offering confirming that such amendment will not cause the reduction, qualification or withdrawal of the then-current ratings of the notes or adversely affect in any material respect the interests of any holder of the notes. In addition, no such amendment shall change the rights or obligations of any other party to the indenture without the consent of such party.

         The indenture may be amended from time to time by the trust and the indenture trustee with the consent of the note insurer, and the holders of the majority of the percentage interest of the notes affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the indenture or of modifying in any manner the rights of the holders; PROVIDED, HOWEVER, that no such amendment shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be paid on any note without the consent of the holder of each note or reduce the percentage for each class whose holders are required to consent to any such amendment without the consent of the holders of 100% of each class of notes affected thereby.

         The sale and servicing agreement contains substantially similar restrictions regarding amendment.

TERMINATION

         The trust will terminate upon: (i) the payment to the noteholders of all amounts required to be paid to the noteholders and (ii) the payment to the note insurer of all amounts required to be paid to the note insurer pursuant to the insurance agreement after the latest to occur of (a) the clean-up call, (b) the final payment or other liquidation of the last mortgage loan or (c) the disposition of all property acquired in respect of any mortgage loan remaining in the trust estate.

                         SERVICING OF THE MORTGAGE LOANS

         Accredited Home Lenders, Inc. will act as master servicer of the mortgage loans. Advanta Mortgage Corp. USA will act as subservicer and backup servicer of the mortgage loans. SEE "THE SPONSOR AND THE MASTER SERVICER" AND "THE BACKUP SERVICER AND THE SUBSERVICER" HEREIN. The master servicer and the subservicer will be required to use the same care as they customarily employ in servicing and administering mortgage loans for their own accounts, in accordance with accepted mortgage servicing practices of prudent lending institutions, and giving due consideration to the reliance of the note insurer and the holders of the notes on them.

         All references to "servicer" in the accompanying prospectus should be read to be references to the "master servicer" described in this prospectus supplement.

SERVICING FEES AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         As compensation for its activities as master servicer under the sale and servicing agreement, the master servicer will be entitled with respect to each mortgage loan to the master servicing fee, which will be payable monthly from amounts on deposit in the collection account. The master servicing fee will be an amount equal to interest at the master servicing fee rate for a mortgage loan on the outstanding principal balance of that mortgage loan. The master servicing fee rate with respect to each mortgage loan will be 0.47% per annum. In addition, the master servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, assumption or similar items other than prepayment penalties. The master servicer or subservicer will also be entitled to withdraw from the collection account any net interest or other income earned on deposits therein. The master servicer will pay all expenses incurred by it in connection with its servicing activities under the sale and servicing agreement, including payment of servicing compensation to the subservicer, and will not be entitled to reimbursement therefor except as specifically provided in the sale and servicing agreement.

DELINQUENCY ADVANCES, SERVICING ADVANCES AND COMPENSATING INTEREST

         DELINQUENCY ADVANCES. The master servicer is required to make Delinquency Advances on each servicer remittance date, subject to the master servicer's determination that such advance would be recoverable. Such Delinquency Advances by the master servicer are reimbursable to the master servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of scheduled interest and principal to the holders of the notes in circumstances where no ultimate loss is expected. Notwithstanding the master servicer's good faith determination that a Delinquency Advance was recoverable when made, if such Delinquency Advance becomes a nonrecoverable advance, the master servicer will be entitled to reimbursement therefor from any collections on any mortgage loans prior to distributions to the noteholders. SEE "DESCRIPTION OF THE NOTES AND THE TRUST CERTIFICATES -- PAYMENTS ON THE MORTGAGE LOANS" HEREIN.

         SERVICING ADVANCES. The master servicer is required to advance amounts with respect to the mortgage loans, subject to the master servicer's determination that such advance would be recoverable and that a prudent mortgage lender would make a similar advance if it or an affiliate owned the related mortgage loan, constituting "out-of-pocket" costs and expenses relating to:

         - the preservation, restoration and protection of the mortgaged property, including real estate taxes and insurance premiums,

         - collection, enforcement and judicial proceedings, including foreclosures and liquidations,

         - expenditures relating to the purchase or maintenance of a first lien not included in the trust estate on the mortgaged property,

         - conservation, management, and liquidation of any REO Property, and

         - certain other customary amounts described in the sale and servicing agreement.

         These Servicing Advances by the master servicer are reimbursable to the master servicer subject to certain conditions and restrictions. In the event that, notwithstanding the master servicer's good faith determination at the time such Servicing Advance was made that it would be recoverable from the related mortgage loan, such Servicing Advance becomes a nonrecoverable advance, the master servicer will be entitled to reimbursement therefor from any collections on any mortgage loans prior to distributions to the noteholders.

         COMPENSATING INTEREST. On or prior to the third business day preceding the payment date, the master servicer is required to remit to the indenture trustee a payment of Compensating Interest in respect of Prepayment Interest Shortfalls and shall not have the right to reimbursement therefor. The master servicer shall not be required to pay Compensating Interest with respect to partial prepayments, and it shall not be required to pay Compensating Interest in excess of the master servicing fee it receives for the related period. Prepayment Interest Shortfalls experienced by a mortgage loan group in excess of Compensating Interest paid by the master servicer with respect to that group is the Net Prepayment Interest Shortfall, which will be deducted from the Current Interest amount due with respect to the related class of notes on the related payment date.

         The master servicer's obligation to make Delinquency Advances and Servicing Advances may be delegated to the subservicer subject to the master servicer's obligation to reimburse the subservicer on a current basis and, if such reimbursement does not occur, the subservicer is entitled to reimbursement out of the assets of the trust to the same extent as the master servicer.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940 INTEREST SHORTFALLS

         The reduction, if any, in interest payable on the mortgage loans in the applicable group attributable to the application of the Soldiers' and Sailors' Civil Relief Act of 1940 will reduce the amount of Current Interest due to the holders of the Class A-1 Notes or the Class A-2 Notes, respectively. The amount of such shortfall will not be covered by the note insurance policy.

OPTIONAL PURCHASE OF DELINQUENT MORTGAGE LOANS

         The sponsor, has the option, but is not obligated, to purchase from the trust any mortgage loan ninety days or more delinquent at a purchase price equal to the outstanding principal balance thereof as of the date of purchase, plus all accrued and unpaid interest on such principal balance, computed at the related mortgage interest rate -- plus the amount of any unreimbursed Delinquency Advances and Servicing Advances with respect to such mortgage loan in accordance with the provisions specified in the sale and servicing agreement. However, after the sponsor has purchased delinquent mortgage loans with an aggregate principal balance of more than 1% of the sum of (x) the aggregate original principal balance of the mortgage loans held by the trust on the closing date and (y) the amount on deposit in the pre-funding accounts on the closing date, then, notwithstanding the foregoing, the sponsor can only purchase the mortgage loan or loans that have been delinquent for the longest period of time, until the sponsor has purchased delinquent mortgage loans with an aggregate principal balance equal to 3% of the sum of (x) the aggregate original principal balance of the mortgage loans held by the trust on the closing date and (y) the amount on deposit in the pre-funding accounts on the closing date. Thereafter, the sponsor may only purchase delinquent mortgage loans with the prior consent of the note insurer.

SERVICER REPORTS

         By 3:00 p.m. eastern time on the second business day following the fifteenth day of each month, the master servicer is required to deliver to the note insurer, the backup servicer and the indenture trustee, a servicer remittance report setting forth the loan level information necessary for the indenture trustee to make the payments set forth under "--FLOW OF FUNDS" in this prospectus supplement.

         The master servicer is required to deliver to the sponsor, the note insurer, the indenture trustee, the backup servicer, and the rating agencies, not later than April 30th of each year, starting in 2001, an officer's certificate stating that,

         - a review of the activities of the master servicer during the preceding calendar year and of performance under the sale and servicing agreement has been made under such officer's supervision, and

         - to the best of such officer's knowledge, based on such review, the master servicer has fulfilled all its obligations under the sale and servicing agreement for that year, or, if there has been a default in the fulfillment of any such obligation, specifying the default known to the officer and its status as well as the steps being taken by the master servicer to remedy the default.

         Not later than April 30th of each year, the master servicer, at its expense, is required to cause to be delivered to the sponsor, note insurer, the indenture trustee, the backup servicer and the rating agencies from a firm of independent certified public accountants, who may also render other services to the master servicer or the subservicer, a statement to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans during the preceding calendar year, or such longer period from the closing date to the end of the following calendar year, and that, on the basis of such examination conducted substantially in compliance with generally accepted auditing standards and the requirements of the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved Nonsupervised Mortgages, such servicing has been conducted in compliance with the sale and servicing agreement except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for Audits of HUD Approved Nonsupervised Mortgages require it to report, in which case such exceptions and errors shall be so reported.

COLLECTION AND OTHER SERVICING PROCEDURES

         The master servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the sale and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account which are comparable to the mortgage loans. Consistent with the above, the master servicer may, in its discretion, waive any late payment charge and arrange with a mortgagor a schedule for the liquidation of delinquencies, subject to the provisions of the sale and servicing agreement.

         If a mortgaged property has been or is about to be conveyed by the mortgagor, the master servicer will be obligated to accelerate the maturity of the mortgage loan, unless it reasonably believes it is unable to enforce that mortgage loan's "due-on-sale" clause under applicable law. If it reasonably believes it may be restricted for any reason from enforcing such a "due-on-sale" clause, the master servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

         Any fee collected by the master servicer for entering into an assumption agreement will be retained by the master servicer or the subservicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the master servicer may be unable to enforce "due-on-sale" clauses, SEE "CERTAIN LEGAL ASPECTS OF LOANS -- MORTGAGES -- DUE-ON-SALE CLAUSES IN MORTGAGE LOANS" IN THE ACCOMPANYING PROSPECTUS.

REMOVAL AND RESIGNATION OF THE MASTER SERVICER

         The note insurer may, pursuant to the sale and servicing agreement, remove the master servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (g) or (i) below, and the indenture trustee, only at the direction of the note insurer or at the direction of the holders of notes representing a majority of the aggregate outstanding principal balance of the notes and, with the consent of the note insurer, may remove the master servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clause (a), (b),
(c), (d), (e), (f) or (h) below. Each of the following constitutes a "servicer event of default":

         (a) any failure by the master servicer to remit to the indenture trustee any payment required to be made by the master servicer under the terms of the sale and servicing agreement, other than Servicing Advances covered by clause (b) below, which continues unremedied for one business day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer and the note insurer by the indenture trustee or to the master servicer and the indenture trustee by the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of the notes or by the note insurer; or

         (b) the failure by the master servicer to make any required Servicing Advance which failure continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the indenture trustee or to the master servicer and the indenture trustee by the note insurer or the holders of notes representing at least 25% of the aggregate outstanding principal balance of the affected class of notes or by the note insurer; or

         (c) any failure on the part of the master servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the master servicer contained in the sale and servicing agreement, or the failure of any representation and warranty set forth in the sale and servicing agreement, which continues unremedied for a period of thirty days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the master servicer by the indenture trustee, or to the master servicer and the indenture trustee by the holders of notes evidencing percentage interests of at least 25% of the affected class of notes or by the note insurer; or

         (d) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the master servicer and such decree or order shall have remained in force, undischarged or unstayed for a period of ninety days; or

         (e) the master servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the master servicer or of or relating to all or substantially all of the master servicer's property; or

         (f) the master servicer shall admit in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

         (g) the delinquency or loss experience of the mortgage loans exceeds certain levels specified in the sale and servicing agreement; or

         (h)      the occurrence of an "event of default" under the indenture;
                  or

         (i) the note insurer shall notify the indenture trustee of any "event of default" under the insurance agreement.

         Except to permit Advanta Mortgage Corp. USA to act as subservicer, the master servicer may not assign its obligations under the sale and servicing agreement nor resign from the obligations and duties thereby imposed on it except by the consent of the note insurer, or upon the determination that the master servicer's duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor has assumed the master servicer's responsibilities and obligations in accordance with the sale and servicing agreement.

CONTROLLING PARTY RIGHTS OF THE NOTE INSURER

         The right of the note insurer to remove the master servicer and to exercise other powers or rights to consent described in this prospectus supplement will be in effect so long as the note insurer does not default in its obligations under the note insurance policy and certain insolvency events do not occur with respect to the note insurer.

                            THE NOTE INSURANCE POLICY

         The following summary of the terms of the note insurance policy does not purport to be complete and is qualified in its entirety by reference to the note insurance policy. A form of the note insurance policy may be obtained, upon request, from the sponsor.

         Simultaneously with the issuance of the notes, the note insurer will deliver the note insurance policy to the indenture trustee, for the benefit of the holders of the notes. Under the note insurance policy, the note insurer will irrevocably and unconditionally guarantee payment on each payment date to the indenture trustee, for the benefit of the holders of the notes, of the Insured Amount with respect to the related class of notes calculated in accordance with the original terms of the notes when issued and without regard to any amendment or modification of the notes or the indenture except amendments or modifications to which the note insurer has given its prior written consent. In addition, with respect to any payment date occurring on a date when an event of default under the insurance agreement has occurred and is continuing or a date on or after the first date on which a claim is made under the note insurance policy, the note insurer at its sole option, may pay any or all of the outstanding principal balance of the notes.

         Civil Relief Act Shortfalls and Class A-2 Available Funds Cap Carry-Forward Amounts will not be covered by payments under the note insurance policy.

         Payment of claims under the note insurance policy will be made by the note insurer following receipt by the note insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the second business day following receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the relevant payment date.

         If any payment of an amount guaranteed by the note insurer pursuant to the note insurance policy is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the note insurer will pay such amount out of the funds of the note insurer on the later of:

         - the date when due to be paid pursuant to the order referred to below, or

         -        the first to occur of,

                           - the fourth business day following receipt by the note insurer from the indenture trustee of (A) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that a holder is required to return principal or interest paid with respect to a note during the term of the note insurance policy because such payments were avoidable preferences under applicable bankruptcy law,
                                    (B) a certificate of the holder(s) that the order has been entered and is not subject to any stay, and (C) an assignment duly executed and delivered by the holder(s), in such form as is reasonably required by the note insurer and provided to the holder(s) by the note insurer, irrevocably assigning to the note insurer all rights and claims of the holder(s) relating to or arising under the notes against the debtor which made such preference payment or otherwise with respect to such preference payment, or

                           - the date of receipt by the note insurer from the indenture trustee of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to such date of receipt, the note insurer shall have received written notice from the indenture trustee that such items were to be delivered on such date and such date was specified in such notice.

         Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order and not to the indenture trustee or any holder directly (unless a holder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, in which case such payment shall be disbursed to the indenture trustee for payment to such holder upon proof of such payment reasonably satisfactory to the note insurer).

         The terms "receipt" and "received," with respect to the note insurance policy, means actual delivery to the note insurer and to its fiscal agent appointed by the note insurer at its option, if any, prior to 12:00 p.m., New York City time, on a business day; delivery either on a day that is not a business day or after 12:00 p.m., New York City time, shall be deemed to be receipt on the next succeeding business day. If any notice or certificate given under the note insurance policy by the indenture trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been received, and the note insurer or the fiscal agent shall promptly so advise the indenture trustee and the indenture trustee may submit an amended notice.

         Under the note insurance policy, "business day" means any day other than a Saturday or Sunday or a day on which banking institutions in the City of New York, New York or the States of New York, Minnesota, Maryland or California are authorized or obligated by law or executive order to be closed. The note insurer's obligations under the note insurance policy to make Insured Payments shall be discharged to the extent funds are transferred to the indenture trustee as provided in the note insurance policy, whether or not such funds are properly applied by the indenture trustee.

         The note insurer shall be subrogated to the rights of each holder to receive payments of principal and interest on the notes to the extent of any payment by the note insurer under the note insurance policy. To the extent the note insurer makes Insured Payments, either directly or indirectly, as by paying through the indenture trustee, to the holders of notes, the note insurer will be subrogated to the rights of the holders, as applicable, with respect to such Insured Payment and shall be deemed to the extent of the payments so made to be a registered holder for purposes of payment.

         Claims under the note insurance policy will rank equally with any other unsecured debt and unsubordinated obligations of the note insurer except for certain obligations in respect of tax and other payments to which preference is or may become afforded by statute. Claims against the note insurer under the note insurance policy constitute pari passu claims against the general assets of the note insurer. The terms of the note insurance policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the trust. The note insurance policy is governed by the laws of the State of New York. The note insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         To the fullest extent permitted by applicable law, the note insurer agrees under the note insurance policy not to assert, and waives, for the benefit of each holder, all its rights, whether by counterclaim, setoff or otherwise, and defenses, including, without limitation, the defense of fraud, whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the note insurer to avoid payment of its obligations under the note insurance policy in accordance with the express provisions of the note insurance policy.

         Pursuant to the terms of the indenture, unless a note insurer default exists, the note insurer shall be deemed to be the holder of the notes for all purposes, other than with respect to payment on the notes, will be entitled to exercise all rights of the holders thereunder, without the consent of such holders, and the holders may exercise such rights only with the prior written consent of the note insurer. In addition, so long as a note insurer default does not exist, the note insurer will, as a third-party beneficiary to the indenture and the sale and servicing agreement, have, among others, the following rights:

         - the right to give notices of breach or to terminate the rights and obligations of the master servicer under the sale and servicing agreement in the event of a servicer event of default and to institute proceedings against the master servicer;

         - the right to consent to or direct any waivers of defaults by the master servicer;

         - the right to remove the indenture trustee upon an indenture trustee event of default pursuant to the indenture;

         - the right to require the seller to repurchase mortgage loans for breach of representation and warranty or defect in documentation; and

         - the right to direct foreclosures upon the failure of the master servicer to do so in accordance with the sale and servicing agreement.

         The note insurer's consent will be required prior to, among other things, (x) the removal of the indenture trustee, (y) the appointment of any successor indenture trustee or master servicer or (z) any amendment to the indenture or the sale and servicing agreement.

         The sponsor, the master servicer, and the note insurer will enter into the insurance agreement pursuant to which the sponsor, and the master servicer will agree to reimburse, with interest, the note insurer for amounts paid pursuant to claims under the note insurance policy; provided, the payment obligations shall be non-recourse obligations with respect to the sponsor and the master servicer and shall be payable only from monies available for such payment in accordance with the provisions of the indenture. The sponsor will further agree to pay the note insurer all reasonable charges and expenses which the note insurer may pay or incur in connection with the performance of its obligations and to indemnify the note insurer against certain liabilities. Except to the extent provided therein, amounts owing under the insurance agreement will be payable solely from the trust estate. An "event of default" under the insurance agreement will constitute an event of default under the indenture and a servicer event of default under the sale and servicing agreement. An event of default under the insurance agreement will allow the note insurer, among other things, to direct the indenture trustee to terminate the master servicer. An "event of default" under the insurance agreement includes:

         - the sponsor's or the master servicer's failure to pay when due any amount owed under the insurance agreement or certain other documents,

         - the inaccuracy or incompleteness in any material respect of any representation or warranty of the sponsor or the master servicer in the insurance agreement, the sale and servicing agreement or certain other documents,

         - the sponsor's or the master servicer's failure to perform or to comply with any covenant or agreement in the insurance agreement, the sale and servicing agreement and certain other documents,

         - a finding or ruling by a governmental authority or agency that the insurance agreement, the sale and servicing agreement or certain other documents are not binding on the sponsor or the master servicer,

         - the sponsor's or the master servicer's failure to pay its debts in general or the occurrence of certain events of insolvency or bankruptcy with respect to the sponsor or the master servicer,

         - the occurrence of certain "performance test violations" designed to measure the performance of the mortgage loans, and

         -        a claim for payment is made on the policy.

                                THE NOTE INSURER

         The following information has been obtained from Financial Security Assurance Inc. and has not been verified by the sponsor, the master servicer, or the underwriter. No representation or warranty is made by the sponsor, the master servicer, the subservicer, the backup servicer or the underwriter as to the accuracy or completeness of such information.

THE NOTE INSURER

         Financial Security Assurance Inc. is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security Assurance Inc. is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

         Financial Security Assurance Inc. and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities -- thereby enhancing the credit rating of those securities -- in consideration for the payment of a premium to the insurer. Financial Security Assurance Inc. and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential or commercial mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security Assurance Inc. insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security Assurance Inc.'s underwriting criteria.

         Financial Security Assurance Inc. is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd., a New York Stock Exchange listed company. Major shareholders of Financial Security Assurance Holdings Ltd. include White Mountains Insurance Group, Inc., MediaOne Capital Corporation, The Tokio Marine and Fire Insurance Co., Ltd. and XL Capital Ltd. No shareholder of Financial Security Assurance Holdings Ltd. is obligated to pay any debt of Financial Security Assurance Inc. or any claim under any insurance policy issued by Financial Security Assurance Inc. or to make any additional contribution to the capital of Financial Security Assurance Inc.

         The principal executive offices of Financial Security Assurance Inc. are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

         Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security Assurance Inc. or its domestic or Bermuda operating insurance company subsidiaries are generally reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security Assurance Inc. reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security Assurance Inc. as a risk management device and to comply with statutory and rating agency requirements; it does not alter or limit Financial Security Assurance Inc.'s obligations under any financial guaranty insurance policy.

RATINGS

         Financial Security Assurance Inc.'s insurance financial strength is rated "Aaa" by Moody's. Financial Security Assurance Inc.'s insurer financial strength is rated "AAA" by Standard & Poor's and Standard & Poor's (Australia) Pty. Ltd. Financial Security Assurance Inc.'s claims-paying ability is rated "AAA" by Fitch IBCA, Inc. and Japan Rating and Investment Information, Inc. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies.

CAPITALIZATION

         The following table sets forth the capitalization of Financial Security Assurance Inc. and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of September 30, 1999:

                                                                         SEPTEMBER 30, 1999
                                                                             UNAUDITED
                                                                           (IN THOUSANDS)
                                                                         -------------------
Deferred Premium Revenue (net of prepaid reinsurance
     premiums)....................................................              $550,165
Surplus Notes.....................................................               120,000
Minority Interest.................................................                22,002
Shareholder's Equity:
     Common Stock.................................................                15,000
     Additional Paid-In Capital...................................                706,117
     Accumulated Other Comprehensive Loss
           (net of deferred income taxes).........................                (23,005)

     Accumulated Earnings.........................................                450,593
                                                                               ----------
Total Shareholder's Equity........................................             $1,148,705
                                                                               ----------
Total Deferred Premium Revenue, Surplus Notes,
     Minority Interest and Shareholder's Equity...................             $1,840,872
                                                                               ----------
                                                                               ----------

         For further information concerning Financial Security Assurance Inc., see the Consolidated Financial Statements of Financial Security Assurance Inc. and Subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. The Consolidated Financial Statements of Financial Security Assurance Inc. and Subsidiaries are included as exhibits to the annual report on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission by Financial Security Assurance Holdings Ltd. and may be reviewed at the EDGAR website maintained by the Securities and Exchange Commission and at Financial Security Assurance Holdings Ltd.'s website, http://www.FSA.com. Copies of the statutory quarterly and annual statements filed with the State of New

York Insurance Department by Financial Security Assurance Inc. are available upon request to the State of New York Insurance Department.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         In addition to the documents described under "Incorporation of Information by Reference" in this prospectus supplement, the consolidated financial statements of Financial Security Assurance Inc. included in or as exhibits to the following documents, which have been filed with the Securities and Exchange Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in this prospectus supplement: (a) the Annual Report on Form 10-K, as amended, for the year ended December 31, 1998 and (b) the Quarterly Report on Form 10-Q for the period ended September 30, 1999.

         All financial statements of Financial Security Assurance Inc. included in documents filed by Holdings under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part of this prospectus supplement from the respective dates of filing the documents.

         The sponsor will, without charge to any person to whom this prospectus supplement is delivered, upon oral or written request of that person, deliver a copy of any or all of the foregoing financial statements incorporated by reference. Request for copies should be directed to the sponsor at 15030 Avenue of Science, Suite 100, San Diego, California 92128.

         The sponsor, on behalf of the trust, will undertake, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the trust's annual report under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the financial statements of the note insurer included in or as an exhibit to the annual report of Holdings filed under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement, as defined in the prospectus, will be deemed to be a new registration statement relating to the securities offered by this prospectus supplement, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

INSURANCE REGULATION

         Financial Security Assurance Inc. is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security Assurance Inc. and its subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security Assurance Inc. is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions -- "single risks" -- and the volume of transactions -- "aggregate risks" -- that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security Assurance Inc., regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                        PREPAYMENT AND YIELD CONSEQUENCES

         The weighted average life of, and, if purchased at other than par, the yield to maturity on, a note will be directly related to the rate of payment of principal of the related mortgage loans, including for this purpose voluntary payment in full of mortgage loans prior to stated maturity, liquidations due to defaults, casualties and condemnations, and repurchases of or substitutions for mortgage loans by the sponsor or master servicer as required or permitted under the indenture or the sale and servicing agreement.

         The actual rate of principal prepayments on groups of mortgage loans is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among groups of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular group, including, among other things, the age of the mortgage loans, the geographic locations of the properties securing the loans and the extent of the mortgagors' equity in such properties, and changes in the mortgagors' housing needs, job transfers and unemployment.

         To the extent that the amounts in the pre-funding accounts with respect to the fixed-rate group and the adjustable-rate group, respectively, have not been fully applied to the purchase of subsequent mortgage loans for the related group by the trust by the end of the pre-funding period, the holders of the related class of notes will receive on the first payment date following the termination of the pre-funding period, a prepayment of principal in an amount equal to the lesser of (1) a portion of the pre-funded amount remaining in the related pre-funding account and (2) the outstanding principal balance of that class of notes.

         The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates of certain mortgage loans at the time of origination, such mortgage loans may be subject to higher prepayment rates than if prevailing rates remain at or above those at the time such mortgage loans were originated. Conversely, if prevailing interest rates rise appreciably above the interest rates of certain mortgage loans at the time of origination, such mortgage loans may experience a lower prepayment rate than if prevailing rates remain at or below those at the time such mortgage loans were originated. However, there can be no assurance that the mortgage loans will conform to the prepayment experience of conventional mortgage loans or to any past prepayment experience or any published prepayment forecast. No assurance can be given as to the level of prepayments that the mortgage loans in the trust estate will experience.

         The prepayment behavior of the 2/28 and 3/27 mortgage loans may differ from that of the fixed-rate mortgage loans. As a 2/28 or 3/27 mortgage loan approaches its initial adjustment date, the borrower may become more likely to refinance such mortgage loan to avoid an increase in the interest rate, even if fixed-rate mortgage loans are only available at rates that are slightly lower or higher than the interest rate before adjustment. The existence of the applicable periodic rate cap, maximum rates and minimum rates also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience on the mortgage loans in the adjustable-rate group may differ from that on the mortgage loans in the fixed-rate group because the amount of the monthly payments on the mortgage loans in the adjustable-rate group are subject to adjustment on each adjustment date.

         As indicated above, if purchased at other than par, the yield to maturity on a note will be affected by the rate of the payment of principal on the related mortgage loans. If the actual rate of payments on the related mortgage loans is slower than the rate anticipated by an investor who purchases a note at a discount, the actual yield to such investor will be lower than such investor's anticipated yield. If the actual rate of payments on the related mortgage loans is faster than the rate anticipated by an investor who purchases a note at a premium, the actual yield to such investor will be lower than such investor's anticipated yield.

FINAL PAYMENT DATES

         The final stated maturity date is expected to be February 25, 2030 for the Class A-1 Notes and for the Class A-2 Notes. The weighted average life of the notes is likely to be shorter than would be the case if payments actually made on the related mortgage loans conformed to the following assumptions, and the final payment date with respect to any class of the notes could occur significantly earlier than the final stated maturity date because:

         - prepayments, including, for this purpose, prepayments attributable to foreclosure, liquidation, repurchase and the like, on mortgage loans are likely to occur,

         - the over-collateralization provisions of the transaction result in the application of Excess Interest to the payment of principal, and

         - the sponsor may, at its option as described in this prospectus supplement:

                  - call the Class A-1 Notes when the outstanding principal balance of the Class A-1 Notes is equal to or less than 10% of the original principal balance of the Class A-1 Notes,

                  - call the Class A-2 Notes when the outstanding principal balance of the Class A-2 Notes is equal to or less than 10% of the original principal balance of the Class A-2 Notes, or

                  - call the notes when the aggregate outstanding principal balance of the notes is equal or less than 10% of the original aggregate principal balance of the notes.

MODELING ASSUMPTIONS

         The following tables, addressing the percentage of original note principal balances and the weighted average lives of the notes, have been prepared on the basis of the following modeling assumptions:

         - the related mortgage loans prepay at the indicated percentage of the prepayment assumption as set forth in the tables below,

         - payments on the notes are received in cash on the 25th day of each month, regardless of the day on which the payment date actually occurs, commencing in March 2000,

         - no defaults or delinquencies in, or modifications, waivers or amendments respecting the payment by the mortgagors of principal and interest on the mortgage loans occur,

         - scheduled payments are assumed to be received on the first day of each month commencing in March 2000, or as set forth below, and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the fifteenth day of each month, commencing in March 2000, or as set forth below, and include thirty days' interest thereon,

         - no optional termination is exercised except with respect to the weighted average lives to call,

         -        the notes are issued on February 29, 2000,

         - the Specified Over-collateralization Amount for each group is as set forth in the indenture,

         - on each payment date, all Excess Interest for each group is applied to build up over-collateralization necessary to satisfy the Specified Over-collateralization Amount for each group,

         - the levels of six-month LIBOR and one-month LIBOR remains constant at 6.32% and 5.88%, respectively,

         - the subsequent mortgage loans described below each accrue interest at the related mortgage interest rate during the one-month pre-funding period,

         - all of the amounts in each pre-funding account is used to acquire the subsequent mortgage loans for the related group on March 31, 2000;

         - the information with respect to the subsequent mortgage loans is as of March 31, 2000; scheduled payments are assumed to be received on the first day of each month commencing in April 2000 and prepayments represent payments in full of individual mortgage loans and are assumed to be received on the fifteenth day of each month, commencing in April 2000, and include thirty days' interest thereon,

         - with respect to the adjustable-rate mortgage loans (initial and subsequent), following the initial adjustment date, the ongoing periodic rate cap will be 1.50%,

         - the initial mortgage loans in the fixed-rate group consist of 6 mortgage loans and the initial mortgage loans in the adjustable-rate group consist of 8 mortgage loans having the following respective characteristics:

                                FIXED-RATE GROUP

                                                                 Remaining
                                   Mortgage    Original Term      Term to         Original
    PMI          Principal         Interest     to Maturity       Maturity     Amortizing Term
 Coverage         Balance            Rate       (in months)     (in months)      (in months)
-----------   --------------      -----------  -------------   --------------  ----------------
    No        $ 1,681,202.07       11.269%          178             177              178
    No        $11,867,104.52       10.849%          354             353              354
    No        $ 4,573,132.83       12.003%          180             179              359
    Yes       $   575,077.39       10.441%          180             179              180
    Yes       $17,349,264.57       10.267%          356             355              356
    Yes       $ 4,152,003.93       10.530%          180             179              360


                              ADJUSTABLE-RATE GROUP

                                                         Original
                                 Current     Original    Term to      Remaining
                                Mortgage    Amortizing    Maturity     Term to
                 Principal      Interest       Term      (in          Maturity
PMI Coverage      Balance         Rate      (in months)   months)    (in months)
-----------    --------------  -----------  -----------  ---------   -----------
     No        $11,693,528.57  10.468%          359         359          358
     No        $ 8,535,264.00  10.665%          360         360          360
     No        $ 7,266,973.61  10.437%          360         360          359
     No        $ 4,398,337.00  10.681%          360         360          360
    Yes        $18,567,126.96   9.887%          360         360          359
    Yes        $14,391,990.00   9.942%          360         360          360
    Yes        $17,128,468.35   9.735%          360         359          357
    Yes        $ 8,955,784.40  10.004%          360         360          360


                                                  Months
   Minimum    Maximum                           Until Next
  Mortgage    Mortgage     Gross     Initial       Rate
  Interest    Interest     Margin    Periodic    Adjustment
   Rate         Rate        %         Cap          Date
-----------  ----------  ---------  ---------- -----------
   10.394%     17.450%    6.801%     1.522%         23
   10.665%     17.665%    7.030%     1.500%         24
   10.437%     17.437%    6.680%     1.500%         35
   10.681%     17.681%    7.064%     1.500%         36
   9.887%      16.887%    6.461%     1.497%         23
   9.942%      16.942%    6.439%     1.500%         24
   9.735%      16.735%    6.178%     1.500%         35
   10.004%     17.004%    6.403%     1.500%         36

         the subsequent mortgage loans in the fixed-rate group consist of 6 mortgage loans and the subsequent mortgage loans in the adjustable-rate group consist of 4 mortgage loans having the following respective characteristics:

                                FIXED-RATE GROUP

                                                                                   Original
                                  Mortgage    Original Term     Remaining Term   Amortizing
      PMI           Principal      Interest    to Maturity      to Maturity        Term
   Coverage          Balance         Rate      (in months)     (in months)       (in months)
------------       -----------    ----------  --------------   -----------       ------------
      No          $ 559,797.99     11.269%        180             180             180
      No          $3,951,447.25     10.849%        360             360             360
      No          $1,522,738.18     12.003%        180             180             360
      Yes         $  191,486.30     10.441%        180             180             180
      Yes         $5,776,868.62     10.267%        360             360             360
      Yes         $1,382,512.85     10.530%        180             180             360

                              ADJUSTABLE-RATE GROUP

                               Current      Original     Remaining     Original
                               Mortgage     Term to       Term to     Amortizing
    PMI         Principal      Interest     Maturity      Maturity       Term
 Coverage        Balance         Rate      (in months)  (in months)   (in months)
-----------   --------------   ---------   -----------  -----------   -----------
    No        $ 6,735,679.00    10.551%        360          360            360
    No        $ 3,884,254.95    10.529%        360          360            360
    Yes       $10,974,556.74     9.911%        360          360            360
    Yes       $ 8,685,399.92     9.827%        360          360            360

                                                 Months
 Minimum       Maximum                         Until Next
 Mortgage     Mortgage      Gross    Initial      Rate
 Interest     Interest     Margin    Periodic   Adjustment
   Rate         Rate          %        Cap        Date
----------   -----------  --------- ---------  ---------
 10.508%      17.549%     6.898%     1.513%         24
 10.529%      17.529%     6.825%     1.500%         36
  9.911%      16.911%     6.451%     1.498%         24
  9.827%      16.827%     6.255%     1.500%         36

                  Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of such security is scheduled to be repaid to an investor. The weighted average life of the notes will be influenced by the rate at which principal of the related mortgage loans is paid, which may be in the form of scheduled amortization or prepayments -- for this purpose, the term "prepayment" includes liquidations due to default.

                  Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement is the prepayment assumption (the "Prepayment Assumption") which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the pool of mortgage loans for the life of such mortgage loans. The

         Prepayment Assumption assumes a constant prepayment rate or "CPR" of 4% per annum of the outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional 1.45% (precisely 16/11, expressed as a percentage per annum) in each month thereafter until the twelfth month; beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, a constant prepayment rate of 20% per annum each month is assumed. A 0% Prepayment Assumption assumes a prepayment rate equal to 0% of the Prepayment Assumption, i.e., no prepayments. A 125% Prepayment Assumption assumes prepayment rates equal to 125% of the Prepayment Assumption, and so forth. The Prepayment Assumption is not intended to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. The sponsor believes that no existing statistics of which it is aware provide a reliable basis for holders of the notes to predict the amount or the timing of receipt of prepayments on the mortgage loans.

                  The mortgage loans in the related group prepay in the indicated percentages of the Prepayment Assumption:

                                       PERCENTAGE OF INITIAL CLASS A-1 PRINCIPAL BALANCE
                             OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

PAYMENT DATE                     0%           50%          75%         100%         125%        150%         175%
--------------                --------       -----        -----       ------       ------      ------       -------
Initial Percentage               100%         100%         100%         100%         100%        100%         100%
February 2001                     97           91           88           85           82          78           75
February 2002                     96           80           73           66           59          52           46
February 2003                     95           71           61           51           43          36           30
February 2004                     94           63           50           40           32          25           19
February 2005                     93           56           42           32           24          17           12
February 2006                     92           49           35           25           18          12            8
February 2007                     91           43           30           20           13           8            5
February 2008                     89           39           25           16           10           6            3
February 2009                     88           34           21           12            7           4            2
February 2010                     86           30           17           10            5           2            1
February 2011                     84           27           14            8            4           2            *
February 2012                     82           23           12            6            3           1            *
February 2013                     80           20           10            5            2           *            0
February 2014                     77           18            8            3            1           *            0
February 2015                     61           13            6            2            *           0            0
February 2016                     54           10            4            1            *           0            0
February 2017                     52            9            3            1            0           0            0
February 2018                     50            8            3            1            0           0            0
February 2019                     48            7            2            *            0           0            0
February 2020                     45            6            2            *            0           0            0
February 2021                     42            5            1            0            0           0            0
February 2022                     39            4            1            0            0           0            0
February 2023                     35            3            *            0            0           0            0
February 2024                     32            2            *            0            0           0            0
February 2025                     27            2            *            0            0           0            0
February 2026                     22            1            0            0            0           0            0
February 2027                     17            1            0            0            0           0            0
February 2028                     11            *            0            0            0           0            0
February 2029                      5            0            0            0            0           0            0


                                      S-68

February 2030                      0            0            0            0            0           0            0
Weighted Average Life to
   Maturity (years)               18.41         7.67         5.61         4.36         3.54        2.96         2.54
Weighted Average Life to
   Call (years)(1)                18.39         7.35         5.29         3.87         3.15        2.65         2.28

------------------------
*  Greater than 0% but less than 0.5%.

(1) Assuming the early termination of the trust is exercised when the aggregate principal balance of the notes is equal to or less than 10% of the original aggregate principal balance of the notes.

                                       PERCENTAGE OF INITIAL CLASS A-2 PRINCIPAL BALANCE
                             OUTSTANDING AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

PAYMENT DATE                     0%           50%          75%         125%         150%        175%         200%
------------------              ----         -----        -----       ------       -----        ----         -----
Initial Percentage               100%         100%         100%         100%         100%        100%         100%
February 2001                     96           90           87           81           78          75           71
February 2002                     95           80           73           59           52          46           41
February 2003                     95           71           61           43           36          30           24
February 2004                     94           63           51           32           25          19           15
February 2005                     94           56           43           24           18          13            9
February 2006                     93           50           36           18           12           8            5
February 2007                     93           44           30           13            8           5            3
February 2008                     92           40           26           10            6           3            2
February 2009                     91           35           22            7            4           2            1
February 2010                     90           32           18            5            3           1            *
February 2011                     89           28           15            4            2           *            0
February 2012                     88           25           13            3            1           *            0
February 2013                     86           22           11            2            1           0            0
February 2014                     85           20            9            1            *           0            0
February 2015                     83           17            7            1            0           0            0
February 2016                     81           15            6            *            0           0            0
February 2017                     79           13            5            *            0           0            0
February 2018                     76           12            4            *            0           0            0
February 2019                     73           10            3            0            0           0            0
February 2020                     70            9            3            0            0           0            0
February 2021                     66            7            2            0            0           0            0
February 2022                     61            6            1            0            0           0            0
February 2023                     56            5            1            0            0           0            0
February 2024                     51            4            1            0            0           0            0
February 2025                     44            3            *            0            0           0            0
February 2026                     37            2            *            0            0           0            0
February 2027                     30            1            0            0            0           0            0
February 2028                     21            1            0            0            0           0            0
February 2029                     11            *            0            0            0           0            0
February 2030                      0            0            0            0            0           0            0


                                      S-69

Weighted Average Life to
   Maturity (years)               21.75         8.15         5.80         3.57         2.98        2.55         2.22
Weighted Average Life to
   Call  (years)(1)               21.68         7.63         5.35         3.33         2.78        2.37         2.07

-------------------------
*  Greater than 0% but less than 0.5%.

(1) Assuming the early termination of the trust is exercised when the aggregate principal balance of the notes is equal to or less than 10% of the original aggregate principal balance of the notes.

         None of the note insurer, the trust, the owner trustee, the indenture trustee, the sponsor, the master servicer, the backup servicer, the underwriter or the subservicer will be liable to any holder for any loss or damage incurred by such holder as a result of any difference in the rate of return received by such holder as compared to the applicable note rate, with respect to any holder of notes upon reinvestment of the funds received in connection with any premature repayment of principal on the notes, including any such repayment resulting from any prepayment by the mortgagor, any liquidation of such mortgage loan, or any repurchase of or substitution for any mortgage loan by the sponsor.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes is to be considered only in connection with "Federal Income Tax Consequences" in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the notes.

TREATMENT OF THE NOTES

         The sponsor and the trust agree, and the holders of the notes will agree by their purchase of the notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining, for federal income tax purposes, whether an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether such transfer is a borrowing secured by the property. On the basis of its analysis of such factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, Brown & Wood LLP, special federal tax counsel to the trust and counsel to the underwriter, is of the opinion that, for federal income tax purposes, (i) the notes will be treated as indebtedness, (ii) the trust will not be classified as an association or as a publicly traded partnership taxable as a corporation or as a taxable mortgage pool and (iii) none of the sub trusts will be classified as an association or as a publicly traded partnership taxable as a corporation or as a taxable mortgage pool. SEE "FEDERAL INCOME TAX CONSEQUENCES -- TAXATION OF DEBT SECURITIES" IN THE ACCOMPANYING PROSPECTUS.

         If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to holders of the notes and principal payments on a note will be treated as a return of capital to the extent of the holder's basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectible. The indenture trustee, on behalf of the trust, will report to the holders of the notes of record and the IRS the amount of interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

         POSSIBLE ALTERNATIVE CHARACTERIZATIONS OF THE NOTES. Although, as described above, it is the opinion of special federal tax counsel that for federal income tax purposes, the notes will be characterized as indebtedness, such opinion is not binding on the IRS and thus no assurance can be given that such a characterization will prevail. If the IRS successfully asserted that the notes did not represent indebtedness for federal income tax purposes, holders of the notes would likely be treated as owning an interest in a partnership and not an interest in an association, or a publicly traded partnership, taxable as a corporation or a taxable mortgage pool. If the holders of the notes were treated as owing an equitable interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership's income, gain, loss, deductions and credits. The amount, timing and characterization of items of income and deduction for a holder of a note would differ if the notes were held to constitute partnership interests, rather than indebtedness. The parties will treat the notes as indebtedness for federal income tax purposes. None of the master servicer, the indenture trustee or the owner trustee will attempt to satisfy the tax reporting requirements that would apply if the notes were held to constitute partnership interests. Investors that are foreign persons are strongly advised to consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. SEE "FEDERAL INCOME TAX CONSEQUENCES -- TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES -- TREATMENT OF THE TRUST AS A PARTNERSHIP" in the accompanying prospectus.

         SPECIAL TAX ATTRIBUTES. The notes will not represent "real estate assets" for purposes of Section 856(c)(4)(A) of the Code or "[l]oans ... secured by an interest in real property" within the meaning of Section 7701(a)(19)(C) of the Code.

         DISCOUNT AND PREMIUM. It is not anticipated that the notes will be issued with any original issue discount. SEE "FEDERAL INCOME TAX CONSEQUENCES -- TAXATION OF DEBT SECURITIES -- INTEREST AND ACQUISITION DISCOUNT" IN THE ACCOMPANYING PROSPECTUS. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 25% HEP. SEE "PREPAYMENT AND YIELD CONSEQUENCES" IN THIS PROSPECTUS SUPPLEMENT. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the "market discount" rules of the Code. SEE "FEDERAL INCOME TAX CONSEQUENCES -- TAXATION OF DEBT SECURITIES -- MARKET DISCOUNT" IN THE ACCOMPANYING PROSPECTUS. A subsequent purchaser who buys a note for more than its principal amount may be subject to the "market premium" rules of the Code. SEE "FEDERAL INCOME TAX CONSEQUENCES -- TAXATION OF DEBT SECURITIES -- PREMIUM" IN THE ACCOMPANYING PROSPECTUS.

         SALE OR REDEMPTION OF THE NOTES. If a note is sold or retired, the sponsor will recognize gain or loss equal to the difference between the amount realized on the sale and such holder's adjusted basis in the note. SEE "FEDERAL INCOME TAX CONSEQUENCES -- TAX CONSEQUENCES TO HOLDERS OF THE NOTES -- SALE OR OTHER DISPOSITION" IN THE ACCOMPANYING PROSPECTUS.

         OTHER MATTERS. The Internal Revenue Service has issued withholding regulations (the "Withholding Regulations"), which make certain modifications to withholding, backup withholding and information reporting rules. The Withholding Regulations attempt to unify certification requirements and modify certain reliance standards. The Withholding Regulations will generally be effective for payments made after December 31, 2000, although taxpayers may begin compliance with the Withholding Regulations immediately. Prospective investors are urged to consult their own tax advisors regarding the Withholding Regulations. For a discussion of backup withholding and taxation of foreign investors in the notes, see "FEDERAL INCOME TAX CONSEQUENCES -- TAX CONSEQUENCES TO HOLDERS OF THE NOTES -- BACKUP WITHHOLDING" AND " --FOREIGN HOLDERS" in the accompanying prospectus.

                               ERISA CONSEQUENCES

         The Employee Retirement Income Security Act of 1974 and Section 4975 of the Code impose certain restrictions on

         -        employee benefit plans, as defined in Section 3(3) of ERISA,

         - plans described in section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans,

         - any entities whose underlying assets include plan assets by reason of a plan's investment in such entities, and

         - persons who have certain specified relationships to such plans -- "parties-in-interest" under ERISA and "disqualified persons" under the Code.

         Section 406 of ERISA prohibits plans from engaging in certain transactions involving the assets of such plans with parties-in-interest with respect to such plans, unless a statutory or administrative exemption is applicable to the transaction. Excise taxes under Section 4975 of the Code, penalties under Section 502 of ERISA and other penalties may be imposed on plan fiduciaries and parties-in-interest or disqualified persons that engage in "prohibited transactions" involving assets of a plan. Individual retirement arrangements and other plans that are not subject to ERISA, but are subject to
Section 4975 of the Code, and disqualified persons with respect to such arrangements and plans also may be subject to excise taxes and other penalties if they engage in prohibited transactions. Moreover, based on the reasoning of the United States Supreme Court in JOHN HANCOCK LIFE INSURANCE CO. v. HARRIS TRUST AND SAVINGS BANK, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the plans investing in the general account -- e.g., through the purchase of an annuity contract. Title I of ERISA also requires that fiduciaries of plans subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents. Governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA or Section 4975 of the Code, but may be subject to comparable restrictions under applicable law.

         Certain transactions involving the purchase, holding or transfer of the notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a plan. Under a regulation issued by the United States Department of Labor, the assets of the trust would be treated as assets of a plan for the purposes of ERISA and the Code only if the plan acquired an "equity interest" in the trust and none of the exceptions contained in the plan assets regulation were applicable. An equity interest is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes could change if the trust incurs losses. However, even if the notes are treated as debt for such purposes, the acquisition or holding of notes by or on behalf of a plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party-in-interest or a disqualified person with respect to such plan. In such case, certain exemptions from the prohibited transaction rules could be applicable, depending on the type and circumstances of the plan fiduciary making the decision to acquire a note. Included among these exemptions are: PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions effected by "in-house asset managers"; and PTCE 84-14, regarding transactions effected by "qualified professional asset managers". Each investor using the assets of a plan which acquires the notes, or to whom the notes are transferred, will be deemed to have represented that the acquisition and continued holding of the notes will be covered by one of the exemptions listed above or by another Department of Labor Class Exemption.

                                LEGAL INVESTMENT

         The Class A-1 Notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As of the end of the pre-funding period, the Class A-2 Notes will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                              PLAN OF DISTRIBUTION

         Subject to the terms and conditions of the underwriting agreement dated February 25, 2000 between the sponsor and Lehman Brothers Inc., as underwriter, the sponsor has agreed to sell to the underwriter and the underwriter has agreed to purchase from the sponsor the notes. The sponsor is obligated to sell, and the underwriter is obligated to purchase, all of the notes offered hereby if any are purchased.

         The sponsor has been advised by the underwriter that it proposes initially to offer the notes to the public in Europe and the United States at the offering price set forth herein and to certain dealers at such price, less a selling concession, not in excess of 0.210% of the note denominations. The underwriter may allow and such dealers may reallow a reallowance discount not in excess of 0.105% of the note denominations to certain other dealers. After the initial public offering, the public offering price, such concessions and such discounts may be changed.

         The sponsor has been advised by the underwriter that it presently intends to make a market in the notes offered hereby as permitted by applicable laws and regulations. The underwriter is not obligated, however, to make a market in the notes and any market-making may be discontinued at any time. Accordingly, no assurance can be given that an active public market for the notes will develop.

         Until the distribution of the notes is completed, rules of the Securities and Exchange Commission may limit the ability of the underwriter and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

         In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

         Neither the sponsor nor the underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither the sponsor nor the underwriter makes any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

         Immediately prior to the sale of the mortgage loans to the trust, some of the mortgage loans were subject to financing provided by an affiliate of the underwriter. The sponsor will apply a portion of the proceeds it receives from the sale of the notes to repay such financing.

         For further information regarding any offer or sale of the notes pursuant to this prospectus supplement and the accompanying prospectus, SEE "PLAN OF DISTRIBUTION" IN THE ACCOMPANYING PROSPECTUS.

         The underwriting agreement provides that the sponsor will indemnify the underwriter or contribute to losses arising out of certain liabilities, including liabilities under the Securities Act of 1933.

                    INCORPORATION OF INFORMATION BY REFERENCE

         The Securities and Exchange Commission allows us to "incorporate by reference" certain information already on file with it. This means that we can disclose important information to you by referring you to those documents. Such information is considered part of this prospectus supplement, and later information that is filed will automatically update and supersede this information. We incorporate by reference all of the documents listed in the accompanying prospectus under the heading "Incorporation of Certain Documents by Reference."

         You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date on the cover page of this prospectus supplement or the accompanying prospectus.

                             ADDITIONAL INFORMATION

         Accredited Home Lenders, Inc. has filed with the Securities and Exchange Commission a registration statement (Registration No. 333-07219) under the Securities Act of 1933, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the accompanying prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. You may read and copy the registration statement at the Public Reference Room at the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. and at the Securities and Exchange Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York, 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Rooms. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

                                     EXPERTS

         The consolidated balance sheets of Financial Security Assurance Inc. and its Subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in shareholder's equity, and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference in this prospectus supplement, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters in connection with the notes will be passed upon for the sponsor and the master servicer by Dewey Ballantine LLP, New York, New York, for the trust by Richards, Layton and Finger, Wilmington, Delaware, and for the underwriter and as to certain tax matters for the trust by Brown & Wood LLP, New York, New York.

                                     RATINGS

         It is a condition to the original issuance of the notes that they will receive ratings of "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. and "Aaa" by Moody's Investors Service. The ratings assigned to the notes will take into account the claims-paying ability of the note insurer. Explanations of the significance of such ratings may be obtained from Moody's Investors Service, 99 Church Street, New York, New York 10007 and Standard & Poor's Rating Services, 55 Water Street, New York, New York 10041. Such ratings will be the views only of such rating agencies. There is no assurance that any such ratings will continue for any period of time or that such ratings will not be revised or withdrawn. Any such revision or withdrawal of such ratings may have an adverse effect on the market price of the notes. Additionally, the ratings on the Class A-2 Notes do not address the likelihood of the payment of the Class A-2 Available Funds Cap Carry-Forward Amount.

                                    GLOSSARY

         The following terms have the meanings given below when used in this prospectus supplement.

         AVAILABLE AMOUNT for any group of mortgage loans and any payment date is the amount on deposit in the related payment account on that payment date,
(1) after taking into account any transfers made on that payment date from the related pre-funding account and from the related capitalized interest account,
(2) less the amount applied to the payment of the fees of the indenture trustee and any payments with respect to the indemnification due to the indenture trustee, the fees of the owner trustee, the premiums due to the note insurer and the premiums due to the primary mortgage insurance provider, in each case with respect to that group, and (3) exclusive of the amount of any Insured Payment.

         BASE PRINCIPAL PAYMENT AMOUNT for any group of mortgage loans and any payment date will be the lesser of:

                  (a) the excess of (x) the sum, as of such payment date, of (A) the Available Amount for that group and (B) any optional payment made by the note insurer with respect to the related class of notes over (y) the sum of the Interest Payment Amount for such group; and

                  (b)      the sum, without duplication, of:

                           (1) all scheduled principal payments due and collected or advanced for the prior Due Period, plus the principal portion of all prepayments in full received during the prior Prepayment Period, plus all partial prepayments received during the prior calendar month less any related reimbursements of Delinquency Advances or of Servicing Advances to the master servicer, in each case, for the related group of mortgage loans;

                           (2) the principal balance of each mortgage loan in such group that was repurchased by the sponsor on the related servicer remittance date from such group to the extent such principal balance is actually received by the indenture trustee and less any related reimbursements of Delinquency Advances or of Servicing Advances to the master servicer;

                           (3) any substitution adjustments delivered by the sponsor on the related servicer remittance date in connection with a substitution of a mortgage loan in that group, to the extent such substitution adjustments are actually received by the indenture trustee;

                           (4) the Net Liquidation Proceeds actually collected by the master servicer on all mortgage loans in such group during the preceding calendar month -- to the extent such Net Liquidation Proceeds relate to principal;

                           (5) on the payment date in April 2000, moneys released from the related pre-funding account, if any;

                           (6) the proceeds received by the indenture trustee upon the exercise by the sponsor of its option to call the notes -- to the extent such proceeds relate to principal;

                           (7) the proceeds received by the indenture trustee on any termination of the trust -- to the extent such proceeds relate to principal -- allocable to such group;

                           (8) any amount that the note insurer has elected to pay as principal -- including Liquidated Loan Losses -- prior to the occurrence of any Remaining Over-collateralization
                                    Deficit;

                                                     MINUS

                           (9) the amount of any Over-collateralization Reduction Amount for such group for such payment date.

         In no event will the Base Principal Payment Amount for a group with respect to any payment date be less than zero, or greater than the then outstanding aggregate principal balance for the related notes.

         CIVIL RELIEF ACT INTEREST SHORTFALL means, with respect to any payment date and a mortgage loan, an amount equal to the excess, if any, of (a) thirty days' interest on the outstanding principal balance of a mortgage loan at the related mortgage interest rate over (b) the amount of interest due on such mortgage loan because of the application of the Soldiers' and Sailors' Civil Relief Act of 1940.

         CLASS A-1 CARRY-FORWARD AMOUNT for any payment date is the sum of (a) the amount, if any, by which (x) the Class A-1 Interest Payment Amount as of the immediately preceding payment date exceeded (y) the amount of interest actually paid to the holders of the Class A-1 Notes on such immediately preceding payment date and (b) thirty days' interest on the amount described in clause (a), calculated at an interest rate equal to the Class A-1 Note Rate.

         CLASS A-1 INTEREST PAYMENT AMOUNT for any payment date will be an amount equal to the sum of the Current Interest for the Class A-1 Notes on such payment date, plus the Class A-1 Carry-Forward Amount remaining unpaid as of such payment date.

         CLASS A-1 NOTE RATE with respect to any payment date, the per annum rate equal to 7.94%; provided, that, on any payment date after the related Clean-Up Call Date, the Class A-1 Note Rate will be 8.69% per annum.

         CLASS A-2 AVAILABLE FUNDS CAP CARRY-FORWARD AMOUNT is, with respect to the Class A-2 Notes and any payment date, the sum of

         (a) the excess of (x) the Class A-2 Current Interest calculated at the Class A-2 Formula Note Rate over (y) the Class A-2 Current Interest calculated at the Class A-2 Available Funds Cap Rate, in each case as of such payment date, and

         (b) the amount calculated under clause (a) above remaining unpaid from any previous payment date, with interest thereon at the Class A-2 Note Rate.

         CLASS A-2 AVAILABLE FUNDS CAP RATE is a per annum rate equal to the weighted average mortgage interest rate with respect to the mortgage loans in the adjustable-rate group, less the note insurer premium percentage, the master servicing fee rate, the indenture trustee fee rate, the owner trustee fee (expressed as 1/12 of the annual percentage rate), the backup servicer fee rate and the primary mortgage insurance provider premium percentage, if any, each as applicable to the Class A-2 Notes, and less 0.75%.

         CLASS A-2 CARRY-FORWARD AMOUNT for any payment date is the sum of (a) the amount, if any, by which (x) the Class A-2 Interest Payment Amount as of the immediately preceding payment date exceeded (y) the amount of interest actually paid to the holders of the Class A-2 Notes on such immediately preceding payment date and (b) thirty days' interest on the amount described in clause (a), calculated at an interest rate equal to the Class A-2 Note Rate.

         CLASS A-2 FORMULA NOTE RATE is a per annum rate equal to the lesser of
(i) LIBOR plus 0.32% provided, that, on any payment date after the related Clean-Up Call Date, such rate will be equal to LIBOR plus 0.64% annum and (ii) 14.0%.

         CLASS A-2 INTEREST PAYMENT AMOUNT for any payment date will be an amount equal to the Current Interest for the Class A-2 Notes on such payment date, plus the Class A-2 Carry-Forward Amount remaining unpaid as of such payment date.

         CLASS A-2 NOTE RATE with respect to any payment date, is the per annum rate equal to the lesser of (x) the Class A-2 Formula Note Rate and (y) the Class A-2 Available Funds Cap Rate for such payment date.

         CLEAN-UP CALL DATE means, with respect to the Class A-1 Notes, the first payment date on which: (1) the outstanding principal balance of the Class A-1 Notes is equal to or less than 10% of the original principal balance of the Class A-1 Notes; or (2) the aggregate outstanding principal balance of the notes is equal to or less than 10% of the original aggregate principal balance of the notes and, with respect to the Class A-2 Notes, the first payment date on which
(1) the outstanding principal balance of the Class A-2 Notes is equal to or less than 10% of the original principal balance of the Class A-2 Notes; or (2) the aggregate outstanding principal balance of the notes is equal to or less than 10% of the original aggregate principal balance of the notes.

         COMPENSATING INTEREST means an amount equal to the lesser of (a) the aggregate of the Prepayment Interest Shortfalls for the related payment date resulting from principal prepayments in full during the related Prepayment Period and (b) the master servicing fee with respect to the related Due Period.

         CURRENT INTEREST for either the Class A-1 Notes or the Class A-2 Notes and any payment date is the accrued interest on the related class of notes at the Class A-1 Note Rate or the Class A-2 Note Rate, as the case may be, on the aggregate outstanding principal balance of such class during the related accrual period reduced by the sum of (a) the Civil Relief Act Interest Shortfall and (b) Net Prepayment Interest Shortfalls, in each case for the related class of notes.

         CUT-OFF DATE means the close of business as of January 31, 2000.

         CUT-OFF DATE PRINCIPAL BALANCE means as to any mortgage loan, the unpaid principal balance of such mortgage loan as of the related Cut-off Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after application of all payments due on or before February 1, 2000 (or, with respect to initial mortgage loans which were originated after the initial Cut-off Date, as of the date of origination) and after giving effect to any previous curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage
Loan), irrespective of any delinquency in payment by the related mortgagor.

         DELINQUENCY ADVANCE means advances made by the master servicer on each servicer remittance date with respect to delinquent payments of principal of and interest on the mortgage loans, at a rate of interest equal to the interest rate on the related mortgage note -- or at such lower rate as may be in effect for such mortgage loan because of application of the Soldiers' and Sailors' Civil Relief Act of 1940, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan -- less the master servicing fee and the backup servicing fee rates.

         DUE PERIOD means, with respect to any payment date, the period from the second day of the preceding month to and including the first day of the current month.

         EXCESS INTEREST for any group of mortgage loans and any payment date is equal to the excess of (x) the Available Amount for such group and such payment date over (y) the sum (without duplication) of

         - the Interest Payment Amount for such group and such payment date, and

         - Base Principal Payment Amount for such group and such payment date.

         FORECLOSURE PROFITS as to any servicer remittance date, are the excess, if any, of (x) Net Liquidation Proceeds in respect of each mortgage loan that became a Liquidated Mortgage Loan during the month immediately preceding the month of such servicer remittance date over (y) the sum of the unpaid principal balance of each such Liquidated Mortgage Loan plus accrued and unpaid interest on the unpaid principal balance from the due date to which interest was last paid by the mortgagor.

         INSURANCE PROCEEDS are proceeds paid by any insurer pursuant to any insurance policy covering a mortgage loan to the extent such proceeds are not applied to the restoration of the related mortgaged property or released to the related mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices. "Insurance Proceeds" do not include "Insured Payments."

         INSURED AMOUNT for any group of mortgage loans and any payment date, is the sum of,

         -        the related Interest Payment Amount;

         - the Remaining Over-collateralization Deficit allocable to that group for that payment date; and

         - without duplication of the amount specified in the bullet-points above, on the payment date which is the final stated maturity date, the aggregate outstanding principal balance for the related class of notes.

         INSURED PAYMENT for any group of mortgage loans and any payment date will equal the amount by which the Insured Amount for that group and payment date exceeds the sum of (1) the Available Amount for that group and payment date plus (2) any amount transferred on that payment date to that group's payment account from the other group's payment account, or from the reserve account.

         INTEREST PAYMENT AMOUNT means the Class A-1 Interest Payment Amount or the Class A-2 Interest Payment Amount, as applicable.

         LIQUIDATED LOAN LOSS as to any Liquidated Mortgage Loan is the excess, if any, of (x) the unpaid principal balance of such Liquidated Mortgage Loan plus accrued and unpaid interest on such unpaid principal balance from the due date to which interest was last paid by the mortgagor over (y) Net Liquidation Proceeds.

         LIQUIDATED MORTGAGE LOAN is a mortgage loan that has been finally liquidated by the master servicer in connection with (x) the taking of all or a part of a mortgaged property by exercise of the power of eminent domain or condemnation or (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise.

         LIQUIDATION EXPENSES as to any Liquidated Mortgage Loan are all expenses incurred by the master servicer in connection with the liquidation of such mortgage loan, including, without duplication, unreimbursed expenses for real property taxes and unreimbursed Servicing Advances.

         LIQUIDATION PROCEEDS are amounts received by the master servicer in connection with (x) the taking of all or a part of a mortgaged property by exercise of the power of eminent domain or condemnation or (y) the liquidation of a defaulted mortgage loan through a sale, foreclosure sale, REO disposition or otherwise.

         NET FORECLOSURE PROFITS as to any servicer remittance date, are the excess, if any, of (x) the aggregate Foreclosure Profits with respect to such servicer remittance date over (y) Liquidated Loan Losses with respect to such servicer remittance date.

         NET LIQUIDATION PROCEEDS as to any Liquidated Mortgage Loan, are Liquidation Proceeds net of Liquidation Expenses and net of any unreimbursed Delinquency Advances and Servicing Advances made by the master servicer or the subservicer with respect to such mortgage loan.

         NET PREPAYMENT INTEREST SHORTFALLS means, with respect to any group of mortgage loans and any payment date, the amount by which the aggregate Prepayment Interest Shortfalls for such group during the related Prepayment Period exceeds the available Compensating Interest for that group.

         NET REO PROCEEDS as to any REO property, are REO Proceeds net of any related expenses of the master servicer.

         OVER-COLLATERALIZATION AMOUNT means, with respect to any payment date and a group of mortgage loans, the excess, if any, of (a) the sum of (x) the aggregate scheduled principal balance of the mortgage loans in such group as of the close of business on the last day of the prior calendar month, after adjustment to reflect scheduled principal payments due during the related Due Period, prepayments in full received during the related Prepayment Period and partial principal prepayments received during the prior calendar month and (y) the amounts, if any, on deposit in the related pre-funding account, over (b) the principal balance of the related class of notes as of such payment date --following the making of all payments on such payment date, other than with respect to any Over-collateralization Increase Amount for such payment date.

         OVER-COLLATERALIZATION DEFICIT means, for any payment date, the amount, if any, by which the aggregate note principal balance of both classes of notes, after payment of the Base Principal Payment Amount for both groups, but before taking into account any principal payment funded from Excess Interest, the reserve account or any Insured Payment, exceeds the aggregate scheduled principal balances of the mortgage loans in both groups as of the close of business on the last day of the prior calendar month, after adjustment to reflect scheduled principal payments due during the related Due Period, prepayments in full received during the related Prepayment Period and partial principal prepayments received during the prior calendar month and, together with any amount remaining on deposit in the pre-funding accounts on that date. For purposes of determining the amount to be paid on account of the Over-collateralization Deficit to the holders of each class of notes on the payment date, the Over-collateralization Deficit will be allocated to each class PRO RATA based on the amount by which the note principal balance of each class on such payment date, after payment of the Base Principal Payment

Amount but before taking into account any principal payment funded from Excess Interest, the reserve account or any Insured Payment, exceeds the aggregate scheduled principal balances of the mortgage loans in the related group as of the close of business on the last day of the prior calendar month, after adjustment to reflect scheduled principal payments due during the related Due Period, prepayments in full received during the related Prepayment Period and partial principal prepayments received during the prior calendar month and, together with any amount remaining on deposit in the related pre-funding account on that date.

         OVER-COLLATERALIZATION INCREASE AMOUNT means, for any group of mortgage loans and any payment date, the amount of Excess Interest (after application, if necessary, to pay the Over-collateralization Deficit and the Reimbursement Amount on such payment date) to be applied as an accelerated payment of principal on the related class of notes until the over-collateralization amount for such group reaches the Specified Over-collateralization Amount.

         OVER-COLLATERALIZATION REDUCTION AMOUNT means, with respect to any group of mortgage loans and any payment date, the amount by which the Over-collateralization Amount is permitted to be reduced as provided by the sale and servicing agreement.

         PREPAYMENT INTEREST SHORTFALLS means, with respect to any payment date, and each mortgage loan that was prepaid in full in the related Prepayment Period, an amount equal to the excess, if any, of (a) thirty days' interest on the outstanding principal balance of such mortgage loans at a per annum rate equal to the related mortgage interest rate -- or at such lower rate as may be in effect for any such mortgage loan because of the application of the Soldiers' and Sailors' Civil Relief Act of 1940, any reduction as a result of a bankruptcy proceeding and/or any reduction by a court of the monthly payment due on such mortgage loan -- minus the rate at which the master servicing fee and the backup servicing fee are calculated, over (b) the amount of interest actually remitted by the related mortgagor in connection with such principal prepayment in full, less the master servicing fee and the backup servicing fee for such mortgage loan in such month.

         PREPAYMENT PERIOD means, with respect to any payment date, the period from the sixteenth day of the preceding month (or in the case of the first payment date, from February 1, 2000) to and including the fifteenth day of the month in which the payment date occurs and, with respect to the payment date in April 2000 and solely with respect to mortgage loans acquired by the trust after the closing date, the period from the subsequent Cut-off Date with respect to such mortgage loans to and including April 15, 2000).

         QUALIFIED SUBSTITUTE MORTGAGE LOAN means any mortgage loan substituted for a deleted mortgage loan which has a scheduled principal balance, after application of all payments received on or prior to the date of substitution, not substantially less and not more than the scheduled principal balance of the deleted mortgage loan as of such date, and each of which, among other things,

         - relates to a detached one- to four-family residence and has the same or a better lien priority as the deleted mortgage loan and has the same occupancy status as the deleted mortgage loan or is an owner-occupied mortgaged property,

         - matures no later than, and not more than one year earlier than, the deleted mortgage loan,

         - has a loan-to-value ratio or LTV at the time of such substitution no higher than the LTV of the deleted mortgage loan,

         - has a CLTV at the time of such substitution no higher than the CLTV of the deleted mortgage loan,

         - has a mortgage interest rate greater than or equal to the interest rate of the deleted mortgage loan,

         - complies, as of the date of substitution, with each representation and warranty set forth in the sale and servicing agreement, and

         -        is otherwise acceptable to the note insurer.

         REIMBURSEMENT AMOUNT means, with respect to each group of mortgage loans and each payment date, the amount of all Insured Payments made by the note insurer on all prior payment dates, together with all other amounts due to the note insurer for such group pursuant to the insurance agreement, including the premium amount, which have not been previously paid. In the event any amounts due under the insurance agreement are not clearly allocable to a particular group, those amounts shall be allocated between the groups pro rata based on the aggregate unpaid principal balance of the related notes.

         REMAINING OVER-COLLATERALIZATION DEFICIT means, for any payment date, the amount, if any, that the aggregate note principal balances of both classes of notes, after payment of the Base Principal Payment Amount for both groups and after taking into account any principal payment funded from Excess Interest or from the reserve account, but before taking into account the principal portion of any Insured Payment, exceeds the aggregate scheduled principal balances of the mortgage loans in both groups as of the close of business on the last day of the prior calendar month, after adjustment to reflect scheduled principal payments due during the related Due Period, prepayments in full received during the related Prepayment Period and partial principal prepayments received during the prior calendar month, together with any amount remaining on deposit in the pre-funding accounts on that date. For purposes of determining the amount to be paid on account of the Remaining Over-collateralization Deficit to the holders of each class of notes on the payment date, the Remaining Over-collateralization Deficit will be allocated to each class PRO RATA based on the amount by which the note principal balance of each class on such payment date, after payment of the Base Principal Payment Amount but after taking into account any principal payment funded from Excess Interest or the reserve account, but before taking into account the principal portion of any Insured Payment, exceeds the aggregate scheduled principal balances of the mortgage loans in the related group as of the close of business on the last day of the prior calendar month, after adjustment to reflect scheduled principal payments due during the related Due Period, prepayments in full received during the related Prepayment Period and partial principal prepayments received during the prior calendar month, together with any amount remaining on deposit in the related pre-funding account on that date.

         REO PROCEEDS are monies received in respect of any REO property, including, without limitation, proceeds from the rental of the related mortgaged property.

         SERVICING ADVANCES means the "out-of-pocket" costs and expenses of the master servicer or subservicer relating to the preservation, restoration and protection of the mortgaged property, including without limitation advances in respect of real estate taxes and insurance premiums, any collection, enforcement, or judicial proceedings, including without limitation foreclosures and liquidations, the purchase or maintenance of a first lien not included in the trust estate on the mortgaged property, conservation, management, and liquidation of any REO property, and certain other customary amounts described in the sale and servicing agreement.

         SHORTFALL AMOUNT means, with respect to a group of mortgage loans and any payment date, the excess, if any, of (y) the amounts listed in clauses (b) through (d) under "Flow of Funds" over (z) the Available Amount, in each case for that group and payment date.

         SPECIFIED OVER-COLLATERALIZATION AMOUNT with respect to a group of mortgage loans and any payment date will be the amount of over-collateralization which the note insurer requires with respect to such group and such payment date and which amount may step up or step down as determined in the insurance agreement.

         SPECIFIED RESERVE AMOUNT means, with respect to any payment date, the difference between (x) the Specified Over-collateralization Amount for both mortgage loan groups on such payment date and (y) the Over-collateralization Amount for both mortgage loan groups on such payment date.

                                     ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

         Except in certain limited circumstances, the globally offered asset-backed notes, series 2000-1 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Clearstream, Luxembourg or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as DTC Participants.

         Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

         Investors electing to hold their Global Securities through DTC will follow the settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior asset-backed notes issues in same-day funds.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

         TRADING BETWEEN DTC SELLER AND CLEARSTREAM, LUXEMBOURG OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

         As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

         Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

         TRADING BETWEEN CLEARSTREAM, LUXEMBOURG OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New
York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from DTC Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

                  (a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

                  (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

                  (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

         A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

         EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or substitute form. If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

         EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or substitute form.

         EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are noteholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or substitute form. If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the noteholder or his agent.

         EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The noteholder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

         The term "U.S. Person" means

                  (a) a citizen or resident of the United States,

                  (b) a corporation or partnership (or other entity treated as a corporation or partnership for U.S. federal income tax purposes) organized in or under the laws of the United States or any political subdivision thereof,

                  (c) an estate the income of which is includable in gross income for United States tax purposes, regardless of its source or

                  (d) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

         This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with the application of Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments after December 31, 2000. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                          INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                          ----
Report of Independent Auditors.............................................A-2
Balance Sheet of the Trust as of February 29, 2000.........................A-3
Notes to Balance Sheet.....................................................A-4

                         REPORT OF INDEPENDENT AUDITORS

Wilmington Trust Company,
as Owner Trustee of
Accredited Mortgage Loan Trust 2000-1

         We have audited the accompanying balance sheet of Accredited Mortgage Loan Trust 2000-1, a Delaware business trust as of February 29, 2000. This balance sheet is the responsibility of the trust. Our responsibility is to express an opinion on this balance sheet based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

         In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Accredited Mortgage Loan Trust 2000-1, at February 29, 2000, in conformity with generally accepted accounting principles.

                                            Deloitte and Touche L.L.P.

February 29, 2000
New York, New York

                      ACCREDITED MORTGAGE LOAN TRUST 2000-1

                                 BALANCE SHEET

                                FEBRUARY 29, 2000
-------------------------------------------------------------------------------

Assets
         Cash.......................................................$ 1,000
                                                                    -------
              Total assets..........................................$ 1,000
                                                                    -------
                                                                    -------
Liabilities and Certificateholders' Equity

         Liabilities................................................$     0

         Certificateholders' equity.................................$ 1,000
                                                                     ------
              Total liabilities and certificateholders' equity......$ 1,000
                                                                     ------
                                                                     ------

         See accompanying notes.

                      ACCREDITED MORTGAGE LOAN TRUST 2000-1

                             NOTES TO BALANCE SHEET

                                FEBRUARY 29, 2000

1.       FORMATION

         Accredited Mortgage Loan Trust 2000-1, a Delaware statutory business trust, was formed in the state of Delaware on February 29, 2000, with Wilmington Trust Company, a Delaware banking corporation, as its owner trustee.

         The trust was formed to engage exclusively in the following business and financial activities: to purchase or acquire from Accredited Home Lenders, Inc. certain property relating to certain receivables consisting of consumer purpose mortgage loans, and to pledge such receivables or interests therein to Norwest Bank Minnesota, National Association, as indenture trustee.

2.       CAPITAL CONTRIBUTION

         Accredited Home Lenders, Inc. made an initial capital contribution of $1,000 to the trust on February 29, 2000.

3.       REGISTRATION STATEMENT

         At February 29, 2000, the trust was in the process of preparing to issue up to $173,476,000 of its Asset-Backed Notes, Series 2000-1.

PROSPECTUS

                         ACCREDITED HOME LENDERS, INC.

                               ASSET-BACKED NOTES

                           ASSET-BACKED CERTIFICATES

                              (ISSUABLE IN SERIES)
                             ---------------------

    Accredited Home Lenders, Inc. (the "Sponsor"), may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the "Notes") and the Asset-Backed Certificates (the "Certificates" and, together with the Notes, the "Securities") which may be sold from time to time in one or more series (each, a "Series").

    The Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a "Trust Fund") by the Sponsor or an affiliate (references to the "Sponsor" herein shall be deemed to include such an affiliate unless the context otherwise requires). The Notes of a Series will represent indebtedness secured by the related Trust Fund. A Series may consist of both Certificates and of Notes, in which case the Certificates will represent the equity ownership of the assets of the related Trust Fund, which assets are subject to the senior lien of the related Notes. In no event will the Certificates and Notes issued in a single Series and with respect to a single Trust Fund exceed the value of the property in such Trust Fund. See "Description of the Securities" herein.

    Each Series of Securities will be issued in one or more classes (each, a "Class"). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein under "Description of the Securities" and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the assets comprising the Trust Fund may be divided into one or more groups, and each Class of the related Series will evidence beneficial ownership of the corresponding group, as applicable.

    The Trust Fund for a Series of Securities will include (a) assets originated by the Sponsor or acquired by the Sponsor from affiliated or unaffiliated institutions (each, a "Seller") composed of (i) mortgage loans (the "Mortgage Loans"), including mortgage loans secured by senior liens or junior liens on the related mortgaged properties and closed-end home equity loans, secured by mortgages primarily on one- to four-family residential or small mixed-use properties (the "Mortgaged Properties") and/or (ii) home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") which are secured by mortgages primarily on one- to four-family residential properties, or by purchase money security interests in the home improvements financed thereby (the "Home Improvements"), (b) all Mortgaged Properties and/or Home Improvements (collectively, "Properties") acquired in respect of Mortgage Loans and/or Home Improvement Contracts, respectively (collectively, the "Loans"), and all monies due under the Loans net, to the extent described in the related Prospectus Supplement, of certain amounts payable to the Servicer, and (c) certain funds, Credit Enhancement (as defined herein) and other assets as described herein under "The Trust Funds", all as specifically set forth in the related Prospectus Supplement.

    The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Loans. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein under "Description of the Securities--Weighted Average Life of Securities" and in the related Prospectus Supplement. Under certain circumstances a Series of Securities may be subject to termination or redemption under the circumstances described herein under "Description of the Securities--Special Redemption" and "--Optional Redemption, Purchase or Termination" to the extent described in the related Prospectus Supplement.

    SEE "RISK FACTORS", COMMENCING ON PAGE 15 HEREOF, FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE CERTIFICATES.

    NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN THE RELATED TRUST FUND ONLY AND ARE NOT GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE SPONSOR, ANY SELLER, THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE SPONSOR'S ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND WARRANTIES SET FORTH IN THE RELATED POOLING AND SERVICING AGREEMENT. SEE "RISK FACTORS" COMMENCING ON PAGE HEREOF FOR CERTAIN FACTORS TO BE CONSIDERED IN PURCHASING THE SECURITIES.

                         ------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         ------------------------------

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by the underwriters set forth in the related Prospectus Supplement subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriters and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                         ------------------------------

February 24, 2000

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the related Loans, any Seller and any Subservicer; (iii) the terms of any Credit Enhancement with respect to such Series; (iv) the terms of any insurance related to the related Loans; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates; (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series.

                             AVAILABLE INFORMATION

    The Sponsor is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Sponsor can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661: New York Regional Office, Seven World Trade Center, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. The Sponsor does not intend to send any financial reports to Certificateholders.

    This Prospectus does not contain all of the information set forth in the Registration Statement (of which this Prospectus forms a part) and exhibits thereto which the Sponsor has filed with the Commission under the Securities Act of 1933 (the "Securities Act") and to which reference is hereby made.

                               REPORTS TO HOLDERS

    Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Pooling and Servicing Agreement to be forwarded to the related Holders. If the Securities of a Series are to be issued in book-entry form, such reports will be provided to the Holder of record and beneficial owners of such Securities will have to rely on the procedures described herein under "Description of the Securities--Book-Entry Registration." Such reports will not be examined and reported on by an independent public account. See "The Pooling and Servicing Agreement--Reports to Holders". In addition, the related Trust Fund will file certain other periodic and annual reports with the Securities and Exchange Commission, as required by the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Such reports will be examined and reported on by an independent public accountant to the extent required by the Exchange Act.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities of such Trust Fund offered hereby shall be deemed to be incorporated by reference into the Prospectus when delivered with respect to such Trust Fund. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Any person receiving a copy of this Prospectus may obtain, without charge, upon written or oral request, a copy of any of the documents incorporated by reference herein, except for the exhibits to such documents (other than the documents expressly incorporated therein by reference). Requests should be directed to Accredited Home Lenders, Inc., 15030 Avenue of Science, Suite 100, San Diego, California 92128 (telephone number (619) 451-7044).

                             SUMMARY OF PROSPECTUS

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO EACH SERIES OF SECURITIES CONTAINED IN THE PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF SECURITIES OF SUCH SERIES. CAPITALIZED TERMS USED AND NOT OTHERWISE DEFINED HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT SHALL HAVE THE MEANINGS SET FORTH IN THE "GLOSSARY OF TERMS".

The Sponsor and Servicer.....................  Accredited Home Lenders, Inc., a California
                                               corporation (the "Sponsor" or the
                                               "Servicer"). See "The Sponsor and Servicer".

Securities...................................  Asset-Backed Certificates ("Certificates")
                                               representing beneficial ownership interests
                                               in the related Trust Fund and Asset-Backed
                                               Notes ("Notes") representing debt secured by
                                               the assets of the related Trust Fund,
                                               issuable in Series.

Types of Securities..........................  Each Series of Securities will consist of one or more Classes, one or more of which may be
                                               Classes of Compound Interest Securities,
                                               Planned Amortization Class ("PAC")
                                               Securities, Variable Interest Securities,
                                               Zero Coupon Securities, Principal Only
                                               Securities, Interest Only Securities,
                                               Participating Securities, Senior Securities
                                               or Subordinate Securities. Each Class may
                                               differ in, among other things, the amounts
                                               allocated to and the priority of principal
                                               and interest payments, Final Scheduled
                                               Distribution Dates, Distribution Dates and
                                               interest rates. The Securities of each Class
                                               will be issued in fully registered form in
                                               the denominations specified in the related
                                               Prospectus Supplement. If so specified in the
                                               related Prospectus Supplement, the Securities
                                               or certain Classes of such Securities offered
                                               thereby may be available in book-entry form
                                               only. See "Description of the
                                               Securities--Book-Entry Registration".

                                               Securities Will Be Recourse to the Assets of
                                               the Related Trust Fund Only.

                                               The sole source of payment for any Series of
                                               Securities will be the assets of the related
                                               Trust Fund. The Securities will not be
                                               obligations, either recourse or nonrecourse
                                               (except for certain nonrecourse debt
                                               described under "Federal Income Tax
                                               Considerations"), of the Sponsor or any
                                               Person other than the related Trust Fund. In
                                               the case of Securities that represent
                                               beneficial ownership interest in the related
                                               Trust Fund, such Securities will represent
                                               the ownership of such Trust Fund; with
                                               respect to Securities that

                                               represent debt issued with respect to the
                                               related Trust Fund, such Securities will be
                                               secured by the related Trust Fund.
                                               Notwithstanding the foregoing, and as to be
                                               described in the related Prospectus
                                               Supplement, certain types of Credit
                                               Enhancement, such as a financial guaranty
                                               insurance policy or a letter of credit, may
                                               constitute a full recourse obligation of the
                                               issuer of such Credit Enhancement.

The Trust Funds..............................  The Trust Fund for a Series of Securities
                                               will include (a) assets originated by the
                                               Sponsor or acquired by the Sponsor from
                                               affiliated or unaffiliated institutions
                                               (each, a "Seller") composed of (i) mortgage
                                               loans (the "Mortgage Loans"), including
                                               mortgage loans secured by senior liens or
                                               junior liens on the related mortgaged
                                               properties and closed-end home equity loans,
                                               secured by mortgages primarily on one- to
                                               four-family residential or small mixed-use
                                               properties (the "Mortgaged Properties")
                                               and/or (ii) home improvement installment
                                               sales contracts and installment loan
                                               agreements (the "Home Improvement Contracts")
                                               which are secured by mortgages primarily on
                                               one- to four-family residential properties,
                                               or by purchase money security interests in
                                               the home improvements financed thereby (the
                                               "Home Improvements"),
                                               (b) all Mortgaged Properties and/or Home
                                               Improvements (collectively, "Properties")
                                               acquired in respect of Mortgage Loans and/or
                                               Home Improvement Contracts, respectively
                                               (collectively, the "Loans"), and all monies
                                               due under the Loans net, to the extent
                                               described in the related Prospectus
                                               Supplement, of certain amounts payable to the
                                               Servicer and (c) certain funds, Credit
                                               Enhancement (as defined herein) and other
                                               assets as described herein under "The Trust
                                               Funds", all as specifically set forth in the
                                               related Prospectus Supplement.

                                               The related Prospectus Supplement will
                                               describe certain characteristics of the Loans
                                               for a Series, including, without limitation,
                                               and to the extent relevant: (a) the aggregate
                                               unpaid principal balance of the Loans (or the
                                               aggregate unpaid principal balance included
                                               in the Trust Fund for the related Series) and
                                               the average outstanding principal balance of
                                               the Loans; (b) the weighted average Loan Rate
                                               on the Loans as of the Cut-off Date; (c) the
                                               Combined Loan-to-Value Ratios or
                                               Loan-to-Value Ratios, as applicable, of the
                                               Loans,

                                               computed in the manner described in the
                                               related Prospectus Supplement; (d) the
                                               percentage (by principal balance as of the
                                               Cut-off Date) of Loans that accrue interest
                                               at adjustable or fixed interest rates; (e)
                                               any Credit Enhancement relating to the Loans;
                                               (f) the percentage (by principal balance as
                                               of the Cutoff Date) of Loans that are secured
                                               by Properties; (g) the geographic
                                               distribution of any Properties securing the
                                               Loans; (h) the use and type of each Property
                                               securing a Loan; (i) the lien priority of the
                                               Loans; and (j) the delinquency status and
                                               year of origination of the Loans. Each Trust
                                               Fund will be established pursuant to an
                                               agreement (each, a "Trust Agreement") by and
                                               between the Sponsor and the Trustee named
                                               therein. Each Trust Agreement will describe
                                               the assets of the related Trust Fund, which
                                               will include the related Loans and, if so
                                               specified in the related Prospectus
                                               Supplement, may include any combination of a
                                               mortgage pool insurance policy, letter of
                                               credit, financial guaranty insurance policy,
                                               special hazard policy, reserve fund or other
                                               form of Credit Enhancement.

                                               The Loans held by each Trust Fund will be
                                               serviced by the Servicer pursuant to a
                                               servicing agreement (each, a "Servicing
                                               Agreement") by and between the Servicer and
                                               the related Trustee.

                                               With respect to Securities that represent
                                               debt secured by the related Trust Fund, the
                                               Sponsor will enter into an indenture (each,
                                               an "Indenture") with the trustee named on
                                               such Indenture (the "Indenture Trustee"), as
                                               set forth in the related Prospectus
                                               Supplement. Securities that represent
                                               beneficial ownership interests in the related
                                               Trust Fund will be issued pursuant to the
                                               related Trust Agreement.

                                               In the case of any individual Trust Fund, the
                                               contractual arrangements relating to the
                                               establishment of the Trust Fund, the
                                               servicing of the related Loans and the
                                               issuance of the related Securities may be
                                               contained in a single agreement, or in
                                               several agreements which combine certain
                                               aspects of the Trust Agreement, the Servicing
                                               Agreement and the Indenture described above
                                               (for example, a pooling and servicing
                                               agreement, or a servicing and collateral
                                               management agreement). For purposes of this
                                               Prospectus, the term "Pooling and Servicing
                                               Agreement" as used with respect to a Trust
                                               Fund means, collectively,

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
                                               and except as otherwise specified, any and
                                               all agreements relating to the establishment
                                               of the related Trust Fund, the servicing of
                                               the related Loans and the issuance of the
                                               related Securities.

Interest Payments............................  Interest payments on the Securities of a
                                               Series entitled by their terms to receive
                                               interest will be made on each Distribution
                                               Date, to the extent set forth in, and at the
                                               applicable rate specified in (or determined
                                               in the manner set forth in), the related
                                               Prospectus Supplement. The interest rate on
                                               Securities of a Series may be variable or
                                               change with changes in the rates of interest
                                               on the related Loans, and/or as prepayments
                                               occur with respect to such Loans. Interest
                                               Only Securities may be assigned a Notional
                                               Amount set forth in the related Prospectus
                                               Supplement for the purpose of calculating the
                                               interest due on such Interest Only
                                               Securities. See "Description of the
                                               Securities--Use of Notional Amounts".
                                               Principal Only Securities may not be entitled
                                               to receive any interest payments or may be
                                               entitled to receive only nominal interest
                                               payments. Interest payable on the Securities
                                               of a Series on a Distribution Date will
                                               include all interest accrued during the
                                               period specified in the related Prospectus
                                               Supplement. See "Description of the
                                               Securities--Payments of Interest".

Principal Payments...........................  All payments of principal of a Series of
                                               Securities will be made in an aggregate
                                               amount determined as set forth in the related
                                               Prospectus Supplement and will be paid at the
                                               times and will be allocated among the Classes
                                               of such Series in the order and amounts, and
                                               will be applied either on a pro rata or a
                                               random lot basis among all Securities of any
                                               such Class, all as specified in the related
                                               Prospectus Supplement.

Final Scheduled Distribution date of the
  Securities.................................  The Final Scheduled Distribution Date with respect to each Class of Notes is the date no
                                               later than which principal thereof will be
                                               fully paid and with respect to each Class of
                                               Certificates is the date after which no
                                               Certificates of such Class are expected to
                                               remain outstanding, in each case calculated
                                               on the basis of the assumptions applicable to
                                               such Series described in the related
                                               Prospectus Supplement. The Final Scheduled
                                               Distribution Date of a Class will be set
                                               forth in the related Prospectus Supplement.
                                               The actual final Distribution Date of the
                                               Securities of a
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                                       7
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
                                               Series will depend primarily upon the rate of
                                               payment (including prepayments, liquidations
                                               due to default, the receipt of proceeds from
                                               casualty insurance policies and repurchases)
                                               of the Loans in the related Trust Fund, and,
                                               consequently, the actual final Distribution
                                               Date of any Security is likely to occur
                                               earlier and may occur substantially earlier
                                               or may occur later than its Final Scheduled
                                               Distribution Date. The rate of payments on
                                               the Loans in the Trust Fund for a Series will
                                               depend on a variety of factors, including
                                               certain characteristics of such Loans, and
                                               the prevailing level of interest rates from
                                               time to time, as well as on a variety of
                                               economic, demographic, tax, legal, social and
                                               other factors. No assurance can be given as
                                               to the actual prepayment experience with
                                               respect to a Series. See "Yield and Maturity
                                               Considerations" herein.

Optional Termination.........................  The Sponsor, the Servicer, or such other entity that is specified in the related
                                               Prospectus Supplement, may, at its option,
                                               cause an early termination of the related
                                               Trust Fund by repurchasing all of the Loans
                                               and/or Properties remaining in the Trust Fund
                                               on or after the date specified in the related
                                               Prospectus Supplement, or on or after such
                                               time as the aggregate principal balance of
                                               the Securities of the Series or the Mortgage
                                               Assets relating to such Series, is less than
                                               the amount or percentage specified in the
                                               related Prospectus Supplement. See
                                               "Description of the Securities--Optional
                                               Purchase or Termination".

Collection and Distribution Accounts.........  All payments on or with respect to the Loans for a Series will be remitted directly to an
                                               account (the "Collection Account") to be
                                               established for such Series with the Trustee
                                               or the Servicer, in the name of the Trustee.
                                               All such amounts will be available for (i)
                                               application to the payment of principal of
                                               and interest on such Series of Securities on
                                               the next Distribution Date, (ii) the making
                                               of adequate provision for future payments on
                                               certain Classes of Securities, (iii) for the
                                               purpose of reimbursing expenses to other
                                               persons which may be supplying services to
                                               the related Trust Fund (for example, a
                                               subservicer or a provider of Credit
                                               Enhancement (a "Credit Enhancer")), and to
                                               pay to such persons their fees and (iv) for
                                               reinvestment in additional Loans, as
                                               described below. After applying the funds in
                                               the Collection Account as described above,
                                               any

                                       8
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
                                               funds remaining in the Collection Account may
                                               be paid over to the Servicer, the Sponsor,
                                               the related Credit Enhancer or deposited into
                                               a Reserve Account.

                                               In addition, and as may be described in the
                                               related Prospectus Supplement, the related
                                               Pooling and Servicing Agreement may provide
                                               that all or a portion of such collected
                                               principal may be retained by the Trustee (and
                                               held in certain temporary investments,
                                               including Loans) for a specified period prior
                                               to being used to fund payments of principal
                                               to Holders. See "Yield and Maturity
                                               Considerations."

Pre-funding Account..........................  If so specified in the related Prospectus
                                               Supplement, a portion of the issuance
                                               proceeds of the Securities of a particular
                                               series (such amount, (the "Pre-Funded
                                               Amount") will be deposited in an account (the
                                               "Pre-Funding Account") to be established with
                                               the Trustee, which will be used to acquire
                                               additional Loans from time to time during the
                                               time period specified in the related
                                               Prospectus Supplement (the "Pre-Funding
                                               Period"). Prior to the investment of the
                                               Pre-Funded Amount in additional Loans, such
                                               Pre-Funded Amount will be invested in one or
                                               more Eligible Investments. Any Eligible
                                               Investment must mature no later than the
                                               Business Day prior to the next Distribution
                                               Date. See "The Pooling and Servicing
                                               Agreement--Assignment of Loans--Pre-Funding
                                               Account--Pre-Funding Account."

                                               During any Pre-Funding Period, the Sponsor
                                               will be obligated (subject only to the
                                               availability thereof) to transfer to the
                                               related Trust Fund, additional Loans from
                                               time to time during such Pre-Funding Period.
                                               Such additional Loans will be required to
                                               satisfy certain eligibility criteria more
                                               fully set forth in the related Prospectus
                                               Supplement which eligibility criteria will be
                                               consistent with the eligibility criteria of
                                               the Loans included in the Trust Fund as of
                                               the Closing Date subject to such exceptions
                                               as are expressly stated in such Prospectus
                                               Supplement.

                                               Although the specific parameters of the Pre-
                                               Funding Account with respect to any issuance
                                               of Securities will be specified in the
                                               related Prospectus Supplement, it is
                                               anticipated that:
                                               (a) the Pre-Funding Period will not exceed
                                               120 days from the related Closing Date, (b)
                                               that the additional Loans to be acquired
                                               during the Pre-

                                               Funding Period will be subject to the same
                                               representations and warranties as the Loans
                                               included in the related Trust Fund on the
                                               Closing Date (although additional criteria
                                               may also be required to be satisfied, as
                                               described in the related Prospectus
                                               Supplement) and (c) that the Pre-Funded
                                               Amount will not exceed 25% of the principal
                                               amount of the Securities issued pursuant to a
                                               particular offering.

Credit Enhancement...........................  If stated in the Prospectus Supplement relating to a Series, the Sponsor will
                                               provide or obtain credit support described
                                               below (collectively, "Credit Enhancement") in
                                               favor of the Trustee on behalf of the Holders
                                               of such Series. The Credit Enhancement will
                                               support the payments on the Securities to the
                                               extent and under the conditions specified in
                                               such Prospectus Supplement. See "Credit
                                               Enhancement". Credit Enhancement for a Series
                                               may include one or more of the following
                                               types of Credit Enhancement.

A. Subordinate Securities....................  Credit Enhancement for a Series may consist of one or more Classes of Subordinate
                                               Securities. The rights of Holders of such
                                               Subordinate Securities to receive
                                               distributions on any Distribution Date will
                                               be subordinate in right and priority to the
                                               rights of Holders of Senior Securities of the
                                               Series, but only to the extent described in
                                               the related Prospectus Supplement.

B. Insurance.................................  Credit Enhancement for a Series may consist of special hazard insurance policies,
                                               bankruptcy bonds and other types of insurance
                                               supporting payments on the Securities.

C. Reserve Funds.............................  The Sponsor may deposit cash, a letter or letters of credit, short-term investments, or
                                               other instruments acceptable to each Rating
                                               Agency in one or more reserve funds to be
                                               established in the name of the Trustee (each,
                                               a "Reserve Fund"), which will be used, as
                                               specified in the related Prospectus
                                               Supplement, by the Trustee to make required
                                               payments of principal of or interest on the
                                               Securities of such Series, to make adequate
                                               provision for future payments on such
                                               Securities or for any other purpose specified
                                               in the Pooling and Servicing Agreement with
                                               respect to such Series, to the extent that
                                               funds are not otherwise available. In the
                                               alternative or in addition to such deposit, a
                                               Reserve Fund for a Series may be funded
                                               through application of all or a portion of
                                               the excess cash flow from the Mortgage Assets
                                               for
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                                       10

                                               such Series, to the extent described in the
                                               related Prospectus Supplement.

D. Minimum Principal Payment Agreement.......  The Sponsor may enter into a minimum principal payment agreement (the "Minimum
                                               Principal Payment Agreement") with an entity
                                               meeting the criteria of each Rating Agency,
                                               pursuant to which such entity will provide
                                               funds in the event that aggregate principal
                                               payments on the Mortgage Assets for the
                                               related Series are not sufficient to make
                                               certain payments, as provided in the related
                                               Prospectus Supplement. See "Credit
                                               Enhancement--Minimum Principal Payment
                                               Agreement".

E. Other Insurance, Guarantee and Similar
  Instruments or Agreements..................  A Trust Fund may include a guaranteed investment contract or reinvestment agreement
                                               pursuant to which funds held in one or more
                                               accounts will be invested at a specified
                                               rate. If any Class of Securities has a
                                               floating interest rate, or if any of the
                                               Loans has a floating interest rate, the
                                               related Trust Fund may include an interest
                                               rate swap contract, an interest rate cap
                                               agreement or similar contract providing
                                               limited protection against interest rate
                                               risks.

F. Deposit Agreement.........................  The Sponsor and the Trustee may enter into a guaranteed investment contract or an
                                               investment agreement pursuant to which all or
                                               a portion of amounts held in the Collection
                                               Account, the Distribution Account or in any
                                               Reserve Fund will be invested with the entity
                                               specified in such Prospectus Supplement. The
                                               Trustee will be entitled to withdraw amounts
                                               so invested, plus interest at the related and
                                               revised rate, in the manner specified in the
                                               Prospectus Supplement. See "Credit
                                               Enhancement--Deposit Agreement".

G. Cross Collateralization...................  The source of payment for Securities of each
                                               Series will be the assets of the related
                                               Trust Fund only. However, a Trust Fund may
                                               include the right to receive moneys from a
                                               common pool of Credit Enhancement which may
                                               be available for more than one Series of
                                               Securities, such as a master reserve account
                                               or a master insurance policy. In addition, a
                                               Series of Securities may provide for excess
                                               cash flow with respect to one Class of the
                                               Series to be applied to shortfalls with
                                               respect to another Class of the same Series.
                                               See "Credit Enhancement--Cross
                                               Collateralization".
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                                       11
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
H. Overcollateralization.....................  Credit Enhancement for a Series may include over-collateralization--an excess of the
                                               aggregate principal balance of the related
                                               Loans, or a group thereof, over the principal
                                               balance of the related Class of Securities.
                                               Overcollateralization is achieved by the
                                               application of certain "excess" portions of
                                               interest payments on Loans to the payment of
                                               principal of one or more Classes of
                                               Securities. This feature may continue for the
                                               life of the related Securities or may be
                                               limited as set forth in the related
                                               Prospectus Supplement.

                                               Any form of credit enhancement will have
                                               certain limitations and exclusions from
                                               coverage thereunder, which will be described
                                               in the related Prospectus Supplement. See
                                               "Description of the Pooling and Servicing
                                               Agreement--Credit Enhancements." To the
                                               extent that shortfalls in the proceeds of the
                                               Trust Funds occur which exceed the amount
                                               covered by the Credit Enhancement or which
                                               are not covered by the Credit Enhancement
                                               available to a particular Series or Class,
                                               Holders will bear their allocable share of
                                               any deficiencies. See "Risk Factors--Limited
                                               Assets" herein, and to the extent applicable,
                                               in the related Prospectus Supplement.

Servicing....................................  The Servicer will be responsible for servicing, managing and making collections on
                                               the Loans for a Series. In addition, the
                                               Servicer, if so specified in the related
                                               Prospectus Supplement, will act as custodian
                                               and will be responsible for maintaining
                                               custody of the Loans and related
                                               documentation on behalf of the Trustee.
                                               Advances with respect to delinquent payments
                                               of principal or interest on a Loan will be
                                               made by the Servicer only to the extent
                                               described in the related Prospectus
                                               Supplement. Such advances will be intended to
                                               provide liquidity only and not credit support
                                               for the related Securities. In performing
                                               these functions, the Servicer will exercise
                                               the same degree of skill and care that it
                                               customarily exercises with respect to similar
                                               receivables or Loans owned or serviced by it.
                                               Under certain limited circumstances, the
                                               Servicer may resign or be removed, in which
                                               event either the Trustee or a third-party
                                               servicer will be appointed as successor
                                               servicer. The Servicer will receive a
                                               periodic fee as servicing compensation (the
                                               "Servicing Fee") and may, as specified herein
                                               and in the related Prospectus Supplement,
                                               receive certain additional compensation. See
                                               "Servicing of

                                               Loans--Servicing Compensation and Payment of
                                               Expenses".

Certain Federal Income Tax Considerations....  Securities of each Series offered hereby will, for federal income tax purposes,
                                               constitute either (i) interests ("Grantor
                                               Trust Securities") in a trust treated as a
                                               grantor trust under applicable provisions of
                                               the Code, (ii), "regular interests" ("REMIC
                                               Regular Securities") or "residual interests"
                                               ("REMIC Residual Securities") in a trust
                                               treated as a REMIC (or, in certain instances,
                                               containing one or more REMIC's) under
                                               Sections 860A through 860G of the Code,
                                               (iii) debt issued by a trust ("Debt
                                               Securities") or (iv) interests in a trust
                                               which is treated as a partnership
                                               ("Partnership Interests"). Investors are
                                               advised to consult their tax advisors with
                                               respect to individual tax advice regarding
                                               the tax implications of an investment on any
                                               securities, and to review "Federal Income Tax
                                               Considerations" herein and in the related
                                               Prospectus Supplement. The information set
                                               forth under such caption describes the
                                               material tax aspects of the transactions
                                               described herein, but is of general
                                               applicability and may not apply to any
                                               individual taxpayer.

Erisa Considerations.........................  A fiduciary of any employee benefit plan subject to the Employee Retirement Income
                                               Security Act of 1974, as amended ("ERISA"),
                                               or the Code should carefully review with its
                                               own legal advisors whether the purchase or
                                               holding of Securities could give rise to a
                                               transaction prohibited or otherwise
                                               impermissible under ERISA or the Code. See
                                               "Erisa Considerations".

Legal Investment.............................  Securities of each Series offered by this
                                               Prospectus and the related Prospectus
                                               Supplement may or may not constitute
                                               "mortgage related securities" under the
                                               Secondary Mortgage Market Credit Enhancement
                                               Act of 1984 ("SMMEA"). Whether or not such
                                               Securities are "mortgage related securities"
                                               will be set forth in the related Prospectus
                                               Supplement. Investors whose investment
                                               authority is subject to legal restrictions
                                               should consult their own legal advisors to
                                               determine whether and to what extent the
                                               Securities constitute legal investments for
                                               them. See "Legal Investment".

Use of Proceeds..............................  The Sponsor will use the net proceeds from the sale of each Series for one or more of
                                               the following purposes: (i) to purchase the
                                               related

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
                                               Loans, (ii) to repay indebtedness which has
                                               been incurred to obtain funds to acquire such
                                               Loans, (iii) to establish any Reserve Funds
                                               described in the related Prospectus
                                               Supplement and (iv) to pay costs of
                                               structuring and issuing such Securities,
                                               including the costs of obtaining Credit
                                               Enhancement, if any. See "Use of Proceeds".

Ratings......................................  It will be a requirement for issuance of any
                                               Series that the Securities offered by this
                                               Prospectus and the related Prospectus
                                               Supplement be rated by each Rating Agency in
                                               one of its four highest applicable rating
                                               categories. The rating or ratings applicable
                                               to Securities of each Series offered hereby
                                               and by the related Prospectus Supplement will
                                               be as set forth in the related Prospectus
                                               Supplement. A securities rating should be
                                               evaluated independently of similar ratings on
                                               different types of securities. A securities
                                               rating does not address the effect that the
                                               rate of prepayments on Loans for a Series may
                                               have on the yield to investors in the
                                               Securities of such Series. See "Risk
                                               Factors--Rating of Securities".

                                  RISK FACTORS

    INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF THE SECURITIES.

    AN INVESTMENT IN ANY SECURITY MAY BE AN ILLIQUID INVESTMENT, WHICH MAY RESULT IN THE HOLDER HOLDING SUCH INVESTMENT TO MATURITY. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. The underwriters specified in the related Prospectus Supplement may make a secondary market in the Securities, but have no obligation to do so.

    THE ASSETS OF EACH TRUST FUND, AS WELL AS ANY APPLICABLE CREDIT ENHANCEMENT, WILL BE LIMITED AND, IF SUCH ASSETS AND/OR CREDIT ENHANCEMENT BECOMES INSUFFICIENT TO SERVICE THE RELATED SECURITIES, LOSSES MAY RESULT. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There is no assurance that the market value of the Loans or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Consequently, Holders of Securities of each Series must rely solely upon payments with respect to the Loans and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Credit Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

    The only obligations, if any, of the Sponsor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See "The Pooling and Servicing Agreement--Assignment of Loans".

    Although any Credit Enhancement for a Series of Securities will be intended to reduce the risk of delinquent payments or losses to Holders of Securities entitled to the benefit thereof, the amount of such Credit Enhancement may be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See "Credit Enhancement".

    THE SECURITIES DO NOT HAVE SPECIFIED PAYMENT OR DEBT SERVICE SCHEDULES, AND PAYMENTS ON THE SECURITIES ARE SUBJECT TO THE RATE OF PAYMENT ON THE UNDERLYING LOANS. The yield to maturity of the Securities of each Series will depend on the rate of payment of principal (including prepayments, liquidations due to defaults, and repurchases due to conversion of adjustable-rate mortgage loans ("ARM Loans") to fixed-rate loans or breaches of representations and warranties) on the Loans and the price paid by Holders. Such yield may be adversely affected by a higher or lower than anticipated rate of prepayments on the related Loans. The yield to maturity on Principal Only or Interest Only Securities or Securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related Loans. In addition, the yield to maturity on certain other types of classes of Securities may be relatively more sensitive to the rate of prepayment on the related Loans than other Classes of Securities.

    The Loans may be prepayable in full or in part at any time; however, a prepayment penalty or premium may be imposed in connection therewith. The rate of prepayments of the Loans cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, no assurance can be given as to the level of prepayments that a Trust Fund will experience.

    Prepayments may result from mandatory prepayments relating to unused moneys held in Pre-Funding Accounts, if any, voluntary early payments by borrowers (including payments in connection with refinancings of related senior liens), sales of Properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases of Loans from a Trust Fund or substitution adjustments required to be made under the related Pooling and Servicing Agreement will have the same effect on the Holders as a prepayment of such Loans. The Loans may contain "due-on-sale" provisions, and the Servicer will be required to enforce such provisions unless (i) the "due-on-sale" clause, in the reasonable belief of the Servicer, is not enforceable under applicable law or (ii) the Servicer reasonably believes that to permit an assumption of the Loans would not materially and adversely affect the interests of the Holders or of the related Credit Enhancer, if any.

    NONCONFORMING CREDIT MORTGAGE LOANS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES. In general, the Sponsor originates and acquires mortgage loans which do not meet the credit criteria required by the Federal National Mortgage Association ("FNMA") or the Federal Home Loan Mortgage Corporation ("FHLMC"), commonly referred to as "nonconforming credit" mortgage loans. Such mortgage loans tend to exhibit higher levels of delinquency, foreclosure and loss than mortgage loans which conform to the requirements of FNMA and FHLMC. The interest rates and the loan-to-value ratios for such mortgage loans are established at levels designed to compensate for and offset the increased delinquency, foreclosure and loss risks presented by such loans, and rating agencies take such increased risks into account in assigning ratings to classes of securities which represent interests in such loans. No assurances can be given, however, that the Loans in any Trust Fund will not exceed expected delinquency, foreclosure and loss levels and adversely affect the value of the related Securities and the interests of the Holders thereof.

    JUNIOR LIENS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES. To the extent Mortgages are junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

    PROPERTY VALUES MAY DECLINE, LEADING TO HIGHER LOSSES. There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Loan, together with any senior financing on the Properties, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Loans could be higher than those currently experienced in the mortgage lending industry with respect to the same types of loans.

    "BALLOON" LOANS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND
LOSSES. Certain of the Loans in a Trust Fund may constitute "balloon" Loans, Loans originated with a stated maturity scheduled to occur prior to the expiration of the corresponding amortization schedule. Upon the maturity of a "balloon" Loan, the Mortgagor will be required to make a "balloon" payment that will be significantly larger than such Mortgagor's previous Scheduled Payments. The ability of such a Mortgagor to repay a "balloon" Loan at maturity frequently will depend on such Mortgagor's ability to refinance the Loan. The ability of a Mortgagor to refinance such a Loan will be affected by a number of factors, including the level of available mortgage rates at the time, the value of the related Property, the Mortgagor's equity in the related Property, the financial condition of the Mortgagor, the tax laws and general economic conditions at the time. A high interest rate environment may make it more difficult for the Mortgagor to accomplish a refinancing and may result in an increased rate of delinquencies, foreclosures and/or losses. None of the Sponsor, the Servicer, any Subservicer or any Trustee will be obligated to provide funds to refinance any Loan, including "balloon" Loans.

    ADJUSTABLE-RATE LOANS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES. In general, the Sponsor's underwriting guidelines provide for a prospective borrower's repayment ability to be evaluated based on the initial level of monthly payment required by the mortgage loan for which the borrower is applying. However, with respect to certain types of Loans, including Loans as to which the Loan Rate may adjust in accordance with movements in an index, the Scheduled Payment may increase beyond the initial level of the Scheduled Payment. To the extent the income level of the related Mortgagor may not be sufficient to enable the Mortgagor to meet higher Scheduled Payments, the risk of delinquency, foreclosure and loss may be increased with respect to such Loans. In addition, certain types of these Loans may provide for "negative amortization"--deferral of the payment of a portion of currently accrued interest and the addition of such deferred amount to the principal balance of the Loan. To the extent such "negative amortization" results in total liens against a Property in excess of the value of the Property, the risk of delinquency, foreclosure and loss with respect to the related Loan may be further increased.

    NONOWNER-OCCUPIED LOANS MAY EXPERIENCE HIGHER RATES OF DELINQUENCIES AND LOSSES. A Loan included in a Trust Fund may be secured by a Property which is not the primary residence of the related Mortgagor. Because the Mortgagor on such a "nonowner-occupied" Loan may have less incentive to avoid foreclosure than Mortgagors under Loans secured by primary residences, nonowner-occupied Loans may experience higher rates of delinquencies and losses than owner-occupied Loans.

    BANKRUPTCY OF MORTGAGORS MAY LEAD TO HIGHER LEVELS OF LOSSES. General economic conditions may have an impact on the ability of Mortgagors to repay Loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by Mortgagors. In the event of personal bankruptcy of a Mortgagor, it is possible that a Trust Fund could experience a loss with respect to the related Loan. In conjunction with a Mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such Loan or permanently reduce the principal balance of such Loan thereby either delaying or permanently limiting the amount received by the Trust Fund with respect to such Loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Property to the Trust Fund, any remaining balance on such Loan may not be recoverable. See "Certain Legal Aspects of Loans".

    FORECLOSURE OF PROPERTIES MAY BE SUBJECT TO SUBSTANTIAL DELAY, RESULTING IN LONGER MATURITY OF THE SECURITIES, AS WELL AS HIGHER LOSSES. Substantial delays can be encountered in connection with the liquidation of defaulted Loans and corresponding delays in the receipt of related proceeds by the related Holders could occur. An action to foreclose on a Property securing a Loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a Property. In the event of a default by a Mortgagor, these restrictions, among other things, may impede the ability of the Servicer to foreclose on or sell the Property or to obtain Liquidation Proceeds sufficient to repay all amounts due on the related Loan. The Servicer will be entitled to deduct from Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated Loan and not yet repaid, including payments to prior lienholders, accrued Servicing Fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any Property fails to provide adequate security for the related Loan and insufficient funds are available from any applicable Credit Enhancement, related Holders could experience a loss on their investment. See "Certain Legal Aspects of Loans".

    Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. To the extent the average outstanding principal balances of the Loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted Loans may also be smaller as a percentage of the principal amount of the Loans than would such net realizations in the case of a typical pool of first mortgage loans.

    ENVIRONMENTAL RISKS. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of a Property.

    CERTAIN OTHER LEGAL CONSIDERATIONS REGARDING THE LOANS, MAY LIMIT ENFORCEMENT OF THE LOANS AGAINST THE RELATED MORTGAGORS. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Loan to damages and administrative enforcement.

    The Loans are also subject to federal laws, including:

    (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder and the Real Estate Settlement Procedures Act and Regulation X promulgated thereunder, which require, among other things, certain disclosures to have been made to a Mortgagor regarding the terms of the related Loan;

    (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

   (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to a Mortgagors' credit experience.

    Violations of certain provisions of these federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust Fund to damages and administrative enforcement. The Loans may be subject to the Home Ownership and

Equity Protection Act of 1994 (the "Act") which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Loan. If the Trust Fund includes Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Sponsor or a Seller. Any violation of the Act which would result in such liability would be a breach of the Sponsor's or a Seller's representations and warranties, and the Sponsor or a Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Loan in question. See "Certain Legal Aspects of Loans".

    The Home Improvement Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the "Holder in Due Course Rules"), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

    GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES MAY RESULT IN HIGHER LOSSES, IF PARTICULAR REGIONS EXPERIENCE DOWNTURNS. Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of delinquency, foreclosure and loss on mortgage loans generally. The Loans underlying certain series of Securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar mortgage loan asset-backed securities without such concentrations. Statistical information with respect to the geographic concentration of Properties relating to a particular Series will be specified in the related Prospectus Supplement.

    BANKRUPTCY OF THE SPONSOR MAY ADVERSELY AFFECT THE INTERESTS OF HOLDERS. In the event of the bankruptcy of the Sponsor at a time when it or any affiliate thereof holds a Security, a trustee in bankruptcy of the Sponsor or such affiliate, or its creditors could attempt to recharacterize the sale of the Loans to the related Trust Fund as a borrowing by the Sponsor or such affiliate, with the result, if such recharacterization is upheld, that the related Holders would be deemed creditors of the Sponsor or such affiliate, secured by a pledge of the Loans. If such an attempt were successful, it could prevent timely payments of amounts due to the Trust Fund.

    CERTAIN LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES MAY REDUCE THE AMOUNTS PAYABLE ON THE LOANS AND LIMIT THE ENFORCEMENT OF THE LOANS AGAINST CERTAIN MORTGAGORS. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, a Mortgagor who enters military service after the origination of the related Loan (including a Mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Loans. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Loan during the Mortgagor's period of active duty status. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Property in a timely fashion.

    UNCERTAINTY REGARDING ORIGINAL ISSUE DISCOUNT. Some or all classes of the Securities may be issued with original issue discount, which generally will result in recognition of some taxable income in advance of the receipt of the cash attributable to such income. A Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The "issue price" of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities was sold. See "Federal Income Tax Considerations--Discount and Premium--Original Issue Discount."

    RATINGS OF THE SECURITIES MAY BE DEPENDENT ON THE RELATED CREDIT ENHANCER, AND FURTHER, MAY BE REDUCED OR WITHDRAWN AT ANY TIME; THERE IS NO OBLIGATION TO MAINTAIN ANY SPECIFIC RATINGS. It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by each Rating Agency. Any such rating would be based on, among other things, the adequacy of the value of the Loans and any Credit Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the related Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Loans, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Credit Enhancer or a change in the rating of such Credit Enhancer's long term debt.

    LOSSES MAY BE GREATER IN THE EVENT OF AN ACCELERATION. Upon an event of default under the Pooling and Servicing Agreement for a Series of Securities and a sale of the assets in the related Trust Fund, the Trustee, the Servicer, any Credit Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to Holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

    CERTAIN RISKS RELATING TO DIFFERING UNDERWRITING CRITERIA. The Loans included in a particular Trust Fund may have been purchased by the Sponsor from one or more originators, and may, to the extent described in the related Prospectus Supplement, have been originated using underwriting criteria different from that of the Sponsor. However, the Loans included in a particular Trust Fund will satisfy the criteria set forth in the related Prospectus Supplement.

    LACK OF HISTORICAL PREPAYMENT RATE INFORMATION MAY CREATE UNCERTAINTY AS TO YIELDS AND MATURITIES. The Sponsor has previously sold its Loans and does not have any information available to it regarding its prepayment experience. As a result, its future prepayment rates may be relatively less predictable than those of other mortgage-backed securities issuers, which may have more information.

                         DESCRIPTION OF THE SECURITIES

GENERAL

    The following summaries describe certain features which will generally be applicable to most Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement and the Prospectus Supplement relating to each Series of Securities.

    Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only. See "--Book-Entry Registration" below.

    Payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the Holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the Holder of such Security.

    Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. All payments with respect to the Mortgage Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Credit Enhancement will be deposited directly into the Collection Account, net of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement, and will thereafter be available to make payments on Securities of such Series on the next Distribution Date, as the case may be. See "The Trust Funds--Collection and Distribution Accounts".

PAYMENTS OF INTEREST

    The Securities of each Class by their terms entitled to receive interest will bear interest from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Loans included in the related Trust Fund and/or as prepayments occur with respect to such Loans. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

    Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

    On each Distribution Date for a Series, principal payments will be made to the Holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

    The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which principal thereof will be fully paid and, with respect to each Class of a Series of Certificates, will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Loans will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date. Furthermore, with respect to a Series of Certificates, as a result of delinquencies, defaults and liquidations of the Loans in the Trust Fund, the actual final Distribution Date of any such Class may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See "Yield and Maturity Considerations".

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

    The Sponsor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Loans and/or Properties from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Loans, is less than the amount or percentage specified in the related Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Sponsor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a "qualified liquidation" under Section 860F of the Code.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

    "Weighted average life" refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Loans included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

    Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Loans included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

    There is, however, no assurance that prepayment of the Loans included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

    The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Loans for a Series, such loans are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Loans for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Loans. If any Loans for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Dates, even in the absence of prepayments. See "Yield and Maturity Considerations".

    The Sponsor, prior to 1996, engaged in whole-loan sales of its mortgage loans on a servicing-released basis (i.e., the purchaser acts as the servicer). Consequently, the Sponsor has limited historical information available to it with respect to the prepayment experience of its mortgage loans.

USE OF NOTIONAL AMOUNTS

    If so provided in the related Prospectus Supplement, interest on certain Classes of Interest Only Securities may be payable based on a schedule of Notional Amounts rather than the actual aggregate outstanding principal balances of the related Loans. The Notional Amounts contained in such a schedule would not be affected by prepayments on the related Loans, thereby reducing the disproportionate impact which prepayments have on the yield of Interest Only Securities relative to the yields of other types of Securities which are entitled to payments of principal. See "Yield and Maturity Considerations".

    The related Prospectus Supplement will set forth the Notional Amount schedule, if any, and will describe fee prepayment spreads used in constructing such schedule.

BOOK-ENTRY REGISTRATION

    As may be described in the related Prospectus Supplement, investors in a given Series may hold their Securities through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cede, as nominee for DTC, will hold the global Securities in respect of a given series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    The investors in a given Series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Securities of such Series may do so only through Participants and Indirect Participants. In addition, investors in a given Series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, investors in a given Series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such investors. It is anticipated that the only "Holder" in respect of any Series will be Cede, as nominee of DTC. Investors in a given Series will not be recognized as Holders of such Series, and such investors will be permitted to exercise the rights of Holders of such Series only indirectly through DTC and its Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Securities of a given Series among Participants on whose behalf it acts with respect to such Securities and to receive and transmit distributions of principal of, and interest on, such Securities. Participants and Indirect Participants with which the investors in a given Series have accounts with respect to such Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective investors in such Series. Accordingly, although such investors will not possess physical certificates, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of investors in a given Series to pledge Securities of such Series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Securities, may be limited due to the lack of a physical certificate for such Securities.

    DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by investors in the related Series only at the direction of one or more Participants to whose accounts with DTC the Securities of such Series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for a Series. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

    Except as required by law, the Trustee in respect of a Series will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the related Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE SECURITIES

    As may be described in the related Prospectus Supplement, the Securities may be issued in fully registered, certificated form ("Definitive Securities") to the Holders of a given Series or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related Series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Securities and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of an "Event of Default" under the related Pooling and Servicing Agreement, Holders representing at least a majority of the outstanding principal amount of such Securities advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Holders' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Holders through Participants of the availability of Definitive Securities. Upon surrender by DTC of the definitive certificates representing such Securities and receipt of instructions for re-registration, the applicable Trustee will reissue such Securities as Definitive Securities to such Holders.

    Distributions of principal of, and interest on, such Securities will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Indenture or Trust Agreement directly to Holders of Definitive Securities in whose names the Definitive Securities were registered at the close of business on the applicable Record Date specified for such Securities in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Holders.

    Definitive Securities in respect of a given Series of Securities will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to Holders of such Definitive Securities. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

                                THE TRUST FUNDS

GENERAL

    The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets originated by the Sponsor or acquired from affiliated or unaffiliated institutions composed of (i) Loans, (ii) amounts available from the reinvestment of payments on such Loans, (iii) any Credit Enhancement, (iv) any Property that secured a Loan but which is acquired by foreclosure or deed in lieu of foreclosure or repossession.

    The Securities will be nonrecourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Sponsor or the related Trust Fund not pledged to secure such Notes.

    The Loans for a Series will be originated by the Sponsor or acquired by the Sponsor in the open market or in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Sponsor to the Trust Fund. Loans relating to a Series will be serviced by the Servicer pursuant to the related Pooling and Servicing Agreement.

    With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Loans and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Credit Enhancement.

    Loans included in the Trust Fund for a Series may consist of any combination of Mortgage Loans and Contracts, to the extent and as specified in the related Prospectus Supplement.

THE LOANS

    MORTGAGE LOANS The Loans for a Series may consist, in whole or in part, of closed-end mortgage loans, including closed-end home equity loans (the "Closed-End Loans" or the "Mortgage Loans") secured by mortgages on Single Family Properties and small mixed-use properties, which mortgages which may be subordinated to other mortgages on the same Mortgaged Property. The Mortgage Loans may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

    The full principal amount of a Closed-End Loan is advanced at origination of the loan and generally is repayable in equal (or substantially equal) installments of an amount sufficient to fully amortize such loan at its stated maturity. Interest on each Closed-End Loan is calculated on the basis of the outstanding principal balance of such loan multiplied by the Loan Rate thereon and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator is the number of days in the annual period for which interest accrues on such loan. Under certain circumstances, under a Closed-End Loan, a borrower may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the loan.

    The Mortgaged Properties will include primarily Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least five years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Loan. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

    Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

    The aggregate principal balance of Loans secured by Mortgaged Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Such statistic will be based on either (i) the making of a representation by the Mortgagor at origination of the Loan either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include nonowner-occupied investment properties and vacation and second homes.

    The initial Combined Loan-to-Value Ratio of a Loan is computed in the manner described in the related Prospectus Supplement, taking into account the amounts of any related senior mortgage loans.

    HOME IMPROVEMENT CONTRACTS The Loans for a Series may consist, in whole or part, of home improvement installment sales contracts and installment loan agreements (the "Home Improvement Contracts") originated by a home improvement contractor in the ordinary course of business. A Home Improvement Contract will be secured by a Mortgage, primarily on Single Family Properties, which will generally be subordinate to other mortgages on the same Mortgaged Property or by a purchase money security interest in the home improvements (the "Home Improvements") financed thereby.

    The Home Improvements securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

    ADDITIONAL INFORMATION The selection criteria which shall apply with respect to the Loans relating to a particular Series, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms-to-maturity and delinquency information, will be specified in the related Prospectus Supplement.

    The related Prospectus Supplement for each Series will provide information with respect to the related Loans as of the Cut-off Date, including, among other things, and to the extent relevant (a) the aggregate unpaid principal balance of the Loans (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Loans, and, in the case of adjustable-rate Loans, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Loans; (d) the weighted average original and remaining term-to-stated maturity of the Loans and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Loans, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Loans that accrue

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
interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other credit enhancement relating to the Loans;
(h) the percentage (by principal balance as of the Cut-off Date) of Loans that are secured by Mortgaged Properties or Home Improvements; (i) the geographic distribution of any Mortgaged Properties securing the Loans; (j) the percentage of Loans (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Loans; and (l) the delinquency status and year of origination of the Loans. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Loans for a Series.

                               CREDIT ENHANCEMENT

    If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Sponsor's assignment of the related Loans to the Trustee, the Sponsor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of credit enhancement or combination thereof described below (collectively, "Credit Enhancement") in favor of the Trustee on behalf of the Holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to each Rating Agency. The Credit Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Credit Enhancement for a Series may include one or more of the following forms. Any of such Credit Enhancement may be structured so as to protect against losses relating to more than one Trust Fund.

SUBORDINATE SECURITIES

    Credit Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of Holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of Holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

    Credit Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Loans, as described below and in the related Prospectus Supplement.

    POOL INSURANCE POLICY The Sponsor may obtain an insurance policy for certain of the Securities issued with respect to the related Trust Fund. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

    SPECIAL HAZARD INSURANCE POLICY Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or (ii) upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Loan at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

    Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Loan secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Loan under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

    BANKRUPTCY BOND In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Loan at an amount less than the then outstanding principal balance of such Loan. The amount of the secured debt could be reduced to such value, and the holder of such Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Loan exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Loan can result from a bankruptcy proceeding. See "Certain Legal Aspects of Loans". The Sponsor or other entity specified in the related Prospectus Supplement may obtain a bankruptcy bond or similar insurance contract (the "bankruptcy bond") covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Loan or a reduction by such court of the principal amount of a Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

    The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Loans in the Trust Fund for such Series.

RESERVE FUNDS

    The Sponsor may deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Credit Enhancer with respect to such Series (the "Reserve Funds") cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of each Rating Agency in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Mortgage Assets for such Series, to the extent described in the related Prospectus Supplement.

    Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Credit Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

    Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

    The Sponsor may enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of each Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Loans for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

OTHER INSURANCE, GUARANTEE AND SIMILAR INSTRUMENTS OR AGREEMENTS

    Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any Class of Securities has a floating interest rate, or if any of the Loans has a floating interest rate, the Trust may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

DEPOSIT AGREEMENT

    The Sponsor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

CROSS COLLATERALIZATION

    The source of payment for Securities of each Series will be the assets of the related Trust Fund only. However, a Trust Fund may include the right to receive moneys from a common pool of Credit Enhancement which may be available for more than one Series of Securities, such as a master reserve account or a master insurance policy. In addition, a Series of Securities may provide for excess cash flow with respect to one Class of the Series to be applied to shortfalls with respect to another Class of the same Series. Notwithstanding the foregoing, unless specifically described otherwise in the related Prospectus Supplement, no collections on any Loans held by any Trust Fund may be applied to the payment of Securities issued by any other Trust Fund (except to the limited extent that certain collections in excess of amounts needed to pay the related Securities may be deposited in a common, master reserve account that provides Credit Enhancement for more than one Series of Securities).

OVERCOLLATERALIZATION

    Credit Enhancement for a Series may include overcollateralization--an excess of the aggregate principal balance of the related Loans, or a group thereof, over the principal balance of the related Class of Securities. Overcollateralization is achieved by the application of certain "excess" portions of interest payments on Loans to the payment of principal of one or more Classes of Securities. This feature may continue for the life of the related Securities or may be limited as set forth in the related Prospectus Supplement. In the case of limited overcollateralization, once the required level of overcollateralization is reached, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

                               SERVICING OF LOANS

GENERAL

    Customary servicing functions with respect to Loans comprising the Loans in the Trust Fund will be provided by the Servicer pursuant to the related Pooling and Servicing Agreement, with respect to a Series of Securities. Each Pooling and Servicing Agreement will authorize the Servicer, and the Servicer expects, to enter into one or more subservicing agreements (each, a "Subservicing Agreement") with one or more subservicers (each, a "Subservicer") pursuant to which the Subservicer will agree to perform all or a portion of the Servicer's servicing responsibilities with respect to the Loans in a Trust Fund. Any Subservicer will be an experienced servicer of loans of the type to be subserviced by such Subservicer and will have been approved by each Rating Agency and any Credit Enhancer.

    Notwithstanding the Servicer's engagement of any Subservicer, the Servicer shall not be relieved of its obligations under the related Pooling and Servicing Agreement, and the Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Loans. The Servicer shall be entitled to include in any Subservicing Agreement provisions for indemnification of the Servicer by the related Subservicer, and nothing contained in the related Pooling and Servicing Agreement shall be deemed to limit or modify such indemnification.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

    The Servicer will make reasonable efforts to collect all payments required to be made under the Loans and will, consistent with the terms of the related Pooling and Servicing Agreement for a Series and any applicable Credit Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion, (i) waive any assumption fee, late payment charge, or other charge in connection with a Loan and (ii) to the extent provided in the related Pooling and Servicing Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the due dates for Scheduled Payments on such Loan.

    The Servicer may establish and maintain escrow or impound accounts ("Escrow Accounts") with respect to Loans in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Loans may not require such payments under the loan related documents, in which case the Servicer would not establish any Escrow Account with respect to such Loans. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums and such other comparable items; to refund to obligors amounts determined to be overages; to pay interest to obligors on balances in the Escrow Account to the extent required by law; to repair or otherwise protect the related Property; and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

    The related Trustee or the Servicer will establish a separate account (the "Collection Account") in the name of the Trustee. The Collection Account will be an account maintained (i) at a depository institution, the short- and/or long-term unsecured debt obligations of which at the time of any deposit therein are rated at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are otherwise secured in a manner meeting requirements established by each Rating Agency.

    The funds held in the Collection Account may be invested, pending remittance to the related Trustee, in Eligible Investments. The Servicer may be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

    The Servicer will deposit into the Collection Account for each Series the following payments and collections received or made by it:

    (i) All payments on account of principal, including prepayments, on such Loans;

    (ii) All payments on account of interest on such Loans after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Pooling and Servicing Agreement, the Servicing Fee in respect of such Loans;

   (iii) All amounts received by the Servicer in connection with the liquidation of Loans or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Loans received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ("Liquidation Proceeds"), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Pooling and Servicing Agreement, the Servicing Fee, if any, in respect of the related Loans;

    (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Loan, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Pooling and Servicing Agreement ("Insurance Proceeds");

    (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Pooling and Servicing Agreement;

    (vi) All Advances required to be made by the Servicer pursuant to the related Pooling and Servicing Agreement; and

   (vii) All repurchase prices of any such Loans repurchased by the Sponsor, the Servicer or any Seller pursuant to the related Pooling and Servicing Agreement.

    The Servicer will be permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

    (i) to reimburse itself for Advances for such Series made by it pursuant to the related Pooling and Servicing Agreement; the Servicer's right to reimburse itself being limited to amounts received on or in respect of particular Loans (including, for this purpose, Liquidation Proceeds and Insurance Proceeds) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

    (ii) to the extent provided in the related Pooling and Servicing Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or Insurance Proceeds;

   (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of a damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Loan, together with accrued and unpaid interest thereon to the Due Date for such Loan next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Loan;

    (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Loan prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Pooling and Servicing Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Pooling and Servicing Agreement;

    (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Pooling and Servicing Agreement;

    (vi) to pay to the applicable person with respect to each Loan or REO Property acquired in respect thereof that has been repurchased or removed from the Trust by the Sponsor, the Servicer or any Seller pursuant to the related Pooling and Servicing Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

   (vii) to make payments to the Trustee of such Series for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Pooling and Servicing Agreement; and

  (viii) to clear and terminate the Collection Account pursuant to the related Pooling and Servicing Agreement.

    In addition, if the Servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON

    To the extent specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligations may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, not to guarantee or insure against losses. Accordingly, any funds advanced will be recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, Insurance Proceeds or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, Insurance Proceeds or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement; such reimbursement to the Servicer will reduce amounts available for distribution to the Holders, but since such reimbursement will only relate to amounts previously advanced by the Servicer, such reimbursment will not result in a net reduction of funds available for distribution to Holders.

    Reports received by Holders generally will not disclose amounts advanced, or subject to reimbursement to the Servicer in respect of Advances, although such reports will disclose loss and delinquency information. See "The Pooling and Servicing Agreement--Reports to Holders."

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

    Standard Hazard Insurance; Flood Insurance. The Servicer will be required to maintain or to cause the obligor on each Loan to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Loans. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Loans will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Credit Enhancement will adversely affect distributions to Holders. When a Property securing a Loan is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

    The standard hazard insurance policies covering Properties securing Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Loans declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

    Coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or (ii) the outstanding principal balance of the related Loan. The Servicer will also be required to maintain, on REO Property that secured a defaulted Loan and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

    Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Loans, written by an insurer then acceptable to each Rating Agency, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Loan or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

    The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that: (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Loan available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or Insurance Proceeds. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer shall liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Sponsor will be required to do so.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

    When any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Loan under the applicable "due-on-sale" clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Loan and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Loan. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Loan may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

    The Servicer will be entitled to a periodic fee as servicing compensation (the "Servicing Fee") in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement and will generally consist of a percentage (to be specified in the related Prospectus Supplement) of the then-outstanding principal amount of the related Loans, and may include the right to recover additional servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted Loans.

    When an obligor makes a principal prepayment in full between Due Dates on the related Loan, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Loan (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, the amount of funds available for distribution to the related Holders may be reduced.

    To the extent specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Loan which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Loan, such right of reimbursement being prior to the rights of the Holders to receive any related Insurance Proceeds, Liquidation Proceeds or amounts derived from other Credit Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

EVIDENCE AS TO COMPLIANCE

    The related Pooling and Servicing Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Pooling and Servicing Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

    The applicable Pooling and Servicing Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Pooling and Servicing Agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

    In the event of an Event of Default under a Pooling and Servicing Agreement, the Servicer may be replaced by the related Credit Enhancer, if and, or the Trustee or a successor Servicer. Such Events of Default and the rights of the Trustee upon such a default under the related Pooling and Servicing Agreement for the related Series will be substantially similar to those described under "The Pooling and Servicing--Events of Default; Rights Upon Events of Default".

    The Servicer will not have the right to assign its rights and delegate its duties and obligations under the related Pooling and Servicing Agreement unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a specified minimum net worth, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the related Pooling and Servicing Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the Servicer's obligations and duties under the related Pooling and Servicing Agreement. To the extent that the Servicer transfers its obligations to a wholly owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Pooling and Servicing Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Pooling and Servicing Agreement, provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

    Except to the extent otherwise provided therein, each Pooling and Servicing Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the Sponsor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representation made under such Pooling and Servicing Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such Pooling and Servicing Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Pooling and Servicing Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Pooling and Servicing Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Pooling and Servicing Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                      THE POOLING AND SERVICING AGREEMENT

    The following summaries describe certain provisions of the Pooling and Servicing Agreement. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreements. Where particular provisions or terms used in the Pooling and Servicing Agreements are referred to, such provisions or terms are as specified in the related Pooling and Servicing Agreements.

ASSIGNMENT OF LOANS

    GENERAL At the time of issuance of the Securities of a Series, the Sponsor will transfer, convey and assign to the Trust Fund all right, title and interest of the Sponsor in the Loans and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Loans after the Cut-off Date specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, execute and deliver the Securities.

    ASSIGNMENT OF LOANS The Sponsor will, as to each Loan, deliver or cause to be delivered to the Trustee, or, a custodian on behalf of the Trustee (the "Custodian"), the Mortgage Note endorsed without recourse to the order of the Trustee or in blank, the original Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case a copy of such Mortgage will be delivered, together with a certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage in recordable form. The Trustee or, the Custodian will hold such documents in trust for the benefit of the Holders.

    The Sponsor will, as to each Home Improvement Contract, either deliver or cause to be delivered to the Trustee (or the Custodian) the original Home Improvement Contract and copies of documents and instruments related to each Home Improvement Contract and the security interest in the property securing such Home Improvement Contract, or maintain possession (or cause the Servicer to maintain possession) of such Home Improvement Contracts and other documents, as custodian on behalf of the related Trust Fund. In order to give notice of the right, title and interest of Holders to the Home Improvement Contracts, the Sponsor will cause a UCC-1 financing statement to be executed by the Sponsor or the Seller identifying the Trustee as the secured party and identifying all Home Improvement Contracts as collateral. See "Certain Legal Aspects of the Loans--The Home Improvement Contracts".

    With respect to Loans secured by Mortgages, the Sponsor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Loans for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Loans. The Sponsor will cause such assignments to be so recorded within a specified time period after issuance of the Securities in which event, the Pooling and Servicing Agreement may require the Sponsor to repurchase from the Trustee any Loan the related Mortgage of which is not recorded within such time period, at the price described below with respect to repurchases by reason of defective documentation. Such repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.

    Each Loan will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement (the "Loan Schedule"). Such Loan Schedule will specify with respect to each Loan: the original principal amount and unpaid principal balance as of the Cut-off Date; the current Loan Rate; the current Scheduled Payment; the maturity date, if any, of the related Mortgage Note; if the Loan is an adjustable-rate Loan, the lifetime rate cap, if any, and the current index.

    PRE-FUNDING ACCOUNT. If so specified in the related Prospectus Supplement, a portion of the issuance proceeds of the Securities of a particular series (such amount, (the "Pre-Funded Amount") will be deposited in an account (the "Pre-Funding Account") to be established with the Trustee, which will be used to acquire Additional Loans from time to time during the time period specified in the related Prospectus Supplement (the "Pre-Funding Period"). Prior to the investment of the Pre-Funded Amount in additional Loans, such Pre-Funded Amount will be invested in one or more Eligible Investments. An "Eligible Investment" is any of the following, in each case as determined at the time of the investment or contractual commitment to invest therein (to the extent such investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940): (a) negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence: (i) obligations which have the benefit of the full faith and credit of the United States of America, including depository receipts issued by a bank as custodian with respect to any such instrument or security held by the custodian for the benefit of the holder of such depository receipt, (ii) demand deposits or time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the Trustee's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits (if any) or long-term unsecured debt obligations (other than such obligations whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency, (iii) certificates of deposit having a rating in the highest rating category from each Rating Agency, or (iv) investments in money market funds which are (or which are composed of instruments or other investments which are) rated in the highest rating category from each Rating Agency; (b) demand deposits in the name of the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above;
(c) commercial paper (having original or remaining maturities of no more than 270 days) having a credit rating in the highest rating category from each Rating Agency; (d) Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency; (e) repurchase agreements involving any Eligible Investment described in any of clauses (a)(i), (a)(iii) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and (f) any other investment with respect to which each Rating Agency rating such Securities indicates will not result in the reduction or withdrawal of its then-existing rating of the Securities. Any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

    During any Pre-Funding Period, the Sponsor will be obligated (subject only to the availability thereof) to transfer to the related Trust Fund, additional Loans from time to time during such Pre-Funding Period. Such additional Loans will be required to satisfy certain eligibility criteria more fully set forth in the related Prospectus Supplement which eligibility criteria will be consistent with the eligibility criteria of the Loans included in the Trust Fund as of the Closing Date subject to such exceptions as are expressly stated in such Prospectus Supplement.

    Although the specific parameters of the Pre-Funding Account with respect to any issuance of Securities will be specified in the related Prospectus Supplement, it is anticipated that: (a) the Pre-Funding Period will not exceed 120 days from the related Closing Date, (b) that the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Loans included in the related Trust Fund on the Closing Date (although additional criteria may also be required to be satisfied, as described in the related Prospectus Supplement) and (c) that the Pre-Funded Amount will not exceed 25% of the principal amount of the Securities issued pursuant to a particular offering.

    REPURCHASE AND SUBSTITUTION OF DEFECTIVE LOANS If any document in the file relating to a Loan delivered by the Sponsor to the Trustee (or Custodian) is found by the Trustee within a specified time period following the execution of the related Pooling and Servicing Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Sponsor or Seller does not cure such defect, the Sponsor or Seller will be required to repurchase the related Loan or any property acquired in respect thereof from the Trustee at a price equal to,
(a) the outstanding principal balance of such Loan and (b) accrued and unpaid interest to the date of the next Scheduled Payment on such Loan at the rate set forth in the related Pooling and Servicing Agreement (less any unreimbursed Advances respecting such Loan).

    The Sponsor or Seller, as the case may be, may, rather than repurchase the Loan as described above, remove such Loan from the Trust Fund (the "Deleted Loan") and substitute in its place one or more other Loans (each, a "Qualifying Substitute Loan"); provided, however, that such substitution may only occur during a specified period.

    The Sponsor or another entity will make representations and warranties with respect to the Loans Assets for a Series. If the Sponsor or such entity cannot cure a breach of any such representations and warranties in all material respects within a specified time period after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Loan, the Sponsor or such entity is obligated to repurchase the affected Loan or, provide a Qualifying Substitute Loan therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

    No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Pooling and Servicing Agreement for such Series to institute any proceeding with respect to such Pooling and Servicing Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

    The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

    (i) the amount of principal distributed to Holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

    (ii) the amount of interest distributed to Holders of the related Securities and the current interest on such Securities;

   (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to Holders of such Securities;

    (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Loans or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

    (v) the amount received under any related Credit Enhancement, and the remaining amount available under such Credit Enhancement;

    (vi) the amount of any delinquencies with respect to payments on the related Loans;

   (vii) the book value of any REO Property acquired by the related Trust Fund; and

  (viii) such other information as specified in the related Pooling and Servicing Agreement.

    In addition, within a reasonable period of time after the end of each calendar year the Trustee, or other specified person, will furnish to each Holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i), (ii), and (iv)(d) above for such calendar year and (b) such information specified in the related Pooling and Servicing Agreement to enable Holders to prepare their tax returns, including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans. See "Servicing of Loans--Evidence as to Compliance".

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    CERTIFICATES Events of Default under the Pooling and Servicing Agreement for each Series of Certificates include (i) any failure by the Servicer to deposit amounts in the Collection Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for a specified number of days after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Pooling and Servicing Agreement which continues unremedied for a specified number of days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

    So long as an Event of Default remains unremedied under the applicable Pooling and Servicing Agreement for a Series of Securities relating to the servicing of Loans, the related Credit Enhancer or, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as the "Servicer" under the applicable Pooling and Servicing Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Pooling and Servicing Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the "Servicer" under such Pooling and Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Pooling and Servicing Agreement.

    In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a specified minimum net worth to act as successor Servicer under the provisions of the applicable Pooling and Servicing Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the related Servicing Fee, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Pooling and Servicing Agreement.

    During the continuance of any Event of Default of the Servicer under a Pooling and Servicing Agreement, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, the related Credit Enhancer or the Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities (with the consent of the related Credit Enhancer, if any) for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

    NOTES Events of Default for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Sponsor or the Trust Fund in the related Pooling and Servicing Agreement which continues for a specified period after notice thereof is given in accordance with the procedures specified in the related Pooling and Servicing Agreement; (iii) any representation or warranty made by the Sponsor or the Trust Fund in the related Pooling and Servicing Agreement or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within a specified period after notice thereof is given in accordance with the procedures described in the related Pooling and Servicing Agreement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Sponsor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

    If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, the related Credit Enhancer or either the Trustee or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series (with the consent of the related Credit Enhancer, if any) may declare the principal amount of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the related Credit Enhancer or the Holders of a majority in aggregate outstanding amount of the Notes of such Series.

    If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the related Credit Enhancer or the Trustee (with the consent of the related Credit Enhancer, if any) may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series, unless (a) the related Credit Enhancer or the Holders of 100% of the then aggregate outstanding amount of the Notes of such Series (with the consent of the related Credit Enhancer, if any) consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the Holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

    In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default in the payment of principal of or interest on the Notes of a Series, the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the related Pooling and Servicing Agreement for the benefit of the Noteholders after the occurrence of such an Event of Default.

    In the event the principal of the Notes of a Series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

    Subject to the provisions of the related Pooling and Servicing Agreement relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the related Pooling and Servicing Agreement at the request or direction of any of the Holders of Notes of such Series, unless such Holders offer to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the related Pooling and Servicing Agreement, the related Credit Enhancer or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series (with the consent of the related Credit Enhancer, if any) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the related Credit Enhancer or the Holders of a majority of the then aggregate outstanding amount of the Notes of such Series (with the consent of the related Credit Enhancer, if any) may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the Holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

    The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Sponsor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Pooling and Servicing Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the related Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

    The Trustee makes no representations as to the validity or sufficiency of the related Pooling and Servicing Agreement, the Securities or of any Loan or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the related Pooling and Servicing Agreement.

    The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

    The Trustee may, upon written notice to the Sponsor, resign at any time, in which event the Sponsor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) if the Trustee ceases to be eligible to continue as such under the related Pooling and Servicing Agreement, (ii) if the Trustee becomes insolvent or (iii) related Credit Enhancer or by the Holders of Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund (with the consent of the related Credit Enhancer, if any) upon written notice to the Trustee and to the Sponsor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

    The related Pooling and Servicing Agreement may be amended by the Sponsor, the Servicer (with respect to a Series relating to Loans), and the Trustee with respect to such Series, without notice to or consent of the Holders, but with the consent of the related Credit Enhancer (i) to cure any ambiguity, (ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Sponsor, the Trust Fund or Servicer,
(iv) to add any other provisions with respect to matters or questions arising under such Pooling and Servicing Agreement or related Credit Enhancement,
(v) to add or amend any provisions of such Pooling and Servicing Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment, except pursuant to clause (vi) of the preceding sentence, shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Supplement, the Pooling and Servicing Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Sponsor (with the consent of the related Credit Enhancer, if any) with respect to such Series with the consent of the Holders possessing not more than 50% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are affected by such amendment, more than 50% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

    The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

    Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the related Pooling and Servicing Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

    No Pooling and Servicing Agreement will provide for the holding of any annual or other meeting of Holders.

REMIC ADMINISTRATOR

    For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be the Servicer.

TERMINATION

    CERTIFICATES The obligations created by the Pooling and Servicing Agreement for a Series of Certificates will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Pooling and Servicing Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Loan remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Loan or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Loans and other property at that time subject to such Pooling and Servicing Agreement. The Pooling and Servicing Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Loans at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate principal balance of such Loans plus, with respect to any property acquired in respect of a Loan, if any, the outstanding principal balance of the related Loan at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Loans, only to the extent not already reflected in the computation of the aggregate principal balance of such Loans) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average interest rate on the related Loans through the last day of the month in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate principal balance of such Loans, plus accrued interest thereon at the applicable interest rates on the Loans through the last day of the month of such repurchase and (b) the aggregate fair market value of such Loans plus the fair market value of any property acquired in respect of a Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate principal balance of the Loans at the time of repurchase being less than a fixed percentage, to be set forth in the related

Prospectus Supplement, of the aggregate principal balance of the Loans as of the Cut-off Date. In no event, however, will the trust created by Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Pooling and Servicing Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Sponsor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See "Description of The Securities--Optional Purchase or Termination".

    NOTES The Pooling and Servicing Agreement will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Pooling and Servicing Agreement) upon the delivery to the Trustee for cancellation of all the Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

    In addition to such discharge with certain limitations, the related Pooling and Servicing Agreement will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Final Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Pooling and Servicing Agreement and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, Holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                       YIELD AND MATURITY CONSIDERATIONS

    The yield to maturity of a Security will depend on the price paid by the Holder for such Security, the interest rate on such Security (which interest rate may vary if so specified in the related Prospectus Supplement), the rate of payment of principal on such Security (or the rate at which the Notional Amount thereof is reduced if such Security is not entitled to payments of principal) and other factors.

    In general, if a Class of Securities is purchased at initial issuance at a premium and payments of principal on the related Loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. In addition, if a Class of Securities is purchased at initial issuance at a discount and payments of principal on the related Loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a Series of Securities having a Class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which such Class is entitled. Such a Class will likely be sold at a substantial premium to its principal balance, if any, and any faster than anticipated rate of prepayments will adversely affect the yield to Holders thereof. In certain circumstances, rapid prepayments may result in the failure of such Holders to recoup their original investment. In addition, the yield to maturity on certain other types of Classes of Securities, may be relatively more sensitive to the rate of prepayment on the related Loans than other Classes of Securities.

    The timing of changes in the rate of principal payments on or repurchases of the Loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying Loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a Series of Securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

    When a full prepayment is made on a Loan, the Mortgagor is charged interest on the principal amount of the Loan so prepaid for the number of days in the month actually elapsed up to the date of the prepayment, at a daily rate determined by dividing the Loan Rate by 365. A Series of Securities may provide that the Servicer is obligated to deposit into the Distribution Account, for distribution to Holders of the Series, an amount, not to exceed the Servicer's aggregate Servicing Fee for such Series for the related month, equal to the difference between (a) a full months' interest (net of the Servicing Fee) on a Loan which has prepaid in full and (b) the amount of interest actually paid with such prepayment in full. See "Servicing of Loans--Servicing Compensation and Payment of Expenses". To the extent the Servicer is not obligated to deposit for distribution to the related Holders the full amount of such difference, the effect of prepayments in full will be to reduce the amount of interest paid in the next succeeding month to Holders of Securities entitled to payments of interest because interest on the principal amount of any Loan so prepaid will be paid only to the date of prepayment rather than for a full month. A partial prepayment of principal is applied so as to reduce the outstanding principal balance of the related Loan as of the first day of the month in which such partial prepayment is received. As a result, the effect of a partial prepayment on a Loan will be to reduce the amount of interest passed through to Holders of Securities on the Distribution Date following the receipt of such partial prepayment by an amount equal to one month's interest at the applicable pass-through rate, as the case may be, on the prepaid amount. Neither full nor partial principal prepayments are passed through until the month following receipt.

    A number of factors affect principal prepayment rates, including homeowner mobility, economic conditions, mortgage market interest rates, the availability of mortgage funds and the enforceability of due-on-sale clauses. Many Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the Loan upon sale or certain transfers by the Mortgagor of the underlying Property. The Servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying Property and it is entitled to do so under applicable law; provided, however, that the Servicer will not take any action in relation to the enforcement of any due-on-sale provision which would adversely affect the interests of the Holders or adversely affect or jeopardize coverage under any applicable insurance policy. The extent to which the Loans are assumed by purchasers of the Properties rather than prepaid by the related Mortgagors in connection with the sales of the Properties will affect the yield of the related Series of Securities.

    The yield on the Securities also will be effected by liquidations of Loans following Mortgagor defaults and by purchases of Loans required by the Pooling and Servicing Agreement in the event of breaches of representations made in respect of such Mortgage Loans by the Sponsor, the related Seller if any, the Servicer and others, or repurchases due to conversions of ARM Loans to a fixed interest rate. See "Descriptions of the Securities--Assignment of Loans" above. Under certain circumstances, the Servicer, the Sponsor or, if specified in the related Prospectus Supplement, the Holders of the REMIC residual interest or the Credit Enhancer may have the option to purchase the Loans in a Trust Fund. See "Description of the Securities--Optional Termination."

    The rate of prepayments with respect to fixed-rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed-rate mortgage loans, such mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rate on such mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed-rate mortgage loans, such mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

    Although the Loan Rates on ARM Loans will be subject to periodic adjustments, such adjustments will, generally, (i) not increase or decrease such Loan Rates by more than a fixed percentage amount on each adjustment date, (ii) not increase such Loan Rates over a fixed percentage amount during the life of any ARM Loan and (iii) be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the Loan Rates on the ARM Loans in a Trust Fund at any time may not equal the prevailing rates for similar, newly originated adjustable-rate mortgage loans. In certain rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently low in relation to the then-current Loan Rates on ARM Loans that the rate of prepayment may increase as a result of refinancings.

    In addition, and as may be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement may provide that all or a portion of such collected principal may be retained by the Trustee (and held in certain temporary investments, including Loans) for a specified period prior to being used to fund payments of principal to Holders. The result of such retention and temporary investment by the Trustee of such principal would be to slow the amortization rate of the related Securities relative to the amortization rate of the related Loans, or to attempt to match the amortization rate of the related Securities to an amortization schedule established at the time such Securities are issued. Any such feature applicable to any Securities may terminate upon the occurrence of events to be described in the related Prospectus Supplement, resulting in the current funding of principal payments to the related Holders and an acceleration of the amortization of such Securities.

    In addition to its impact on a Security's yield to maturity the rate of principal prepayments on the Loans related to the Security will affect the weighted average life of the Security. "Weighted average life" refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security is repaid to the investor.

    There can be no assurance as to the rate of prepayment of the Loans. The Sponsor is not aware of any reliable, publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the Loans over an extended period of time. All statistics known to the Sponsor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities.

    The effective yield to maturity to each Holder of fixed-rate Securities entitled to payments of interest will be below that otherwise produced by the applicable interest rate and purchase price of such Security because, while interest will accrue on each Loan from the first day of each month, the payment of such interest to the Holders will be made on a specified day (for example, the twenty-fifth day) of the month (or, in the case of quarterly pay Securities, the twenty-fifth day of every third month, or, in the case of semiannually pay Securities, the twenty-fifth day of every sixth month) following the month of accrual.

    The Loan Rates on certain ARM Loans subject to negative amortization adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial Loan Rates are generally lower than the sum of the indices applicable at origination and the related Loan margins) the amount of interest accruing on the principal balance of such Loans may exceed the amount of the minimum scheduled monthly payment thereon. As a result, a portion of the accrued interest on negatively amortizing Loans may become deferred interest that will be added to the principal balance thereof and will bear interest at the applicable Loan Rate. The addition of any such deferred interest to the principal balance will lengthen the weighted average life of the Securities evidencing interests in such Loans and may adversely affect yield to Holders thereof depending upon the price at which such Securities were purchased. In addition, with respect to certain ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on such a Loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since such excess will be applied to reduce such principal balance, the weighted average life of such Securities will be reduced and may adversely affect yield to Holders thereof depending upon the price at which such Securities were purchased.

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                         CERTAIN LEGAL ASPECTS OF LOANS

    The following discussion contains summaries of certain legal aspects of mortgage loans, home improvement installment sales contracts and home improvement installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Loans are situated. In the event that a particular Trust Fund contains Loans with a concentration in a particular state, and such state's laws vary materially from the general discussion below, the related Prospectus Supplement will elaborate on the relevant laws of such state. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

MORTGAGES

    GENERAL The Loans for a Series will and certain Home Improvement Contracts for a Series may be secured by either mortgages or deeds of trust or deeds to secure debt (such Mortgage Loans and Home Improvement Contracts are hereinafter referred to in this Section as "mortgage loans"), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

    FORECLOSURE ON MORTGAGES Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

    Foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also

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may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower/trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

    An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

    A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

    In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third-party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The

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lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

    RIGHTS OF REDEMPTION In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

    JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES The mortgage loans included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

    The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

    Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the

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mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

    Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

    In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

    Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

    In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the

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priority of the loan may be subordinated to bankruptcy court-approved financing.
The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

    The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted Loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

    DUE-ON-SALE CLAUSES IN MORTGAGE LOANS. Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single-family residential mortgage transactions, their enforceability has been limited or denied. The Garn-St. Germain Sponsory Institutions Act of 1982 (the "Garn-St. Germain Act") preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were
(i) originated or assumed during the "window period" under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and
(ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of "window period" loans. Also, the Garn-St. Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

    In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

    ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

    EQUITABLE LIMITATIONS ON REMEDIES In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of the borrower's default under the loan documents. Such equitable relief has included court-imposed requirements that the lender undertake affirmative and sometimes costly actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are

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suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon its security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have considered whether federal or state constitutional requirements of "due process" require that borrowers under security agreements receive notices in addition to the statutorily prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

    Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

    APPLICABILITY OF USURY LAWS Title V of the Sponsory Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980
("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

THE HOME IMPROVEMENT CONTRACTS

    GENERAL Home Improvement Contracts that are secured by the Home Improvements financed thereby grant to the originator of such contracts a purchase money security interest in such Home Improvements to secure all or part of the purchase price of such Home Improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such collateral must generally be perfected by a timely fixture filing. In general, under the Uniform Commercial Code (the "UCC"), a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

    ENFORCEMENT OF SECURITY INTEREST IN HOME IMPROVEMENTS So long as Home Improvements have not become fixtures subject to real property laws, a creditor can repossess Home Improvements securing a Home Improvement Contract by voluntary surrender, by "self-help" repossession that is peaceful (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of such a Home Improvement Contract

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must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The laws in most states also require that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem it at or before such resale.

    Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency following repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

    Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

    CONSUMER PROTECTION LAWS The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract, if such transferor is the seller of the goods which gave rise to the transaction (and certain related lenders and assignees), to transfer such contract free of notice of claims by the debtor thereunder. The effect of the rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to offset remaining amounts due as a defense against a claim brought by the assignee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the Home Improvement Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

    APPLICABILITY OF USURY LAWS Title V provides that, subject to certain conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. In the case of Home Improvement Contracts secured by Home Improvements which have not become fixtures, such conditions include, among other things, restrictions on prepayment fees, late charges and deferral fees and a 30-day notice period prior to instituting any action leading to repossession of the related unit.

    Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

    The Loans may also consist of installment contracts (each, an "Installment Contract"). Under an Installment Contract, the seller retains legal title to the property and enters into an agreement with the purchaser for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the purchaser of the contract is the seller obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the term of the Installment Contract, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

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    The method of enforcing the rights of the seller under an Installment
Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited.

    The seller in such a situation does not have to foreclose in order to obtain title to the property, although in some cases, a quiet title action is in order if the purchaser has filed the Installment Contract in local land records, and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of a purchaser default during the early years of an Installment Contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting purchasers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default, the purchaser may be granted some grace period during which the Installment Contract may be reinstated upon full payment of the default amount, and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an Installment Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

    Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Loans) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors, and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Loan included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Sponsor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the Holders of the Securities of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Loans included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Loans in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Loans had such interest shortfall not occurred.

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                            THE SPONSOR AND SERVICER

    Accredited Home Lenders, Inc. ("Accredited"), is a California corporation engaged primarily in the origination and sale of nonconforming mortgage loans. Accredited commenced operations in 1990 as a retail mortgage broker, and now operates primarily as a wholesale mortgage banker, funding mortgage loans to borrowers who are direct clients of mortgage brokers or other mortgage lenders with which Accredited cultivates and maintains relationships. Accredited also purchases funded mortgage loans which have been originated by other lenders in accordance with Accredited's underwriting guidelines or which have been reunderwritten by Accredited to ensure conformance to Accredited's underwriting criteria. Accredited currently funds or purchases mortgage loans in over twenty different states.

    In 1996, Accredited began retaining the servicing rights to its mortgage loan production, but it currently subcontracts substantially all of its servicing obligations.

    Accredited's headquarters are located at 15030 Avenue of Science, Suite 100, San Diego, California 92128, and its telephone number is (619) 676-2100.

    The related Holders will not have the right to direct the day-to-day operations of the Sponsor or of the Servicer with respect to the related Mortgage Assets. The Holders or, if specified in the related Prospectus Supplement, the related Credit Enhancer, will have the right to terminate the Servicer in connection with a Servicer default. See "The Pooling and Servicing Agreement--Events of Default; Rights Upon Events of Default".

                                USE OF PROCEEDS

    The Sponsor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Mortgage Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Mortgage Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and
(iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Credit Enhancement, if any.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of tax counsel. The summary is based upon the provisions and regulations of the Code, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and those changes could apply retroactively.

    The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as capital assets within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

    The federal income tax consequences to holders will vary depending on whether

    - the securities are classified as indebtedness;

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    - an election is made to treat the trust as a REMIC or a FASIT under the
      Internal Revenue Code of 1986, as amended (the "Code");

    - the securities represent an ownership interest in some or all of the trust assets; or

    - an election is made to treat the trust as a partnership.

    The prospectus supplement will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC or FASIT election will be made.

TAXATION OF DEBT SECURITIES

    STATUS AS REAL PROPERTY LOANS.

    Typically, tax counsel will have advised the seller that:

    - securities held by a domestic building and loan association will constitute "loans...secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v); and

    - securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A) and interest on these securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B).

    The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

    INTEREST AND ACQUISITION DISCOUNT.

    Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the regular interest securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than regular interest securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting. Securities characterized as debt for federal income tax purposes and regular interest securities will be referred to collectively as debt securities. If a FASIT election is made, the material federal tax income consequences for investors associated with the purchase, ownership and disposition of those securities will be set forth under the heading "Federal Income Tax Consequences" in the prospectus supplement.

    Debt securities that are compound interest securities will, and other debt securities may, be issued with original issue discount, which we refer to as "OID". The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury regulations issued on February 2, 1994, which we refer to as "OID Regulations". A holder should be aware, however, that the OID Regulations do not adequately address some issues relevant to prepayable securities, such as the debt securities.

    In general, OID, will equal the difference between the stated redemption price at maturity of a debt security and its issue price. A holder of a debt security must include OID in gross income as ordinary interest income as it accrues under an accrual method of accounting. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a debt security will be considered to be zero if it is less than a de minimis amount determined under the Code.

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    The issue price of a debt security is the first price at which a substantial amount of debt securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of debt securities is sold for cash on or prior to the closing date, the issue price for the class will be treated as the fair market value of the class on the closing date. The issue price of a debt security also includes the amount paid by an initial debt security holder for accrued interest that relates to a period prior to the issue date of the debt security. The stated redemption price at maturity of a debt security includes the original principal amount of the debt security, but generally will not include distributions of interest if distributions constitute qualified stated interest.

    Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate and those interest payments are unconditionally payable at intervals of one year or less during the entire term of the debt security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some debt securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those debt securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where debt securities do not provide for default remedies, the interest payments will be included in the debt security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on debt securities on which deferred interest will accrue will not constitute qualified stated interest payments and will be part of the stated redemption price at maturity of those debt securities. Where the interval between the issue date and the first distribution date on a debt security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in the next paragraph. In the case of a debt security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the debt security will usually have OID. Holders of debt securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a debt security.

    Under the de minimis rule, OID on a debt security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the debt security multiplied by the weighted average maturity of the debt security. For this purpose, the weighted average maturity of the debt security is computed as the sum of the amounts determined by multiplying the number of full years from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the debt security and the denominator of which is the stated redemption price at maturity of the debt security. Holders usually must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the debt security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

    Debt securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

    - the interest is unconditionally payable at least annually,

    - the issue price of the debt instrument does not exceed the total noncontingent principal payments and

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
    - interest is based on a qualified floating rate, an objective rate, or a combination of qualified floating rates that do not operate in a manner that significantly accelerates or defers interest payments on the debt security.

In the case of compound interest securities, some interest weighted securities, and other debt securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

    The IRS recently issued final regulations governing the calculation of OID on instruments having contingent interest payments. The regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code
Section 1272(a)(6), such as the debt security. Additionally, the OID Regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the trustee intends to base its computation on Code Section 1272(a)(6) and the OID Regulations as described in this Prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that this methodology represents the correct manner of calculating OID.

    The holder of a debt security issued with OID must include in gross income, for all days during its taxable year on which it holds the debt security, the sum of the "daily portions" of the OID. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a debt security that is not a regular interest security and the principal payments on which are not subject to acceleration resulting from prepayments on the loans, the amount of OID includible in income of a holder for an accrual period, which typically is the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the debt security and the adjusted issue price of the debt security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to the debt security in all prior periods, other than qualified stated interest payments.

    The amount of OID to be included in income by a holder of a debt instrument, that is subject to acceleration due to prepayments on other debt obligations securing such instruments, is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on this type of security is the excess, if any, of the sum of

    - the present value of all payments remaining to be made on the security as of the close of the accrual period and

    - the payments during the accrual period of amounts included in the stated redemption price of the security, over the adjusted issue price of the security at the beginning of the accrual period.

The present value of the remaining payments is to be determined on the basis of three factors:

    - the original yield to maturity of the pay-through security, which is determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period,

    - events which have occurred before the end of the accrual period, and

    - the assumption that the remaining payments will be made in accordance with the original prepayment assumption.

The effect of this method is to increase the portions of OID required to be included in income by a holder to take into account prepayments with respect to the loans at a rate that exceeds the prepayment assumption, and to decrease, but not below zero for any period, the portions of OID

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required to be included in income by a holder of this type of security to take into account prepayments with respect to the loans at a rate that is slower than the prepayment assumption. Although OID will be reported to holders of these securities based on the prepayment assumption, no representation is made to holders that loans will be prepaid at that rate or at any other rate.

    The seller may adjust the accrual of OID on a class of regular interest securities or other regular interests in a REMIC in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID Regulations do not provide for such adjustments. If the IRS were to require that OID be accrued without such adjustments, the rate of accrual of OID for a class of regular interest securities could increase.

    Some classes of regular interest securities may represent more than one class of REMIC regular interests. As specified in the prospectus supplement, the trustee intends, based on the OID Regulations, to calculate OID on these securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

    A subsequent holder of a debt security will also be required to include OID in gross income, but a holder who purchases that debt security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a debt security's issue price, to offset such OID by comparable economic accruals of portions of the excess.

    EFFECTS OF DEFAULTS AND DELINQUENCIES.

    Holders will be required to report income with respect to the securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the loans, except possibly to the extent that it can be established that those amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of that security in any period could significantly exceed the amount of cash distributed to the holder in that period. The holder will eventually be allowed a loss, or will be allowed to report a lesser amount of income, to the extent that the aggregate amount of distributions on the securities is deducted as a result of a loan default. However, the timing and character of the losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

    INTEREST WEIGHTED SECURITIES.

    It is not clear how income should be accrued with respect to regular interest securities or stripped securities, which we define under "--Tax Status as a Grantor Trust; General", the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying pass-through securities which we refer to interest weighted securities. The seller intends to take the position that all of the income derived from an interest weighted security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the interest weighted security as a compound interest security. However, in the case of interest weighted securities that are entitled to some payments of principal and that are regular interest securities the IRS could assert that income derived from an interest weighted security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for the security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder. Alternatively, the IRS could assert that an interest weighted security should be taxable under the rules governing bonds issued with contingent payments. That treatment may be more likely in the case of interest weighted securities that are stripped securities. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

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    VARIABLE RATE DEBT SECURITIES.

    In the case of debt securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that

    - the yield to maturity of those debt securities and

    - in the case of pay-through securities, the present value of all payments remaining to be made on those debt securities, should be calculated as if the interest index remained at its value as of the issue date of those securities.

Because the proper method of adjusting accruals of OID on a variable rate debt security is uncertain, holders of variable rate debt securities should consult their own tax advisers regarding the appropriate treatment of such securities for federal income tax purposes.

    MARKET DISCOUNT.

    A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder that acquires a debt security with more than a prescribed de minimis amount of market discount, which generally is the excess of the principal amount of the debt security over the purchaser's purchase price, will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the debt security received in that month and, if the securities are sold, the gain realized. Market discount would accrue in a manner to be provided in Treasury regulations but, until regulations are issued, market discount would in general accrue either:

    - on the basis of a constant yield, in the case of a security subject to prepayment, taking into account a prepayment assumption, or

    - in the ratio of (a) in the case of securities or the loans underlying pass-through security that have not been originally issued with OID, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities or the loans underlying pass-through security originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

    Section 1277 of the Code provides that, regardless of the origination date of the debt security or the loans for a pass-through security, the excess of interest paid or accrued to purchase or carry a security or the underlying loans for a pass-through security with market discount over interest received on the security is allowed as a current deduction only to the extent excess is greater than the market discount that accrued during the taxable year in which interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when market discount is included in income, including upon the sale, disposition, or repayment of the security or an underlying loan for a pass-through security. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by holder during the taxable year the election is made and after, in which case the interest deferral rule will not apply.

    PREMIUM.

    A holder who purchases a debt security, other than an interest weighted security as described under "--Taxation of Debt Securities; Interest Weighted Securities", at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on such security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly,

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it appears that the accrual of premium on a class of pay-through securities will be calculated using the prepayment assumption used in pricing. If a holder makes an election to amortize premium on a debt security, the election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through securities representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired after by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed. Recently, the IRS issued final regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) such as the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of these regulations.

    ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT.

    The OID Regulations permit a holder of a debt security to elect to accrue all interest, discount, including de minimis market or OID, and premium income as interest, based on a constant yield method for debt securities acquired on or after April 4, 1994. If an election were to be made with respect to a debt security with market discount, the holder of the debt security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the debt security acquires during the year of the election or thereafter. Similarly, a holder of a debt security that makes this election for a debt security that is acquired at a premium will be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method for a debt security is irrevocable.

TAXATION OF THE REMIC AND ITS HOLDERS

    In the opinion of tax counsel, if a REMIC election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as regular interests or residual interests in a REMIC, as specified in the prospectus supplement.

    Generally, if a REMIC election is made with respect to a series of securities,

    - securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and

    - securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets.

If less than 95% of the REMIC's assets consist of the qualifying assets described above, then a security will be a qualifying asset in the proportion that REMIC assets are qualifying assets.

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REMIC EXPENSES; SINGLE CLASS REMICS

    As a general rule, all of the expenses of a REMIC will be taken into account by holders of the residual interest securities. In the case of a single class REMIC, however, the expenses will be allocated, under Treasury regulations, among the holders of the regular interest securities and the holders of the residual interest securities, on a daily basis in proportion to the relative amounts of income accruing to each holder on that day. In the case of a holder of a regular interest security who is an individual or a pass-through interest holder, including certain pass-through entities but not real estate investment trusts, expenses will be deductible only to the extent that expenses, plus other "miscellaneous itemized deductions" of the holder, exceed 2% of the holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of:

    - 3% of the excess of adjusted gross income over the applicable amount, or

    - 80% of the amount of itemized deductions otherwise allowable for such taxable year.

    The reduction or disallowance of this deduction may have a significant impact on the yield of the regular interest security to such a holder. In general terms, a single class REMIC is one that either:

    - would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or

    - is similar to a trust and which is structured with the principal purpose of avoiding the single class REMIC rules.

As specified in the prospectus supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

    GENERAL.

    Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described in "--Taxation of Debt Securities; Interest and Acquisition Discount", the regular interests are generally taxable as debt of the REMIC.

    CALCULATION OF REMIC INCOME.

    The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between

    - the gross income produced by the REMIC's assets, including stated interest and any OID or market discount on loans and other assets, and

    - deductions, including stated interest and OID accrued on regular interest securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC.

A holder of a residual interest security that is an individual or a pass-through interest holder, including certain pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

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    For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the day that the interests are issued, which we refer to as the "start up day". The aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

    The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on the loans will be equivalent to the method under which holders of pay-through securities accrue OID, i.e., under the constant yield method taking into account the prepayment assumption. The REMIC will deduct OID on the regular interest securities in the same manner that the holders of the regular interest securities include such discount in income, but without regard to the de minimis rules. See "Taxation of Debt Securities". However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

    To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the prepayment assumption on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

    PROHIBITED TRANSACTIONS AND CONTRIBUTIONS TAX.

    The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

    - the sale or other disposition of any qualified mortgage transferred to the REMIC;

    - the sale or other disposition of a cash flow investment;

    - the receipt of any income from assets not permitted to be held by the REMIC; or

    - the receipt of any fees or other compensation for services rendered by the REMIC.

It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, a tax is generally imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of residual interest securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, taxes will be paid out of the trust and will be allocated pro rata to all outstanding classes of securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

    The holder of a security representing a residual interest security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which holder held the residual interest security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders, on that day of the residual interest securities in proportion to their respective holdings on such day.

    The holder of a residual interest security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for

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example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC regular interests issued without any discount or at an insubstantial discount. If this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC regular interest securities, will typically increase over time as lower yielding securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

    In any event, because the holder of a residual interest security is taxed on the net income of the REMIC, the taxable income derived from a residual interest security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the residual interest security may be less than that of a bond or instrument.

    LIMITATION ON LOSSES.

    The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which the loss arises. A holder's basis in a residual interest security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of residual interest securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

    DISTRIBUTIONS.

    Distributions on a residual interest security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a residual interest security. If the amount of such payment exceeds a holder's adjusted basis in the residual interest security, however, the holder will recognize gain, treated as gain from the sale of the residual interest security, to the extent of the excess.

    SALE OR EXCHANGE.

    A holder of a residual interest security will recognize gain or loss on the sale or exchange of a residual interest security equal to the difference, if any, between the amount realized and the holder's adjusted basis in the residual interest security at the time of the sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a residual interest security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after the disposition.

    EXCESS INCLUSIONS.

    The portion of the REMIC taxable income of a holder of a residual interest security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on the holder's federal income tax return. Further, if the holder of a residual interest security is an organization subject to the tax on unrelated business income imposed by Code
Section 511, the holder's excess inclusion income will be treated as unrelated business taxable income of the holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust, or certain cooperatives were to own a residual interest security, a portion of dividends or other distributions paid by the real estate investment trust or other entity would

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be treated as excess inclusion income. If a Residual security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as portfolio interest and is subject to certain additional limitations. See "Tax Treatment of Foreign Investors."

    The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions, i.e., thrift institutions, to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

    In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

    The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code Section 593(d) to any taxable year beginning after December 31, 1995.

    The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a residual interest security, over the daily accruals for the quarterly period of:

    - 120% of the long term applicable federal rate on the startup day multiplied by

    - the adjusted issue price of the residual interest security at the beginning of the quarterly period.

The adjusted issue price of a residual interest at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a regular interest, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the residual interest security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

    Under the REMIC Regulations, in certain circumstances, transfers of residual securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

    RESTRICTIONS ON OWNERSHIP AND TRANSFER OF RESIDUAL INTEREST SECURITIES.

    As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a residual interest security by any disqualified organization. Disqualified organizations include the United States, any State or political subdivision of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Agreement will prohibit disqualified organizations from owning a residual interest security. In addition, no transfer of a residual interest

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security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a disqualified organization nor an agent or nominee acting on behalf of a disqualified organization.

    If a residual interest security is transferred to a disqualified organization in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of the residual interest security at the time of the transfer. In addition, if a disqualified organization holds an interest in a pass-through entity, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a residual interest security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

    Under the REMIC Regulations, if a residual interest security is a noneconomic residual interest, a transfer of the residual interest security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax (a "wrongful purpose"). A residual interest security is a noneconomic residual interest unless, at the time of the transfer:

    - the present value of the expected future distributions on the residual interest security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and

    - the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The transferor of a REMIC residual interest is presumed not to have a wrongful purpose if it: (i) conducts a reasonable investigation of the transferee's financial condition and concludes that the transferee has historically paid its debts as they come due and finds no significant evidence indicating that the transferee will not continue to pay its debts as they come due in the future, and (ii) receives a representation from the transferee that the transferee understands the tax obligations associated with holding a residual interest and intends to pay those taxes as they come due. The IRS has issued proposed Treasury regulations that would add to the conditions necessary to ensure that a transfer of a noneconomic residual interest would be respected. The proposed additional condition provides that the transfer of a noneconomic residual interest will not qualify under this safe harbor unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the present value of the sum of (i) any consideration given to the transferee to acquire the interest (the inducement payment), (ii) future distributions on the interest, and (iii) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to the lesser of the applicable federal rate and the transferee's cost of borrowing. The proposed effective date for the changes is February 4, 2000. If a transfer of a residual interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interest securities by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

    MARK TO MARKET RULES.

    Prospective purchasers of a residual interest security should be aware that the IRS regulations which provide that a residual interest security acquired after January 3, 1995 cannot be marked-to-market.

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ADMINISTRATIVE MATTERS

    The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

    GENERAL.

    As specified in the prospectus supplement if a REMIC election is not made, in the opinion of tax counsel, the trust relating to a series of securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code and not as an association taxable as a corporation. In some series there will be no separation of the principal and interest payments on the loans. In such circumstances, a holder will be considered to have purchased a pro rata undivided interest in each of the loans. In other cases, i.e. stripped securities, sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

    Each holder must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as trustee fees and the servicing fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of the servicing fees. In the case of pass-through securities other than stripped securities, the income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of stripped securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct servicing fees under Section 162 or Section 212 of the Code to the extent that the servicing fees represent reasonable compensation for the services rendered by the trustee and the master servicer or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, servicing fees, to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that the fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing the holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which will be adjusted for inflation, will be reduced by the lesser of:

    - 3% of the excess of adjusted gross income over the applicable amount or

    - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

    DISCOUNT OR PREMIUM ON PASS-THROUGH SECURITIES.

    The holder's purchase price of a pass-through security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities generally will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a pass-through security allocated to a loan, other than to a right to receive any accrued interest thereon and any undistributed principal payments, is less than or greater than the portion of the principal balance of the

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loan allocable to the security, the interest in the loan allocable to the pass-through security will be deemed to have been acquired at a discount or premium, respectively.

    The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a stripped security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not deductible under the Code. Any market discount or premium on a loan will be includible in income, generally in the manner described in "--Taxation of Debt Securities; Premium and Market Discount", except that in the case of pass-through securities, market discount is calculated on the loans underlying the Certificate, rather than on the security. A holder that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

    In the case of market discount on a pass-through security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of the discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

    STRIPPED SECURITIES.

    A stripped security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive certain payments of both interest and principal. Certain stripped securities such as ratio strip securities may represent a right to receive differing percentages of both the interest and principal on each loan. Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of stripped bonds with respect to principal payments and stripped coupons with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing OID, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to the stripped interest.

    Servicing fees in excess of reasonable servicing fees will be treated under the stripped bond rules. If the excess servicing fees are less than 100 basis points or 1% interest on the loan principal balance or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

    The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and OID rules are to apply to stripped securities and other pass-through securities. Under the method described in "--Taxation of Debt Securities; Interest and Acquisition Discount" for prepayment securities or the cash flow bond method, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during

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the period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the stripped securities which technically represent ownership interests in the underlying loans, rather than being debt instruments secured by those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for the securities, and it is expected that OID will be reported on that basis, as specified in the prospectus supplement. In applying the calculation to pass-through securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that OID must be calculated separately for each loan underlying a security.

    Under certain circumstances, if the loans prepay at a rate faster than the prepayment assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the prepayment assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

    In the case of a stripped security that is an interest weighted security, the trustee intends, absent contrary authority, to report income to securityholders as OID, in the manner described above for interest weighted securities.

    POSSIBLE ALTERNATIVE CHARACTERIZATIONS.

    The characterizations of the stripped securities described in the preceding section are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that:

    - in some series, each non-interest weighted security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments;

    - the non-interest weighted securities are subject to the contingent payment provisions of the Contingent Regulations; or

    - each interest weighted stripped security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

    Given the variety of alternatives for treatment of the stripped securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

    CHARACTER AS QUALIFYING LOANS.

    In the case of stripped securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities. Pass-through securities will be, and, although the matter is not free from doubt, stripped securities should be considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code. In addition, interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

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SALE OR EXCHANGE

    Subject to the discussion below with respect to trusts as to which a partnership election is made, a holder's tax basis in its security is the price such holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a regular interest security will be taxable as ordinary income or loss. In addition, gain from the disposition of a regular interest security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of the amount that would have been includible in the holder's income if the yield on the regular interest security had equaled 110% of the applicable federal rate as of the beginning of the holder's holding period, over the amount of ordinary income actually recognized by the holder on the regular interest security.

MISCELLANEOUS TAX ASPECTS

    BACKUP WITHHOLDING.

    Subject to the discussion below with respect to trusts as to which a partnership election is made, a holder, other than a holder of a residual interest security, may, under certain circumstances, be subject to "backup withholding" at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or OID on the securities. This withholding generally applies if the holder of a security

    - fails to furnish the trustee with its taxpayer identification number;

    - furnishes the trustee an incorrect taxpayer identification number;

    - fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

    - under some circumstances, fails to provide the trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

Backup withholding will not apply, however, to some payments made to holders, including payments to certain exempt recipients, such as exempt organizations, and to certain nonresidents. Holders should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

    The trustee will report to the holders and to the master servicer for each calendar year the amount of any reportable payments during the year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

    Subject to the discussion below with respect to trusts as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security, other than a residual interest security, is considered to be effectively connected with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, which we define as "nonresident", those interest will normally qualify as portfolio interest, except where the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt

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from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. Holders of pass-through securities and stripped securities, including ratio strip securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

    Interest and OID of holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

    Payments to holders of residual interest securities who are foreign persons will generally be treated as interest for purposes of the 30% or lower treaty rate United States withholding tax. Holders should assume that the income does not qualify for exemption from United States withholding tax as portfolio interest. It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a residual interest security will not be entitled to an exemption from or reduction of the 30% or lower treaty rate withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed or when the residual interest security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require that these amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of residual interest securities that do not have significant value. Under the REMIC Regulations, if a residual interest security has tax avoidance potential, a transfer of a residual interest security to a nonresident will be disregarded for all federal tax purposes. A residual interest security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a residual interest security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the residual interest security for purposes of the withholding tax provisions of the Code. See "--Excess Inclusions."

    On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding and information reporting rules described in the preceding paragraph. The new regulations attempt to unify certification requirements and modify reliance standards. The new regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. We suggest that prospective investors consult their own tax advisors regarding the new regulations.

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

    Tax counsel will deliver its opinion that a trust will not be treated as a publicly traded partnership taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the related Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust will not be characterized as a publicly traded partnership taxable as a corporation.

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
    If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and certificateholders could be liable for any tax that is unpaid by the trust.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

    TREATMENT OF THE NOTES AS INDEBTEDNESS.

    The trust will agree, and the noteholders will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Generally, tax counsel will advise the seller that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

    OID, INDEXED SECURITIES, ETC.

    The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not indexed securities or strip notes. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for qualified stated interest under the OID Regulations, and that any OID on the notes, i.e., any excess of the principal amount of the notes over their issue price, does not exceed a de minimis amount, i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID Regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to such notes will be disclosed in the prospectus supplement.

    INTEREST INCOME ON THE NOTES.

    Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

    A holder of a note that has a fixed maturity date of not more than one year from the issue date of note which we refer to as a short-term note may be subject to special rules. An accrual basis holder of a short-term note and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid or, if earlier, upon the taxable disposition of the short-term note. However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under
Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a short-term note is purchased for more or less than its principal amount.

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    SALE OR OTHER DISPOSITION.

    If a noteholder sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular noteholder will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by noteholder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by noteholder with respect to the note. Any such gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

    FOREIGN HOLDERS.

    Interest payments made or accrued to a noteholder who is a nonresident alien, foreign corporation or other non-United States person generally will be considered portfolio interest, and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person, and the foreign person:

    - is not actually or constructively a "10 percent shareholder" of the trust or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust or the seller is a "related person" within the meaning of the Code and

    - provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address.

If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated by an applicable tax treaty.

    Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, if:

    - the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and

    - in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

    BACKUP WITHHOLDING.

    Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt noteholder fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

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    POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES.

    If, contrary to the opinion of tax counsel, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership taxable as a corporation with the adverse consequences described in "--Tax Characterization of the Trust as a Partnership" and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of tax counsel, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the notes as equity interests in such a publicly traded partnership could have adverse tax consequences to some holders. For example, income to certain tax-exempt entities including pension funds would be unrelated business taxable income, income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders may be limited in their ability to deduct their share of the trust's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

    TREATMENT OF THE TRUST AS A PARTNERSHIP.

    The trust and the master servicer will agree, and the certificateholders will agree by their purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust, the certificates, the notes, the trust and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

    A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the trust. Any such characterization would not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership. The following discussion assumes that the certificates represent equity interests in a partnership.

    INDEXED SECURITIES, ETC.

    The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are indexed securities or strip certificates, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to such certificates will be disclosed in the prospectus supplement.

    PARTNERSHIP TAXATION.

    As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the loans including appropriate adjustments for market discount, OID and bond premium and any gain upon collection or disposition of loans. The trust's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

    The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the related Agreement and related documents. The Agreement will provide, in general,

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that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of:

    - the interest that accrues on the certificates in accordance with their terms for the month, including interest accruing at the pass-through rate for the month and interest on amounts previously due on the certificates but not yet distributed;

    - any trust income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

    - prepayment premium payable to the certificateholders for the month; and

    - any other amounts of income payable to the certificateholders for the month.

    The allocation will be reduced by any amortization by the trust of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the seller. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to certificateholders. Moreover, even under the foregoing method of allocation, certificateholders may be allocated income equal to the entire pass-through rate plus the other items described in the preceding paragraph even though the trust might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust.

    All of the taxable income allocated to a certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity including an individual retirement account will constitute unrelated business taxable income generally taxable to the holder under the Code.

    An individual taxpayer's share of expenses of the trust including servicing fees but not interest expense would be miscellaneous itemized deductions. The deductions might be disallowed to the individual in whole or in part and might result in the holder being taxed on an amount of income that exceeds the amount of cash actually distributed to the holder over the life of the trust.

    The trust intends to make all tax calculations relating to income and allocations to certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each loan, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

    DISCOUNT AND PREMIUM.

    It is believed that the loans were not issued with OID, and, therefore, the trust should not have OID income. However, the purchase price paid by the trust for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

    If the trust acquires the loans at a market discount or premium, the trust will elect to include any discount in income currently as it accrues over the life of the loans or to offset any premium against interest income on the loans. As indicated above, a portion of market discount income or premium deduction may be allocated to certificateholders.

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SECTION 708 TERMINATION.

    Pursuant to final regulations issued on May 9, 1997 under Code Section 708, a sale or exchange of 50% or more of the capital and profits in a partnership would cause a deemed contribution of assets of the partnership (the "old partnership") to a new partnership (the "new partnership") in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. Accordingly under these new regulations, if the trust fund were characterized as a partnership and a sale of certificates terminated the partnership under Code Section 708, the purchaser's basis in its ownership interest would not change.

DISPOSITION OF CERTIFICATES.

    Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income includible in income and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of such aggregate tax basis to the certificates sold rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

    Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues.

    If a certificateholder is required to recognize an aggregate amount of income not including income attributable to disallowed itemized deductions described in "--Tax Consequences to Holders of Certificates; Partnership Taxation" over the life of the certificates that exceeds the aggregate cash distributions, the excess will generally give rise to a capital loss upon the retirement of the certificates.

    ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES.

    In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing certificates may be allocated tax items which will affect its tax liability and tax basis attributable to periods before the actual transaction.

    The use of a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust might be reallocated among the certificateholders. The trust's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

    SECTION 754 ELECTION.

    In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the

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trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make an election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

    ADMINISTRATIVE MATTERS.

    The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return on IRS Form 1065 with the IRS for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the IRS on Schedule K-1. The trust will provide the Schedule K-l information to nominees that fail to provide the trust with the information statement described in the following paragraph and nominees will be required to forward information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the IRS of all inconsistencies .

    Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. The information includes:

    - the name, address and taxpayer identification number of the nominee and

    - as to each beneficial owner

    - the name, address and identification number of the person,

    - whether the person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and

    - some information on certificates that were held, bought or sold on behalf of the person throughout the year.

In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the trust. The information referred to above for any calendar year must be furnished to the trust on or before the following January
31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

    The seller will be designated as the tax matters partner in the Agreement and will be responsible for representing the certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders. In some circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

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    TAX CONSEQUENCES TO FOREIGN CERTIFICATEHOLDERS.

    It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those describing the trust. Although it is not expected that the trust would be engaged in a trade or business in the United States for such purposes, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders under Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust to change its withholding procedures. In determining a holder's withholding status, the trust may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

    The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia, other than a partnership that is not treated as a United States person under any applicable Treasury regulation , or an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

    Each foreign holder might be required to file a U.S. individual or corporate income tax return including, in the case of a corporation, the branch profits tax on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business. However, interest payments made or accrued to a certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the trust. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered portfolio interest. As a result, certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated by an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

    BACKUP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a "backup" withholding tax of 31% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

FASIT SECURITIES

    GENERAL

    The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. On February 4, 2000, the IRS and Treasury issued proposed Treasury regulations on FASIT's. The regulations generally would not be effective until final regulations are filed with the federal register. However, it appears that certain anti-abuse rules would apply as of February 4, 2000. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment

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of FASIT securityholders. In the opinion tax counsel, if a FASIT election is made with respect to a series of securities, then the arrangement by which the securities of that series are issued will be treated as a FASIT assuming compliance with all of the provisions of the applicable Agreement, including the making of a timely FASIT election, and certain representations made by the seller as to factual matters. In addition, the trust's qualification as a FASIT depends on its ability to satisfy the requirements of the FASIT provisions on an ongoing basis, including, without limitation, requirements of proposed, temporary or final Treasury regulations that may be promulgated in the near future under the FASIT provisions and that may apply to the trust or as a result of any change in the applicable law. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT securities. With respect to each series of FASIT securities, the prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

    FASIT securities will be classified as either FASIT regular securities, which generally will be treated as debt for federal income tax purposes, or FASIT ownership securities, which generally are not treated as debt for federal income tax purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related series FASIT. The prospectus supplement for each series of securities will indicate whether one or more FASIT elections will be made for that series and which securities of that series will be designated as regular interests, and which, if any, will be designated as ownership interests.

    QUALIFICATION AS A FASIT

    The trust underlying a series, or one or more designated pools of assets held in the trust, will qualify under the Code as a FASIT in which the FASIT regular securities and the FASIT ownership securities will constitute the "regular interests" and the "ownership interests," respectively, if

    - a FASIT election is in effect,

    - certain tests concerning the composition of the FASIT's assets and the nature of the "securityholders" interests in the FASIT are met on a continuing basis,

    - the trust is not a regulated investment company as defined in Section 851(a) of the Code, and

    - under proposed regulations, is not subject to net tax by a foreign country or a possession of the United States.

    ASSET COMPOSITION

    In order for a trust, or one or more designated pools of assets held by a trust, to be eligible for FASIT status, substantially all of the assets of the trust or the designated pool must consist of "permitted assets" as of the close of the third month beginning after the closing date and at all times thereafter (the "FASIT Qualification Test"). Permitted assets include:

    - cash or cash equivalents,

    - debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC, i.e., instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only type rate,

    - foreclosure property,

    - certain hedging instruments, generally, interest and currency rate swaps and enhancement contracts, that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests,

    - contract rights to acquire qualifying debt instruments or qualifying hedging instruments,

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    - FASIT regular interests, and

    - REMIC regular interests.

    Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to the holder.

    INTERESTS IN A FASIT

    In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following:

    - one or more classes of regular interests or

    - a single class of ownership interest that is held by a fully taxable domestic C corporation.

    In the case of series that include FASIT ownership securities, the ownership interest will be represented by the FASIT ownership securities.

    A FASIT interest generally qualifies as a regular interest if:

    - it is designated as a regular interest,

    - it has a stated maturity no greater than thirty years,

    - it entitles its holder to a specified principal amount,

    - the issue price of the interest does not exceed 125% of its stated principal amount,

    - the yield to maturity of the interest is less than the applicable Treasury rate published by the IRS plus 5%, and

    - if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests, i.e., certain qualified floating rates and weighted average rates. See "--Taxation of Debt Securities--Variable Rate Debt Securities."

    If a FASIT security fails to pay a specified principal amount, has an issue price that exceeds 125% of its stated principal amount, or has yield to maturity in excess of the AFR, but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a high-yield interest. In addition, if a FASIT security fails to pay a fixed rate or a permissible variable rate, but the interest payable on the security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the security, the security also will qualify as a high-yield interest. A high-yield interest may be held only by domestic C corporations that are fully subject to corporate income tax ("Eligible Corporations"), other FASITs, and dealers in securities who acquire high yield interests as inventory, rather than for investment. In addition, holders of high-yield interests may be limited in offsetting income derived from such interest. See "--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

    CONSEQUENCES OF DISQUALIFICATION

    If a series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Proposed Treasury Regulations provide that its FASIT status would be lost for that year and the Trust will not be able to elect FASIT status again without the Commissioner's approval. If FASIT status is lost, under proposed Treasury regulations the entity classification of the former FASIT (the "New Arrangement") is determined under general federal income tax principles. The holder of the ownership interest is treated as exchanging the New

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Arrangement's assets for an amount equal to their value and gain recognized is treated as gain from a prohibited transaction that is subject to the 100 percent tax, without exception. Loss, if any, is disallowed. In addition, the holder of the ownership interest must recognize cancellation of indebtedness income, on a regular interest by regular interest basis, in an amount equal to the adjusted issued price of each regular interest outstanding immediately before the cessation over its fair market value. If the holder of the ownership interest has a continuing economic interest in the New Arrangement, the characterization of this interest is determined under general federal income tax principles. Holder of regular interests are treated as exchanging their regular interest for interest in the New Arrangement, the classification of which is determined under general federal income tax principles. Gain is recognized to the extent the new interest either does not qualify as debt or differs either in kind or extent. The basis of the interest in the New Arrangement equals the basis in the regular interest increased by any gain recognized on the exchange.

TAX TREATMENT OF FASIT REGULAR SECURITIES

    GENERAL.

    Payments received by holders of FASIT regular securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC regular interests. As in the case of holders of REMIC Regular interests, holders of FASIT regular interests must report income from such interests under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT regular interests issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT regular interest generally will be treated as ordinary income to the securityholder and a principal payment on such security will be treated as a return of capital to the extent that the securityholder's basis is allocable to that payment. FASIT regular interests issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such securities in the same manner described for REMIC regular interests. See "--Taxation of Debt Securities," "--Market Discount," and "--Premium" above. High-yield securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. securityholders of high-yield securities may be limited in their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those securities.

    If a FASIT regular interest is sold or exchanged, the securityholder generally will recognize gain or loss upon the sale in the manner described in "--Taxation of Debt Securities; Sale or Exchange". In addition, if a FASIT regular interest becomes wholly or partially worthless as a result of default and delinquencies on the underlying assets, the holder of such security should be allowed to deduct the loss sustained or alternatively be able to report a lesser amount of income. However, the timing and character of such losses in income are uncertain. See "--Taxation of Debt Securities--Effects of Default and Delinquencies."

    FASIT regular securities held by a REIT will qualify as "real estate assets" within the meaning of section 856(c)(4) of the Code, and interest on such securities will be considered Qualifying REIT Interest to the same extent that REMIC securities would be so considered. FASIT regular securities held by a thrift institution taxed as a "domestic building and loan association" will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC securities would be so considered. See "--Taxation of Debt Securities." In addition, FASIT regular securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of
Section 582(c)(1) of the Code. FASIT securities will not qualify as "government securities" for either REIT or RIC qualification purposes.

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    TREATMENT OF HIGH-YIELD INTERESTS

    High-yield interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT security with losses. High-yield interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer, other than an Eligible Corporation, initially acquires a high-yield interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the high-yield interest multiplied by the highest corporate income tax rate. In addition, transfers of high-yield interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the high-yield interest.

    The holder of a high-yield interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the high-yield interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT regular interest that is held by a pass-through entity, other than another FASIT, that issues debt or equity securities backed by the FASIT regular interest and that have the same features as high-yield interests.

TAX TREATMENT OF FASIT OWNERSHIP SECURITIES

    A FASIT ownership security represents the residual equity interest in a FASIT. As such, the holder of a FASIT ownership security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT regular securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT ownership securities are subject to the same limitations on their ability to use losses to offset income from their FASIT security as are the holders of high-yield interests. See "--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests."

    Rules similar to the wash sale rules applicable to REMIC residual securities also will apply to FASIT ownership securities. Accordingly, losses on dispositions of a FASIT ownership security generally will be disallowed where, within six months before or after the disposition, the seller of the security acquires any other FASIT ownership security or, in the case of a FASIT holding mortgage assets, any interest in a taxable mortgage pool, that is economically comparable to a FASIT ownership security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT ownership security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities value under present law or the securities value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable federal rate, compounded semiannually.

    The holder of a FASIT ownership security will be subject to a tax equal to 100% of the net income derived by the FASIT from any prohibited transactions. Prohibited transactions include:

    - the receipt of income derived from assets that are not permitted assets,

    - certain dispositions of permitted assets,

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    - the receipt of any income derived from any loan originated by a FASIT, and

    - in certain cases, the receipt of income representing a servicing fee or other compensation.

    Proposed Treasury Regulations provide certain safe harbors for situations when a FASIT will not be considered to have originated a loan. Any series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

    ANTI-ABUSE RULE. Under proposed Treasury regulations, the Commissioner may make appropriate adjustments with regard to the FASIT and any arrangement or transaction involving the FASIT if a principal purpose of forming or using the FASIT is to achieve results inconsistent with the intent of the FASIT provisions and the FASIT regulations. This determination would be based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction.

    BACKUP WITHHOLDING, REPORTING AND TAX ADMINISTRATION

    Securityholders of FASIT securities will be subject to backup withholding to the same extent holders of REMIC securities would be subject. See
"--Miscellaneous Tax Aspects--Backup Withholding." For purposes of reporting and tax administration, holders of record of FASIT securities generally will be treated in the same manner as holders of REMIC securities.

FOREIGN SECURITYHOLDERS

    Foreign holders of FASIT securities will be subject to withholding to the same extent foreign holders of notes would be subject. See "-- Tax Consequences to Holders of the Notes -- Foreign Holders."

    Under proposed Treasury regulations, if a person that is not a United States person holds (either directly or through a vehicle which itself is not subject to U.S. federal income tax such as a partnership or a trust) a regular interest in a FASIT and a "conduit debtor" pays or accrues interest on a debt instrument held by such FASIT, any interest received or accrued by the non-United States person regular interest holder is treated as received or accrued from the conduit debtor. The proposed Treasury regulations state that a debtor is a conduit debtor if the debtor is a United States person or the United States branch of a non-United States person and the non-United States person regular interest holder is (1) a "10 percent shareholder" of the debtor, (2) a "controlled foreign corporation" and the debtor is a related person with respect to the controlled foreign corporation or (3) related to the debtor. As set forth above, the proposed Treasury regulations would not be effective until final regulations are filed with the federal register.

    DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, WE SUGGEST THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

    In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, we suggest that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

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                              ERISA CONSIDERATIONS

    The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ("Plans"), and on persons who are parties in interest or disqualified persons ("parties in interest") with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in
Section 503 of the Code.

    Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

    Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ("prohibited transactions") involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

    The United States Department of Labor ("DOL") has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an "equity interest" will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

    Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Loans and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the assets of the Trust Fund may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

    Under the regulation, a Plan will not be considered to have invested in an "equity interest" if the interest described is treated as indebtedness under applicable local law and has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be "equity interests" under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

    An exception applies if the class of equity interests in question is: (i) "widely held" (held by 100 or more investors who are independent of the Sponsor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ("Publicly Offered Securities"). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Sponsor or the Trust Fund are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government

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plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Trust Fund.

    If an investing Plan's assets are considered to include the underlying assets of the Trust Fund, an exemption may be available. Various underwriters and placement agents have been granted individual exemptions by the DOL from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in, and the operation of, asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of such exemptions (each such exemption is referred to hereafter as the "Exemption"). These securities may include the Certificates. The obligations that may be held in trust covered by the Exemption include obligations such as the Loans. The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

    Among the conditions which must be satisfied for the Exemption to apply are the following:

    (i) The acquisition of the Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

    (ii) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust;

   (iii) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Inc. ("D&P") or Fitch Investors Service, Inc. ("Fitch");

    (iv) The sum of all payments made to the underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

    (v) The Trustee is not an affiliate of any other member of the Restricted Group (as defined below); and

    (vi) The Plan investing in the Certificates is an "accredited investor" as defined in Rule 501(a)(1) ]of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

    The trust also must meet the following requirements:

    (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

    (ii) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

   (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

    Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that,

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among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Certificates, at least fifty (50) percent of each Class of Certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five
(5) percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in Certificates does not exceed twenty-five
(25) percent of all of the Certificates outstanding after the acquisition; and
(iv) no more than twenty-five (25) percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Sponsor, the underwriters of the Certificates, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the "Restricted Group").

    Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the regulation described above or the Exemption to the purchase and holding of the Securities and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. In this regard, purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case interpreting the fiduciary responsibility rules of ERISA, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (114 S. Ct. 517 (1993)). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for purposes of ERISA under certain circumstances. Prospective purchasers should determine whether the decision affects their ability to purchase the Securities.

                                LEGAL INVESTMENT

    Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute "mortgage-related securities" within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.

                              PLAN OF DISTRIBUTION

    The Securities offered hereby and by the related Prospectus Supplement will be offered in Series through one or more of the methods described below. The Prospectus Supplement prepared for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of such Series and the net proceeds to the Sponsor from such sale.

    The Sponsor intends that Securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Securities may be made through a combination of two or more of these methods. Such methods are as follows:

    1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

    2. By placements by the Sponsor with institutional investors through dealers;

    3.  By direct placements by the Sponsor with institutional investors; and

    4.  By competitive bid.

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
    If underwriters are used in a sale of any Securities (other than in connection with an underwriting on a best efforts basis), such Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Securities will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

    In connection with the sale of the Securities, underwriters may receive compensation from the Sponsor or from purchasers of the Securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Securities may be deemed to be underwriters in connection with such Securities, and any discounts or commissions received by them from the Sponsor and any profit on the resale of Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). The Prospectus Supplement will describe any such compensation paid by the Sponsor.

    It is anticipated that the underwriting agreement pertaining to the sale of any Series of Securities will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Securities if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the Sponsor will indemnify the several underwriters and the underwriters will indemnify the Sponsor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

    The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the Sponsor and purchasers of Securities of such Series.

    Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Securities. Holders of Securities should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

    Certain legal matters in connection with the Securities will be passed upon for the Sponsor by Dewey Ballantine, New York, New York.

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                               GLOSSARY OF TERMS

    The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a "Supplemental Glossary" in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

    "ADVANCE" means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Loan, and for any other purposes specified in the related Prospectus Supplement.

    "BANKRUPTCY CODE" means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

    "BUSINESS DAY" means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

    "CERTIFICATE" means the Asset-Backed Certificates.

    "CERTIFICATEHOLDER" means a Holder of a Certificate.

    "CLASS" means a Class of Securities of a Series.

    "CLOSING DATE" means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

    "CODE" means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the IRS promulgated thereunder.

    "COLLECTION ACCOUNT" means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Loans.

    "COMBINED LOAN-TO-VALUE RATIO" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

    "COMMISSION" means the Securities and Exchange Commission.

    "COMPOUND INTEREST SECURITY" means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the accrual termination date specified in the related Prospectus Supplement, and with respect to which no interest shall be payable until such accrual termination date, after which interest payments will be made on the Compound Value thereof.

    "COMPOUND VALUE" means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

    "CONDOMINIUM" means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

    "CONDOMINIUM BUILDING" means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

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    "CONDOMINIUM LOAN" means a Loan secured by a Mortgage on a Condominium Unit
(together with its appurtenant interest in the common elements).

    "CONDOMINIUM UNIT" means an individual housing unit in a Condominium
Building.

    "COOPERATIVE" means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

    "COOPERATIVE DWELLING" means an individual housing unit in a building owned by a Cooperative.

    "CREDIT ENHANCEMENT" means the credit enhancement for a Series, if any, specified in the related Prospectus Supplement.

    "CREDIT ENHANCER" means the provider of the Credit Enhancement for a Series specified in the related Prospectus Supplement.

    "CUT-OFF DATE" means the date designated as such in the related Prospectus Supplement for a Series.

    "DEBT SECURITIES" means Securities characterized as indebtedness for federal income tax purposes.

    "DEPOSIT AGREEMENT" means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

    "DISTRIBUTION ACCOUNT" means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Loans.

    "DISTRIBUTION DATE" means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

    "DUE DATE" means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Loan pursuant to the terms thereof.

    "ELIGIBLE INVESTMENTS" means any one or more of the obligations or securities described as such in the related Agreement.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

    "ESCROW ACCOUNT" means an account, established and maintained by the Servicer for a Loan, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

    "FHLMC" means the Federal Home Loan Mortgage Corporation.

    "FINAL SCHEDULED DISTRIBUTION DATE" means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

    "FNMA" means the Federal National Mortgage Association.

    "HOLDER" means the person or entity in whose name a Security is registered.

    "HOME IMPROVEMENTS" means the home improvements financed by a Home Improvement Contract.

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    "HOME IMPROVEMENT CONTRACT" means any home improvement installment sales contracts and installment loan agreements which may be secured by purchase money security interests in the Home Improvements financed thereby.

    "HUD" means the United States Department of Housing and Urban Development.

    "INDEX" means the index applicable to any adjustments in the Loan Rates of any adjustable-rate Loans.

    "INSURANCE POLICIES" means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Loans.

    "INSURANCE PROCEEDS" means amounts paid by the insurer under any of the Insurance Policies covering any Loan or Property.

    "INTEREST ONLY SECURITIES" means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

    "IRS" means the Internal Revenue Service.

    "LIFETIME RATE CAP" means the lifetime limit, if any, on the Loan Rate during the life of each adjustable-rate Loan.

    "LIQUIDATION PROCEEDS" means amounts received by the Servicer in connection with the liquidation of a Loan, net of liquidation expenses.

    "LOAN RATE" means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Loan.

    "LOANS" means Mortgage Loans and/or Home Improvement Contracts, collectively.

    "LOAN-TO-VALUE RATIO" means, with respect to a Loan, the ratio determined as set forth in the related Prospectus Supplement.

    "MINIMUM PRINCIPAL PAYMENT AGREEMENT" means a minimum principal payment agreement with an entity meeting the criteria of each Rating Agency.

    "MORTGAGE" means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

    "MORTGAGE LOAN" means a mortgage loan included in a Trust Fund, including a mortgage loan secured by a senior lien or junior lien on the related Mortgaged Property and a closed-end home equity loan secured by a Mortgaged Property.

    "MORTGAGE NOTE" means the note or other evidence of indebtedness of a Mortgagor under the Loan.

    "MORTGAGED PROPERTY" means the real property securing a Mortgage Loan.

    "MORTGAGOR" means the obligor on a Mortgage Note.

    "NOTEHOLDER" means the Holder of a Note.

    "NOTES" means the Asset-Backed Notes.

    "NOTIONAL AMOUNT" means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

    "PAC" ("Planned Amortization Class Securities") means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

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
    "PARTICIPATING SECURITIES" means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

    "POOLING AND SERVICING AGREEMENT" means collectively, any and all agreements relating to the establishment of the related Trust Fund, the servicing of the related Loans and the issuance of the related Securities.

    "PRINCIPAL ONLY SECURITIES" means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

    "PROPERTY" means either a Home Improvement or a Mortgaged Property securing a Loan, as the context requires.

    "RATING AGENCY" means a nationally recognized statistical rating organization which was requested by the Sponsor to rate the Securities upon the original issuance thereof.

    "REMIC" means a real estate mortgage investment conduit.

    "REMIC ADMINISTRATOR" means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

    "REO PROPERTY" means real property which secured a defaulted Loan, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

    "RESERVE FUND" means, with respect to a Series, any Reserve Fund established pursuant to the related Pooling and Servicing Agreement.

    "RETAINED INTEREST" means, with respect to a Loan, the amount or percentaged specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

    "SCHEDULED PAYMENT" means the scheduled payment of principal and interest required to be made by the Mortgagor on a Loan.

    "SECURITIES" means the Notes or the Certificates.

    "SELLER" means a seller of Loans to the Sponsor identified in the related Prospectus Supplement for a Series.

    "SENIOR SECURITIES" means a Class of Securities as to which the Holders' rights to receive distributions of principal and interest are senior to the rights of Holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

    "SERIES" means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

    "SERVICER" means Accredited Home Lenders, Inc.

    "SERVICING FEE" means the periodic fee payable to the Servicer as compensation for servicing Loans.

    "SINGLE FAMILY PROPERTY" means property securing a Loan consisting of one-to four-family attached or detached residential housing, including Cooperative Dwellings.

    "SPONSOR" means Accredited Home Lenders, Inc.

    "SUBORDINATED SECURITIES" means a Class of Securities as to which the rights of Holders to receive distributions of principal, interest or both is subordinated to the rights of Holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

    "TREASURY" or "TREASURY DEPARTMENT" means the United States Department of the Treasury.

    "TRUSTEE" means the trustee under the applicable Pooling and Servicing Agreement and its successors.

    "TRUST FUND" means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee or, with respect to a Series of Notes, pledged to the Trustee as a security for such Notes, including, without limitation, the Loans (except any Retained Interests), all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Loans (net of Servicing Fees), and reinvestment earnings on such net distributions and any Credit Enhancement and all other property and interests held by or pledged to the Trustee pursuant to the related Pooling and Servicing Agreement for such Series.

    "UCC" means the Uniform Commercial Code.

    "VARIABLE INTEREST SECURITY" means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

    "ZERO COUPON SECURITY" means a Security entitled to receive payments of principal only.

                                  $173,476,000

                     ACCREDITED MORTGAGE LOAN TRUST 2000-1
                                     ISSUER

                         ACCREDITED HOME LENDERS, INC.
                                    SPONSOR

                         ACCREDITED HOME LENDERS, INC.
                                MASTER SERVICER

                               ASSET-BACKED NOTES
                                 SERIES 2000-1

                        -------------------------------

                             PROSPECTUS SUPPLEMENT
                               FEBRUARY 24, 2000

                   -----------------------------------------

                                LEHMAN BROTHERS